     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 1998


                                                 REGISTRATION NOS. 333-49271 AND
                                                                    333-49271-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    PHILADELPHIA CONSOLIDATED HOLDING CORP.
                                PCHC FINANCING I
          (EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     PENNSYLVANIA                      23-2202671 - PHILADELPHIA CONSOLIDATED HOLDING CORP.
                       DELAWARE                                TO BE APPLIED FOR - PCHC FINANCING I
    (STATE OR OTHER JURISDICTION OF INCORPORATION            (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                 OF EACH REGISTRANT)

                           ONE BALA PLAZA, SUITE 100
                             BALA CYNWYD, PA 19004
                                 (610) 617-7900
                              FAX: (610) 617-7600
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF EACH
                OF THE REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                        MR. JAMES J. MAGUIRE, PRESIDENT
                                       OR
                         MR. CRAIG P. KELLER, SECRETARY
                           ONE BALA PLAZA, SUITE 100
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 617-7900
                              FAX: (610) 617-7600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             JASON M. SHARGEL, ESQUIRE                            JOHN W. OSBORN, ESQUIRE
      WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP            SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
          TWELFTH FLOOR, PACKARD BUILDING                            919 THIRD AVENUE
               111 SOUTH 15TH STREET                                NEW YORK, NY 10022
       PHILADELPHIA, PENNSYLVANIA 19102-2678                          (212) 735-3000
                  (215) 977-2216                                    FAX: (212) 735-2000
                FAX: (215) 977-2334

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this registration statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED APRIL 24, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL   , 1998)

                          9,000,000 FELINE PRIDES(SM)
            (CONSISTING OF INCOME PRIDES(SM) AND GROWTH PRIDES(SM))

                           PHILADELPHIA CONSOLIDATED
                                 HOLDING CORP.                [BELL LOGO]
                                              [PHILADELPHIA INSURANCE COMPANIES]
                     ,000,000 TRUST PREFERRED SECURITIES(SM)
                                PCHC FINANCING I
              % TRUST ORIGINATED PREFERRED SECURITIES(SM)("TOPRS"(SM))
             (LIQUIDATION AMOUNT $10 PER TRUST PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED TO
                         THE EXTENT SET FORTH HEREIN BY
                    PHILADELPHIA CONSOLIDATED HOLDING CORP.
                            ------------------------

    The securities offered hereby are 9,000,000 FELINE PRIDES(SM) ("FELINE PRIDES") of Philadelphia Consolidated Holding Corp., a Pennsylvania corporation
("Philadelphia Consolidated" or the "Company"), and at least 1,000,000     %
Trust Originated Preferred Securities (the "Trust Preferred Securities" and, together with the FELINE PRIDES, the "Securities") of PCHC Financing I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), having a stated liquidation amount per Trust Preferred Security equal to $10. Initially, up to 8,000,000 Trust Preferred Securities will be issued
                                                        (continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE S-26 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES.


    Prior to the offering made hereby there has been no public market for the Securities. Application will be made to have the Income PRIDES and the Growth PRIDES listed on the Nasdaq National Market (the "NNM") of The Nasdaq Stock Market Inc., subject to official notice of issuance. If the Trust Preferred Securities are separately traded to a sufficient extent that the applicable market listing requirements are met, the Company will endeavor to cause such securities to be listed on the market on which the Income PRIDES and the Growth PRIDES are then listed including, if applicable, the NNM. On April 23, 1998, the last reported sale price of the Common Stock on the NNM was $21 11/16 per share.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               PRICE TO PUBLIC(1)
                              --------------------
                              $            per Income PRIDES
                              $            per Growth PRIDES
                              $            per Trust Preferred Security

=====================================================================================================================
                                                                  UNDERWRITING                   PROCEEDS TO
                                                                 COMMISSION(2)                    COMPANY(3)
---------------------------------------------------------------------------------------------------------------------
Total(4)................................................  $                              $
=====================================================================================================================

(1) Plus, as applicable, accrued distributions, interest and Contract Adjustment
    Payments, if any, from April   , 1998. The purchase price of each Income
    PRIDES and Growth PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security, in the case of Income PRIDES, and interest in a Treasury Security, in the case of Growth PRIDES, as applicable, in proportion to their respective fair market values at the time of purchase. See "Certain Federal Income Tax Consequences -- FELINE PRIDES -- Allocation of Purchase Price."

(2) Philadelphia Consolidated and the Trust have agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Before deducting expenses payable by Philadelphia Consolidated estimated at
    $        ; such amount does not include $        used to purchase the
    Treasury Securities component of the 1,000,000 Growth PRIDES.

(4) Philadelphia Consolidated and the Trust have granted to the Underwriter
    30-day options to purchase up to an additional         Income PRIDES,
            Growth PRIDES and         Trust Preferred Securities, to cover
    over-allotments, if any; provided, however, that the Underwriter must purchase at least as many Trust Preferred Securities as Growth PRIDES. If such options are exercised in full, the total Underwriting Commission and
    Proceeds to Philadelphia Consolidated will be $        and $        (such
    amount does not include $        used to purchase the Treasury Securities
    component of the Growth PRIDES), respectively. See "Underwriting."
                            ------------------------

    The Securities are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by it, and subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York, New York on or about April
  , 1998.
                            ------------------------

                              MERRILL LYNCH & CO.
                            ------------------------
           The date of this Prospectus Supplement is April   , 1998.

---------------
(SM) Service Mark of Merrill Lynch & Co., Inc.

(cover continued from previous page)

and held as a component of the FELINE PRIDES. The FELINE PRIDES offered hereby will initially consist of (A) up to 8,000,000 units (referred to as "Income PRIDES(SM)") with a Stated Amount, per Income PRIDES, of $10 (the "Stated Amount") and (B) at least 1,000,000 units (referred to as "Growth PRIDES(SM)") with a face amount, per Growth PRIDES, equal to the Stated Amount; to the extent the number of Growth PRIDES offered hereby is increased, the number of separate Trust Preferred Securities offered hereby will be increased by at least that number. Each Income PRIDES will initially consist of a unit comprised of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will
purchase from Philadelphia Consolidated not later than           , 2001 (the
"Purchase Contract Settlement Date"), for $10, a number of newly issued shares of common stock, no par value per share (the "Common Stock"), of Philadelphia Consolidated equal to the Settlement Rate described herein, and (ii) Philadelphia Consolidated will pay the holder unsecured contract adjustment
payments ("Contract Adjustment Payments"), if any, at the rate of      % of the
Stated Amount per annum and (b) either beneficial ownership of a Trust Preferred Security or, upon the occurrence of a Tax Event Redemption (as defined herein) prior to the Purchase Contract Settlement Date, the Applicable Ownership Interest (as defined herein). Each Growth PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from Philadelphia Consolidated on the Purchase Contract Settlement Date, for $10, a number of newly issued shares of Common Stock of Philadelphia Consolidated, equal to the Settlement Rate, and (ii) Philadelphia Consolidated
will pay the holder Contract Adjustment Payments, if any, at the rate of      %
of the Stated Amount per annum, and (b) a 1/100 undivided beneficial ownership
interest in a      % zero-coupon U.S. Treasury Security (CUSIP No.      ) having
a principal amount equal to $1,000 and maturing on           , 2001 (the
"Treasury Securities"). Philadelphia Consolidated will, directly or indirectly, own all the common securities (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") representing undivided beneficial ownership interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of Debentures of Philadelphia Consolidated, due
          , 2003 and initially bearing interest at      % per annum (the
"Debentures"). As long as the FELINE PRIDES are in the form of Income PRIDES or Growth PRIDES, the related Trust Preferred Securities or Treasury Securities or the Treasury Portfolio (as defined herein), as applicable, will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

     The number of shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement Rate") will be calculated as follows: (a) if the Applicable Market Value (as
defined herein) is equal to or greater than $     (the "Threshold Appreciation
Price," which is approximately      % above the last reported sale price of the
Common Stock set forth on the cover page of the final Prospectus Supplement (the
"Reference Price")), the Settlement Rate will be      ; (b) if the Applicable
Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; and (c) if the Applicable Market Value is less
than or equal to the Reference Price, the Settlement Rate will be      .

     Aggregate payments of      % of the Stated Amount per annum will be made or
accrue on each Income PRIDES quarterly in arrears on February 16, May 16, August
16 and November 16 of each year, commencing           , 1998, until the Purchase
Contract Settlement Date. These payments will consist of cumulative cash distributions on the related Trust Preferred Securities or Treasury Portfolio,
as applicable, payable at the rate of      % of the stated liquidation amount
per annum, and Contract Adjustment Payments, if any, payable by Philadelphia
Consolidated at the rate of      % of the stated liquidation amount per annum,
subject in the case of Trust Preferred Securities and Contract Adjustment Payments, if any, to Philadelphia Consolidated's right to defer payment of such amounts. Contract Adjustment Payments, if any, payable by Philadelphia
Consolidated at the rate of      % of the Stated Amount per annum, will be made
or accrue on each Growth PRIDES quarterly in arrears on February 16, May 16,
August 16 and November 16 of each year, commencing           , 1998, until the
Purchase Contract Settlement Date, subject to Philadelphia Consolidated's right to defer such payments. In addition, original issue discount ("OID") will accrue on the related Treasury

Security. Subject to Philadelphia Consolidated's right to defer such payments, holders of each Trust Preferred Security will receive cumulative cash distributions, payable quarterly in arrears, on February 16, May 16, August 16
and November 16 of each year, commencing           , 1998 at the rate of      %
of the stated liquidation amount per annum. Such quarterly distributions on the Trust Preferred Securities will constitute a portion of the quarterly distribution on the related Income PRIDES. The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from Philadelphia Consolidated on the Debentures. Philadelphia Consolidated will have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures. As a consequence of such deferral, quarterly distributions on the Trust Preferred Securities and the Income PRIDES (to the extent that all or a portion of the quarterly distribution on the Income PRIDES is comprised of the quarterly distributions on the Trust Preferred Securities) would be deferred,
but would continue to accrue with interest, at the rate of      % of the Stated
Amount per annum, compounded quarterly. Philadelphia Consolidated will have the right at any time, and from time to time, limited to a period not extending beyond the Purchase Contract Settlement Date, to defer Contract Adjustment Payments, if any. As a consequence of such deferral, such portion of the cumulative quarterly distributions on the Income PRIDES that is comprised of the Contract Adjustment Payments, if any, and the quarterly cash distributions on the Growth PRIDES would be deferred; however, such deferred Contract Adjustment
Payments, if any, would continue to accrue at the rate of      % per annum,
compounded quarterly at the higher of (i) the rate that would accrue on Income PRIDES for such payments and (ii) the rate that would accrue on Growth PRIDES for such payments.

     The distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day (as defined herein) immediately preceding the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") to be determined by the reset agent (the "Reset Agent") equal to the sum of (x) a spread amount (the "Reset Spread") and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined herein).

     The payment of distributions and certain redemptions out of monies held by the Trust and payments on liquidation of the Trust will be guaranteed by Philadelphia Consolidated (the "Guarantee") to the extent described herein and under "Description of the Guarantee."

     Philadelphia Consolidated's obligations in respect of the Debentures will be senior unsecured obligations of Philadelphia Consolidated. Philadelphia Consolidated's obligations in respect of the Guarantee and the Contract Adjustment Payments, if any, will be subordinated and junior in right of payment only to Philadelphia Consolidated's obligations under the Senior Indebtedness (as defined herein). "Senior Indebtedness" means indebtedness of any kind of Philadelphia Consolidated unless the instrument under which such indebtedness is incurred expressly provides that it is in parity or subordinate in right of payment to the Contract Adjustment Payments, if any, and the Guarantee.

     If the holder of an Income PRIDES has not notified the Purchase Contract Agent (as defined herein), in the manner described herein, of its intention to settle the related Purchase Contract with separate cash, the Remarketing Agent (as defined herein), pursuant to the terms of the Remarketing Agreement (as defined herein), will use its reasonable efforts to remarket the related Trust Preferred Security (bearing the Reset Rate) on the third Business Day immediately preceding the Purchase Contract Settlement Date for settlement on the Purchase Contract Settlement Date at a price of approximately 100.5% of such Trust Preferred Security's stated liquidation amount plus accrued and unpaid distributions (including deferred distributions, if any) thereon. The proceeds from such remarketing, in an amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contract. In addition, after deducting as a remarketing fee (the "Remarketing Fee") an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities from any amount received in connection with such remarketing in excess of the aggregate stated liquidation amount of such Trust Preferred Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, to the Purchase Contract Agent for the benefit of such holder. If, despite using its reasonable efforts, the Remarketing Agent fails to remarket the Trust Preferred Securities (other than to Philadelphia Consolidated) at a price not less than 100% of their aggregate stated liquidation amount plus accrued and unpaid distributions (including deferred distributions, if any), the remarketing will be deemed to have failed (a "Failed Remarketing") and Philadelphia Consolidated will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided that, if Philadelphia Consolidated exercises such rights as a secured party with respect to such Trust Preferred Securities, any accrued and unpaid distributions (including any deferred distributions, if any) on such Trust Preferred Securities will be paid in cash by Philadelphia Consolidated to the holder of record of such Trust Preferred Securities. Holders of Trust Preferred Securities that are not components of Income PRIDES may elect, in the manner described below, to have their Trust Preferred Securities remarketed by the Remarketing Agent.

     On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder (including an Underwriter) of an Income PRIDES may substitute for the related Trust Preferred Securities held by the
Collateral Agent zero-coupon U.S. Treasury Securities (CUSIP No.      ), which
are principal strips of the      % U.S. Treasury Securities that mature on the
Business Day immediately preceding the Purchase Contract Settlement Date (the "Treasury Securities"), thereby creating Growth PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. In the event that Contract Adjustment Payments, if any, are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments, if any, that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments, if any, that have accrued over the same time period on the related Income PRIDES.

     On or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, each holder (including an Underwriter) of a Growth PRIDES may substitute for the related Treasury Securities held by the Collateral Agent Trust Preferred Securities, thereby creating Income PRIDES. Such Trust Preferred Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Upon the substitution of Trust Preferred Securities for the related Treasury Securities as collateral, such Treasury Securities will be released to the Growth PRIDES holder as described herein.

     If a Failed Remarketing has occurred, each holder of Trust Securities (or, following the distribution of the Debentures upon a dissolution of the Trust as described herein, the holders of such Debentures) holding such Trust Securities (or Debentures, as the case may be) following the Purchase Contract Settlement Date will have the right, in the case of the Trust Securities, to require the Trust to distribute their pro rata share of the Debentures to The First National Bank of Chicago (the "Exchange Agent") and the Exchange Agent will put such Debentures to Philadelphia Consolidated on behalf of such holders (or in the case of the persons who hold the Debentures directly, such persons will have the right to put their Debentures directly to Philadelphia Consolidated) on
          , 2001, upon at least three Business Days' prior notice, at a price equal to the principal amount thereof, plus accrued and unpaid interest (including deferred interest), if any, thereon.

     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, (iii) has had the Trust Preferred Securities related to such holder's Purchase Contract remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "Description of the Purchase Contracts -- Termination" has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) Philadelphia Consolidated will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied, pursuant to the exercise of such rights by Philadelphia Consolidated to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.

     In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles (in the case of Income PRIDES) such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, will be released to the holder as described herein.

     Philadelphia Consolidated will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors, cause the Debentures to be distributed to the holders of the Trust Securities.

     The Debentures (and, thus, the Trust Securities) are redeemable at the option of Philadelphia Consolidated, in whole but not in part, upon the occurrence and continuation of a Tax Event (as defined herein) under the circumstances described herein (a "Tax Event Redemption"). If Philadelphia Consolidated so redeems all of the Debentures, the Trust must redeem all of the Trust Securities at a redemption price (the "Redemption Price") per Trust Security equal to the Redemption Amount (as defined herein) plus accrued and unpaid distributions including deferred distributions, if any, thereon to the date fixed for redemptions and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interests in the Trust or in the Debentures will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase, on behalf of the holders of Income PRIDES, the Treasury Portfolio and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holder of such Income PRIDES. See "Description of the Debentures -- Tax Event Redemption." Such Treasury Portfolio will be substituted for the Trust Preferred Securities and will be pledged to the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES AND THE COMMON STOCK OF PHILADELPHIA CONSOLIDATED. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements (including the notes thereto) of the Company appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement or in the documents incorporated herein or in the accompanying Prospectus by reference. All financial information in this Prospectus Supplement is presented in conformity with generally accepted accounting principles ("GAAP") unless otherwise specified. A listing of the pages on which certain definitions of capitalized terms used in this Prospectus Supplement Summary and elsewhere in this Prospectus Supplement are defined is set forth in the "Index of Terms for Prospectus Supplement" herein. Except as otherwise noted, all information in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment option. Unless the context otherwise requires, (i) "Philadelphia Consolidated" or the "Company" refers to Philadelphia Consolidated Holding Corp. and its subsidiaries, (ii) the "Insurance Subsidiaries" refers to Philadelphia Indemnity Insurance Company ("PIIC") and Philadelphia Insurance Company ("PIC"), collectively, and (iii) "MIA" refers to Maguire Insurance Agency, Inc., an underwriting manager.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This Prospectus Supplement and the accompanying Prospectus, and certain information filed or to be filed with the Securities and Exchange Commission (the "Commission") and incorporated by reference in the accompanying Prospectus, contain or will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's actual results could differ materially from those set forth in the forward-looking statements. See "Risk Factors" in this Prospectus Supplement for a discussion of certain factors that might cause such a difference.

                                  THE COMPANY

     The Company designs, underwrites, and markets (i) specialized property and casualty insurance products for select markets, primarily targeting the auto rental and leasing industries, non-profit organizations, assisted living and nursing home facilities, homeowners associations, the health, fitness and wellness industry and private schools and (ii) select classes of professional liability products.

     The Company seeks to achieve underwriting profits through conservative underwriting and pricing discipline and differentiates itself through the development of value-added coverage and service enhancements. The Company's strategy consists of (i) a "mixed" marketing approach wherein its direct sales production underwriting organization also markets through "preferred agents" and a network of independent insurance brokers, (ii) value-added coverage enhancements which strengthen its niche position and (iii) delivery of quality service to policyholders.

     The Insurance Subsidiaries are rated "A+" (Superior) by A.M. Best Company and have also been assigned an "A" claims-paying ability rating by Standard & Poor's. Over the five years ended December 31, 1997, the Company has achieved
(i) an 87.7% average statutory combined ratio versus an industry average (as reported by A.M. Best Company) of 105.7%; (ii) a 33.7% compound annual growth rate in gross written premiums, from $37.2 million at December 31, 1992 to $159.1 million at December 31, 1997; (iii) a 75.7% compound annual growth rate in net operating income; and (iv) an average return on average adjusted equity of 16.6%. For the year ended December 31, 1997, the Company achieved an average policy renewal rate of approximately 85%. For the three month period ended March 31, 1998, gross written premiums and net operating income were $40.3 million and $4.5 million, respectively, as compared to $34.6 million and $3.6 million, respectively, for the three month period ended March 31, 1997. As of March 31, 1998, the Company had total assets of $311.1 million and shareholders' equity of $119.7 million.

     The Company's principal products include (i) primary liability automobile policies for rental car companies and their customers, as well as excess liability and primary physical damage policies protecting the rental car company only, (ii) excess bodily injury and property damage liability policies for rental car customers, (iii) a full range of liability and physical damage policies for automobile leasing companies and their customers, (iv) package policies and directors' and officers liability ("D&O") policies for non-profit organizations, (v) specialty professional liability policies for independent insurance agents, (vi) a miscellaneous professional liability program offered to an array of professional groups and (vii) a proprietary package of professional liability coverages for public and private companies.

     The following table sets forth, for the years ended December 31, 1997 and 1996, the gross written premiums for the Company's insurance product lines and the relative percentages that such premiums represented.

                                                               GROSS WRITTEN PREMIUMS
                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                  ------------------------------------------------
                                                           1997                      1996
                                                  ----------------------    ----------------------
                                                  DOLLARS     PERCENTAGE    DOLLARS     PERCENTAGE
                                                  --------    ----------    --------    ----------
                                                               (DOLLARS IN THOUSANDS)
Commercial Automobile...........................  $ 18,415       11.6%      $ 18,506       13.5%
Excess Liability................................    59,296       37.3         56,411       41.2
Commercial Package..............................    60,012       37.7         43,707       32.0
Specialty Lines.................................    20,748       13.0         16,558       12.1
Involuntary.....................................       620         .4          1,673        1.2
                                                  --------      -----       --------      -----
Total...........................................  $159,091      100.0%      $136,855      100.0%
                                                  ========      =====       ========      =====

     The Company distributes its products (i) directly through its production underwriting organization, (ii) through its "preferred agent" program and (iii) through a network of independent brokers. At year-end 1997, the production underwriting organization consisted of 100 employees located in 38 proprietary field offices in major markets across the U.S. The production underwriting organization includes telemarketing staffs at the Company's regional offices and its home office.

     The Company has formed strong business relationships with "preferred agents," brokers selected by the Company on the basis of their specialization in certain of the Company's business niches. At year-end 1997, the Company had 35 preferred agent relationships. In addition, the Company has relationships with approximately 4,000 brokers either as a result of customers' existing relationships with such brokers or through brokers actively seeking the Company's expertise in one of its specialty products. Approximately 47% of total 1997 gross premium was produced directly by the production underwriting organization. The remaining 53% was produced indirectly through the Company's 35 preferred agents (11%) and its independent broker relationships (42%). The Company supplements its marketing efforts through trade shows, direct mailings, and advertisements placed in select national trade magazines.

     The Company continually seeks out and evaluates new product opportunities, consistent with its focus on select market niches. Using market intelligence gathered by its production underwriting organization and home office staff, the Company believes it is positioned to create products which are responsive to customer needs. In the product development process, the Company incorporates features which differentiate its policies and services from those of its competitors on non-price terms. The Company thoroughly trains its production underwriting organization to promote these distinctive features.

     The Company seeks acquisition opportunities, which may include books of business, to complement its niche markets or parallel its conservative underwriting and pricing discipline. The Company has had discussions relating to possible acquisitions with a number of parties, but has not reached agreement with respect to the terms of any such acquisition and, accordingly, there is no assurance that any such transaction will be completed.

     PIIC is a Pennsylvania-domiciled property and casualty insurance company. PIIC is licensed as a property and casualty insurer in 48 states. PIC, also domiciled in Pennsylvania, writes surplus lines property and casualty policies in 37 states. MIA acts as underwriting manager for the Insurance Subsidiaries, providing marketing, underwriting, claims management, investment and general administration services.

     The Company is listed on the NNM under the symbol "PHLY."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     The following summary consolidated financial data have been derived from the consolidated financial statements of Philadelphia Consolidated and should be read in conjunction with the consolidated financial statements of Philadelphia Consolidated and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus Supplement.

                                                AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                           ----------------------------------------------------
                                             1997       1996       1995       1994       1993
                                           --------   --------   --------   --------   --------
OPERATIONS STATEMENT DATA:
Gross Written Premiums...................  $159,091   $136,855   $104,180   $ 89,099   $ 57,085
Net Written Premiums.....................  $111,797   $ 83,994   $ 62,072   $ 55,398   $ 40,645

Net Earned Premiums......................  $100,555   $ 72,050   $ 58,188   $ 52,085   $ 37,484
Net Investment Income....................     9,703      7,910      6,506      4,902      3,269
Net Realized Investment Gain (Loss)......       (16)       260        181     (1,697)     1,327
Other Income.............................       228        282        309        314      1,169
                                           --------   --------   --------   --------   --------
          Total Revenue..................  $110,470   $ 80,502   $ 65,184   $ 55,604   $ 43,249
                                           ========   ========   ========   ========   ========
Net Income...............................  $ 16,870   $ 13,374   $  9,830   $  5,973   $  4,232
                                           ========   ========   ========   ========   ========
PER SHARE DATA:
Basic Earnings Per Share(1)(2)...........     $1.38      $1.13      $0.85      $0.51      $0.60
Diluted Earnings Per Share(1)(2).........     $1.13      $0.94      $0.72      $0.45      $0.48

OTHER DATA:
Combined Ratio (GAAP basis)(3)...........      85.9%      86.5%      86.5%      89.4%      91.1%
Return on Shareholders' Equity(4)........      19.5%      18.8%      16.8%      14.3%      13.4%

BALANCE SHEET DATA:
Total Investments........................  $217,666   $168,578   $134,406   $ 89,256   $ 73,628
Total Assets.............................   288,126    225,938    174,148    140,718    116,135
Total Shareholders' Equity...............   111,284     85,642     68,316     52,600     49,018

SELECTED STATUTORY DATA FOR INSURANCE
  SUBSIDIARIES:
Policyholders' Surplus...................  $105,985   $ 81,906   $ 67,500   $ 56,027   $ 51,197
Combined Ratio...........................      84.4%      86.8%      86.7%      89.4%      91.0%

---------------
(1) 1996, 1995, 1994 and 1993 restated to reflect a two for one split of Philadelphia Consolidated's common stock distributed in November 1997.

(2) 1996, 1995, 1994, 1993 earnings per share amounts restated in accordance with the provisions of SFAS No. 128 adopted as of December 31, 1997.

(3) The sum of the net loss and loss adjustment expenses and acquisition costs and other underwriting expenses divided by net earned premiums.

(4) Based on net operating income (net income less after tax net realized investment gain or losses) for the twelve month period divided by average shareholders' equity for the twelve month period (excluding any unrealized investment gains or losses and goodwill).

                                   THE TRUST

     PCHC Financing I is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of April 2, 1998, executed by Philadelphia Consolidated, as sponsor (the "Sponsor"), and certain of the trustees of the Trust (the "Philadelphia Consolidated Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 2, 1998. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Debentures and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. See "The Trust."

                                  THE OFFERING

Securities Offered.........  9,000,000 FELINE PRIDES, consisting of up to
                             8,000,000 Income PRIDES and at least 1,000,000 Growth PRIDES and 1,000,000 separate Trust Preferred Securities. Up to 8,000,000 Trust Preferred Securities will be initially issued and held as a component of the Income PRIDES. To the extent that the number of Growth PRIDES offered hereby is increased, the number of separate Trust Preferred Securities offered hereby will be increased by at least that number.

Issuers....................  Philadelphia Consolidated Holding Corp. and PCHC
                             Financing I.

Stated Amount..............  $10 per FELINE PRIDES.

Listing of the Income
PRIDES, Growth PRIDES and
  Trust Preferred
  Securities...............  Application will be made to have the Income PRIDES and the Growth PRIDES listed on the NNM, subject to official notice of issuance. If the Trust Preferred Securities are separately traded to a sufficient extent that the applicable market listing requirements are met, the Company will endeavor to cause such securities to be listed on the market on which the Income PRIDES and the Growth PRIDES are then listed including, if applicable, the NNM. See "Underwriting."

NNM Symbol of Common
Stock......................  "PHLY"

Use of Proceeds............  All or substantially all of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof and the remainder, if any, will be paid to the Company. All of the proceeds from the sale of the Trust Preferred Securities that are not components of Income PRIDES and from the sale of the Common Securities and all or substantially all of the proceeds from the sale of the Income PRIDES will be invested by the Trust in Debentures of Philadelphia Consolidated, and the remainder of the proceeds from the sale of the Income PRIDES, if any, will be paid to the Company. Philadelphia Consolidated currently anticipates using all of the net proceeds from the sale of the Debentures, the Income PRIDES and the Growth PRIDES, estimated to be approximately $ million, for general corporate purposes, which may include acquisitions (including, without limitation, acquisitions of programs or books of business), capital expenditures, capital contributions to its subsidiaries and the repurchase by Philadelphia Consolidated of its Common Stock.

Components of FELINE
  PRIDES...................  The 9,000,000 FELINE PRIDES offered hereby will initially consist of (A) up to 8,000,000 units referred to as Income PRIDES and (B) at least 1,000,000 units referred to as Growth PRIDES; to the extent that the number of Growth PRIDES offered hereby is increased, the number of separate Trust Preferred Securities offered hereby will be increased by at least that number. Each Income PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from Philadelphia Consolidated on the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock of Philadelphia Consolidated equal to the Settlement Rate, and (ii) Philadelphia Consolidated will pay Contract Adjustment Payments, if any, at the rate
                             of      % of the Stated Amount per annum to the
                             holder, subject to the right of Philadelphia
                             Consolidated to defer such payments, and (b) either
                             beneficial ownership of a      % Trust Originated
                             Preferred Security, having a stated liquidation amount equal to $10, representing an undivided beneficial ownership interest in the assets of the Trust or, upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio. The purchase price of each Income PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security in proportion to their respective fair market values at the time of purchase. See "Certain Federal Income Tax Consequences -- FELINE PRIDES -- Allocation of Purchase Price."

                             Philadelphia Consolidated may at any time dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, to cause the Debentures to be distributed to the holders of the Trust Preferred Securities. References herein to Trust Preferred Securities, unless the context otherwise requires, mean (i) the Trust Preferred Securities or (ii) the Debentures which have been delivered to the holders of the Trust Preferred Securities upon dissolution of the Trust. In addition, as described below, upon the occurrence of a Tax Event (as defined herein) prior to the Purchase Contract Settlement Date, Philadelphia Consolidated may at its option cause the Debentures (and, thus, the Trust Preferred Securities) to be redeemed at the Redemption Price and the Treasury Portfolio will be substituted for the redeemed Trust Preferred Securities in the manner described herein to secure the Income PRIDES holders' obligations under their related Purchase Contracts. The distribution rate and the payment dates for the Trust Preferred Securities will be the same as the interest rate and the payment dates for the Debentures, which will be the sole assets of the Trust. As long as a FELINE PRIDES is in the form of an Income PRIDES or Growth PRIDES, the related Trust Preferred Securities, Treasury Securities or the Treasury Portfolio, as applicable, will be pledged pursuant to a pledge agreement, to be dated
                             as of April   , 1998 (the "Pledge Agreement"),
                             between Philadelphia Consolidated, The Chase
                             Manhattan Bank, as collateral agent for
                             Philadelphia Consolidated (together with any successor thereto in such capacity, the "Collateral Agent"), and the Purchase Contract Agent (as defined herein) to secure the holder's obligation to purchase Common Stock under the related Purchase Contract.

                             Each Growth PRIDES will initially consist of a unit with a face amount of $10 comprised of (a) a Purchase Contract under which (i) the holder will purchase from Philadelphia Consolidated on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of newly issued shares of Common Stock of Philadelphia Consolidated, equal to the Settlement Rate, and
                             (ii) Philadelphia Consolidated will pay the holder Contract Adjustment Payments, if any, at the rate
                             of      % of the Stated Amount per annum, subject
                             to the right of Philadelphia Consolidated to defer such payments, and (b) a 1/100 undivided beneficial
                             ownership interest in a      % Treasury Security
                             having a principal amount at maturity equal to
                             $1,000 and maturing on           , 2001. The
                             purchase price of each Growth PRIDES will be allocated between the related Purchase Contract and the related interest in a Treasury Security in proportion to their respective fair market values at the time of purchase. See "Certain Federal Income Tax Consequences -- FELINE
                             PRIDES -- Allocation of Purchase Price."

Purchase Contract
Agreement..................  The FELINE PRIDES will be issued under a Purchase
                             Contract Agreement, to be dated as of April   ,
                             1998 (the "Purchase Contract Agreement"), between Philadelphia Consolidated and The First National Bank of Chicago, as agent for the holders of the FELINE PRIDES (together with any successor thereto in such capacity, the "Purchase Contract Agent").

Creating Growth PRIDES.....  Each holder of an Income PRIDES may substitute for the related Trust Preferred Securities or the Applicable Ownership Interest of the Treasury Portfolio held by the Collateral Agent zero-coupon U.S. Treasury Securities in an amount per Income PRIDES equal to the stated liquidation amount per Trust Preferred Security. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Such substitutions may be made only in integral multiples of 100 Income PRIDES; provided, however, that, if the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may make such substitutions only in integral multiples of 4,000,000 Income PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. In the event that Contract Adjustment Payments, if any, are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES also will be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments, if any, that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments, if any, that have accrued over the same time period on the related Income PRIDES.

Creating Income PRIDES.....  Each holder of Growth PRIDES may, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, create Income PRIDES by delivering 100 Growth PRIDES to the Purchase Contract Agent plus 100 Trust Preferred Securities to the

                             Collateral Agent in exchange for 100 Income PRIDES and the release of the related Treasury Security to such holder; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Growth PRIDES may make such substitution (but using the Applicable Ownership Interest of the Treasury Portfolio rather than Trust Preferred Securities) only in integral multiples of 4,000,000 Growth PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

Current Payments...........  Holders of Income PRIDES will be entitled to receive aggregate cash distributions at a rate of
                                  % of the Stated Amount per annum from and
                             after           , 1998, payable quarterly in
                             arrears, consisting of cumulative cash
                             distributions on the related Trust Preferred
                             Securities payable at the rate of      % of the
                             stated liquidation amount per annum, or on the
                             Treasury Portfolio, payable at the rate of      %
                             of the Stated Amount per annum, as applicable, and Contract Adjustment Payments, if any, payable by
                             Philadelphia Consolidated at the rate of      % of
                             the Stated Amount per annum, subject (in the case of both the distributions on the Trust Preferred Securities and of the Contract Adjustment Payments, if any,) to Philadelphia Consolidated's right to defer the payment of such amounts. The ability of the Trust to make the quarterly distributions on the related Trust Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from Philadelphia Consolidated on the Debentures. Philadelphia Consolidated's obligations with respect to the Debentures will be senior and unsecured and will rank on a parity in right of payment with all other senior unsecured obligations of Philadelphia Consolidated.

                             If a Tax Event Redemption has occurred, quarterly distributions on the appropriate Applicable Ownership Interest will not be deferred.

                             Holders of Growth PRIDES will be entitled to
                             receive quarterly cash distributions of Contract Adjustment Payments, if any, payable by
                             Philadelphia Consolidated at the rate of      % of
                             the Stated Amount per annum, subject to
                             Philadelphia Consolidated's rights of deferral described herein. In addition, OID would continue to accrue on the related Treasury Securities. See "Risk Factors -- Right to Defer Current Payments."

Contract Adjustment
Payments...................  Contract Adjustment Payments, if any, will be fixed
                             at a rate per annum of      % of the Stated Amount
                             per Purchase Contract in the case of Income PRIDES,
                             and      % of the Stated Amount per Purchase
                             Contract in the case of Growth PRIDES. Contract Adjustment Payments will be specified as a component of the distributions on the Income PRIDES or Growth PRIDES only if and to the extent that the distribution rate on the Trust Preferred Securities or the yield on the Treasury Securities, as determined on the date on which the Income PRIDES or Growth PRIDES are priced for sale, is less than the aggregate distribution rate or yield required on such date for the offer and sale of the Income PRIDES or Growth PRIDES at the price to public specified on the cover page of this Prospectus Supplement. Accordingly, the final Prospectus Supplement will indicate whether and to what extent Contract Adjustment Payments will be required to be made by the Company. See "Description of the Purchase Contracts -- Contract Adjustment Payments." The Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Senior Indebtedness. See "Description of the Purchase Contracts -- Contract Adjustment Payments."

Option to Defer Current
  Payments.................  Philadelphia Consolidated has the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Debentures, to defer the interest payments due on the Debentures. As a consequence of such deferral, the corresponding quarterly distributions to holders of Trust Preferred Securities and Income PRIDES would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest thereon compounded
                             quarterly at the rate of      % per annum through
                             and including           , 2001, and at the Reset
                             Rate thereafter). Philadelphia Consolidated also has the right to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until no later than the Purchase Contract Settlement Date; however, such deferred Contract Adjustment Payments, if any, will bear additional Contract Adjustment Payments, if any, at
                             the rate of      % per annum (the higher of (i) the
                             rate that would accrue on Income PRIDES for such payments and (ii) the rate that would accrue on Growth PRIDES for such payments) (such deferred Contract Adjustment Payments together with such additional Contract Adjustment Payments shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts -- Contract Adjustment Payments." If interest payments on the Debentures or the Contract Adjustment Payments, if any, are deferred, Philadelphia Consolidated has agreed, among other things, not to declare or pay any dividend on or repurchase its capital stock (subject to certain exceptions) during the period of such deferral. If a Tax Event Redemption has occurred, quarterly distributions on the appropriate Applicable Ownership Interest of the Treasury Portfolio will not be deferred.

                             In the event that Philadelphia Consolidated elects to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until the Purchase Contract Settlement Date, each holder of the related Income PRIDES or Growth PRIDES will receive on the Purchase Contract Settlement Date in respect of such Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value (as defined herein). See "Description of the Purchase
                             Contracts -- Option to Defer Contract Adjustment Payments."

Payment Dates..............  Subject to the deferral provisions described herein, the current payments described above in respect of the Income PRIDES and Growth PRIDES will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year,
                             commencing           , 1998, through and including
                             (i) in the case of the Contract Adjustment
                             Payments, if
                             any, the earlier of the Purchase Contract
                             Settlement Date or the most recent such quarterly date on or prior to any early settlement of the related Purchase Contracts and (ii) in the case of Trust Preferred Securities that are components of Income PRIDES, the most recent such quarterly date on or prior to the earlier of the Purchase Contract Settlement Date and the date the liquidation amount of a Trust Preferred Security, together with all accumulated and unpaid distributions thereon (each, a "Payment Date") is paid in full.

Remarketing................  Unless a Tax Event Redemption has occurred, pursuant to a remarketing agreement (the
                             "Remarketing Agreement") dated as of April   ,
                             1998, among Philadelphia Consolidated, the Trust, the Purchase Contract Agent and a nationally recognized investment banking firm chosen by Philadelphia Consolidated (the "Remarketing Agent"), and subject to the terms of a Remarketing Underwriting Agreement to be dated as of the third Business Day immediately preceding the Purchase Contract Settlement Date among such parties (the "Remarketing Underwriting Agreement"), the Trust Preferred Securities of such Income PRIDES holders who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts with separate cash, will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Trust Preferred Securities (bearing the Reset Rate) on such date for settlement on the Purchase Contract Settlement Date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Security, plus accrued and unpaid distributions (including any deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will be automatically applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus any accrued and unpaid distributions (including any deferred distributions), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders whose Trust Preferred Securities are so remarketed will not otherwise be responsible for any Remarketing Fee in connection therewith. If, despite using its reasonable efforts, the Remarketing Agent cannot remarket the related Trust Preferred Securities (other than to Philadelphia Consolidated) of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions, including deferred distributions, if any, resulting in a Failed Remarketing, Philadelphia Consolidated will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and to satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts, provided, that if Philadelphia Consolidated exer-cises such rights as a secured party with respect to such Trust Preferred Securities, any accrued and unpaid distributions (including any deferred distributions) on such Trust Preferred Securities will be paid in cash by Philadelphia Consolidated to the holder of record of such Trust Preferred Securities. Philadelphia Consolidated will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent. See "Description of the Purchase
                             Contracts -- Remarketing."

Purchase Contract
Settlement Date............            , 2001.

Settlement of Purchase
Contracts..................  On the Business Day immediately preceding the
                             Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day prior to the Purchase Contract Settlement Date pursuant to prior notification to the Purchase Contract Agent, (iii) in the case of Income PRIDES, has had the Trust Preferred Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "Description of the Purchase
                             Contracts -- Termination" has occurred, (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred), Philadelphia Consolidated will exercise its rights as a secured party to dispose of the related Trust Preferred Securities in accordance with the applicable law and will satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts, and (B) in the case of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied, pursuant to the exercise of such rights by Philadelphia Consolidated to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.

                             In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or, in the case of an Income PRIDES, settles such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, will be released to such holder as described herein.

Settlement Rate............  The number of newly issued shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase Contract Settlement Date (the "Settlement Rate") will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value
                             is equal to or greater than $          (the
                             "Threshold

                             Appreciation Price," which is approximately      %
                             above the last reported sale price of the Common Stock set forth on the cover page of the final Prospectus Supplement (the "Reference Price")), the Settlement Rate will be equal to the Stated Amount divided by the Threshold Appreciation Price, which
                             is           ; accordingly, if, between the date of
                             the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the Stated Amount, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Reference Price, which is
                                       ; accordingly, if the market price for
                             the Common Stock decreases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount. "Applicable Market Value" means the average of the Closing Price (as defined herein) per share of Common Stock on each of the twenty consecutive Trading Days (as defined herein) ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. See "Description of the Purchase Contracts -- General."

Early Settlement...........  A holder of Income PRIDES may settle the related
                             Purchase Contracts on or prior to the fifth
                             Business Day immediately preceding the Purchase Contract Settlement Date in the manner described herein, but only in integral multiples of 100 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of Income PRIDES may settle early only in integral multiples of 4,000,000 Income PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Con-tract Settlement Date. A holder of Growth PRIDES may settle the related Purchase Contracts on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date in the manner described herein (in either case, an "Early Settlement"). Upon Early Settlement, (i) the holder's rights to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (ii) the holder's right to receive additional Contract Adjustment Payments, if any, in respect of such Purchase Contracts will terminate and (iii) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, or any amount accrued in respect of Contract Adjustment Payments, if any. See "Description of the Purchase Contracts -- Early Settlement."

Termination................  The Purchase Contracts and the rights and obligations of Philadelphia Consolidated and the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued or Deferred Contract Adjustment Payments, if any, and the obligation to purchase Common Stock) will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Philadelphia Consolidated. Upon such termination, the Collateral Agent will release the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash, and the payment of such cash to the holders, to the extent that the holder would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, there may be a delay before such release and distribution. In the event that Philadelphia Consolidated becomes the subject of a case under the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. Philadelphia Consolidated expects any such delay to be limited. See "Description of the Purchase Contracts -- Termination."

Voting and Certain Other
Rights.....................  Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees (as defined herein) and will generally have no voting rights except in the limited circumstances described under "Description of Trust Preferred Securities -- Voting Rights." Holders of Purchase Contracts forming part of the Income PRIDES or Growth PRIDES in their capacities as such holders will have no voting or other rights in respect of the Common Stock.

TRUST PREFERRED SECURITIES

The Trust..................  The Trust is a Delaware statutory business trust.
                             The sole assets of the Trust will consist of the Debentures. Philadelphia Consolidated will directly or indirectly own all of the Common Securities representing common undivided beneficial ownership interests in the assets of the Trust.

Trust Preferred
Securities.................       % Trust Preferred Securities (liquidation
                             amount $10 per Trust Preferred Security), representing preferred, undivided beneficial ownership interests in the assets of the Trust.

Distributions..............  Distributions on the Trust Preferred Securities
                             that are components of Income PRIDES will
                             constitute all or a portion of the distributions on the Income PRIDES, will be cumulative, will accrue from the first date of issuance of the Trust Preferred Securities and will be payable initially
                             at the annual rate of      % of the liquidation
                             amount of $10 per Trust Preferred Security to but excluding the Purchase Contract Settlement Date, and in the case of Trust Preferred Securities that remain outstanding on and after the Purchase Contract Settlement Date, from the Purchase Contract Settlement Date to but excluding
                               , 2003, at the Reset Rate, in each case, when, as
                             and if funds are available for payment. Subject to the distribution deferral provisions, distributions will be payable quarterly in arrears on each February 16, May 16, August 16 and November 16,
                             commencing          , 1998.

Market Rate Reset..........  The applicable quarterly distribution rate on the
                             Trust Securities and the interest rate on the Debentures on and after the Purchase Contract Settlement Date, will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, determined by the Reset Agent as the rate the Trust Securities should bear in order for a Trust Security to have an approximate market value of 100.5% of the Stated Amount on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided, that Philadelphia Consolidated may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Reset Agent. See "Description of the Trust Preferred
                             Securities -- Market Rate Reset."

Optional Remarketing.......  Pursuant to the Remarketing Agreement and subject to the terms of Remarketing Underwriting Agreement, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Date immediately preceding the Purchase Contract Settlement Date, holders of separate Trust Preferred Securities that are not components of Income PRIDES may elect to have their Trust Preferred Securities remarketed, by delivering their Trust Preferred Securities along with a notice of such election to The Chase Manhattan Bank as custodial agent (the "Custodial Agent"). Holders of Trust Preferred Securities electing to have their Trust Preferred Securities remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date. See "Description of the Trust Preferred Securities -- Optional Remarketing."

Distribution Deferral
Provisions.................  The ability of the Trust to pay distributions on the Trust Preferred Securities will be solely dependent on the receipt of interest payments from Philadelphia Consolidated on the Debentures. Philadelphia Consolidated will have the right at any time, and from time to time, to defer the interest payments due on the Debentures for successive extension periods (the "Extension Periods") limited, in the aggregate, to a period not extending beyond the maturity date of the
                             Debentures. The corresponding quarterly
                             distributions on the Trust Preferred Securities would be deferred by the Trust (but would continue to accumulate quarterly and would accrue interest,
                             compounded quarterly, at the rate of      % per
                             annum through and including           , 2001, and
                             at the Reset Rate thereafter) until the end of any such Extension Period. If a deferral of an interest payment occurs, the holders of the Trust Preferred Securities will be required to accrue interest income for United States federal income tax purposes in advance of the receipt of any corresponding cash distribution with respect to such deferred interest payment. See "Risk
                             Factors -- Right to Defer Current Payments,"
                             "Description of the Trust Preferred
                             Securities -- Distributions" and "Certain Federal Income Tax Consequences -- Trust Preferred Securities -- Interest Income and Original Issue Discount."

Rights Upon Deferral of
  Distribution.............  During any period in which interest payments on the
                             Debentures are deferred, interest will accrue on the Debentures (compounded quarterly) and the corresponding quarterly distributions on the Trust Preferred Securities will continue to accumulate
                             with interest thereon at the rate of      % per
                             annum through and including           , 2001, and
                             at the Reset Rate thereafter, compounded quarterly.

Liquidation Preference.....  In the event of any liquidation of the Trust, and after satisfaction of liabilities to creditors of the Trust, if any, holders will be entitled to receive Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities.

Put Option Upon a Failed
  Remarketing..............  If a Failed Remarketing has occurred, holders of
                             Trust Securities (or, following the distribution of the Debentures upon a dissolution of the Trust as described herein, the holders of such Debentures) holding such Trust Securities (or Debentures, as the case may be) following the Purchase Contract Settlement Date will have the right, in the case of Trust Securities, to require the Trust to distribute their pro rata share of the Debentures to the Exchange Agent who will put such Debenture to Philadelphia Consolidated on behalf of such holders (or, in the case of persons who hold the Debentures directly, such persons shall have the right to put such Debentures directly to
                             Philadelphia Consolidated) on           , 2001,
                             upon at least three Business Days' prior notice, at a price equal to the principal amount, plus accrued and unpaid interest (including deferred interest), if any, thereon. See "Description of the Debentures -- Put Option."

Distribution of
Debentures.................  In certain circumstances involving an Investment
                             Company Event, or upon the determination by Philadelphia Consolidated, at any time, to do so, the Trust would be dissolved, with the result that, after satisfaction of liabilities to creditors of the Trust, if any, Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities would be distributed to the holders of the Trust Preferred Securities, including the Collateral Agent, on a pro rata basis. In such event an Income PRIDES would thereafter consist of beneficial ownership of a Debenture with a principal amount equal to the Stated Amount of such Income PRIDES and the related Purchase Contract, and such Debenture would be otherwise treated as if it were a

                             Trust Preferred Security. See "Description of the Trust Preferred Securities -- Distribution of Debentures."

Tax Event Redemption.......  The Debentures (and, thus, the Trust Securities)
                             are redeemable, at the option of Philadelphia Consolidated, on not less than 30 days or more than 60 days prior written notice in whole but not in part upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Debenture, the Redemption Amount together with accrued and unpaid distributions (including deferred distributions). See "Description of the Debentures -- Tax Event Redemption." If Philadelphia Consolidated so redeems all of the Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of any Income PRIDES holders' interest in the Trust, will be distributed to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to holders of such Income PRIDES. The Treasury Portfolio will be substituted for the Trust Preferred Security and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

                             Other than in the event of a Tax Event Redemption, Philadelphia Consolidated will not have the ability to redeem the Debentures prior to their stated maturity date. See "Description of the Debentures -- Tax Event Redemption of Trust Preferred Securities."

Guarantee..................  Philadelphia Consolidated will irrevocably and unconditionally guarantee, on a subordinated unsecured basis, the payment in full of (i) distributions on the Trust Preferred Securities to the extent the Trust has funds available therefor,
                             (ii) the redemption price of Trust Preferred
                             Securities in respect of which the related
                             Debentures have been repurchased by Philadelphia Consolidated on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) the liquidation amount of the Trust Preferred Securities or the Redemption Price upon a Tax Event Redemption, to the extent the Trust has assets available for distribution to holders of Trust Preferred Securities in the event of a dissolution of the Trust. Philadelphia Consolidated's obligations under the Guarantee will be subordinated and junior in right of payment to Philadelphia Consolidated's obligations under any Senior Indebtedness. See "Description of the Guarantee."

Debentures.................  Unless a Tax Event Redemption has occurred, the
                             Debentures will mature on           , 2003, and
                             will bear interest initially at the rate of      %
                             per annum, payable quarterly in arrears on each February 16, May 16, August 16 and November 16,
                             commencing           , 1998. The interest rate on
                             the Debentures, and the distribution rate on the Trust Preferred Securities, that remain outstanding after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate determined by the Reset Agent. See "Description of Debentures -- Interest." Interest payments on the Debentures may be deferred from time to time by Philadelphia Consolidated for successive Extension Periods not extending, in the aggregate, beyond the stated maturity date of the Debentures. During any Extension Period, interest
                             at the rate of      % per annum through and
                             including           , 2001, and at the Reset Rate
                             thereafter would continue to accrue and compound quarterly. Upon the termination of any Extension Period and the payment of all amounts then due, Philadelphia Consolidated may commence a new Extension Period, provided such new Extension Period does not extend beyond the stated maturity date of the Debentures. No interest shall be due during an Extension Period until the end of such period. During an Extension Period, Philadelphia Consolidated will be prohibited (subject to certain exceptions) from paying dividends on or purchasing any of its capital stock and making certain other restricted payments until quarterly interest payments are resumed and all amounts then due on the Debentures are paid. The Debentures will be senior unsecured obligations of Philadelphia Consolidated and will rank on a parity with all of Philadelphia Consolidated's other senior unsecured obligations. See "Description of the Debentures."

Federal Income Tax
  Consequences Related to
  the Income PRIDES, Growth
  PRIDES and Trust
  Preferred Securities.....  The Debentures may be issued with OID, in which case a beneficial owner of Income PRIDES or Trust Preferred Securities will be required to include its pro rata share of such OID in income on a constant yield to maturity basis. In addition, a beneficial owner of Income PRIDES and Trust Preferred Securities will include in gross income its pro rata share of the stated interest on the Debentures when such interest income is paid or accrued in accordance with its regular method of tax accounting. Philadelphia Consolidated intends to report the Contract Adjustment Payments, if any, as income to holders of Income PRIDES and Growth PRIDES, but holders should consult their tax advisors concerning the possibility that the Contract Adjustment Payments, if any, may be treated as loans, purchase price adjustments, rebates or option premiums rather than being includible in income on a current basis. A beneficial owner of Growth PRIDES will be required to include in gross income its allocable share of any OID with respect to the Treasury Securities as it accrues on a constant yield to maturity basis. If a Tax Event Redemption has occurred, a beneficial owner of Income PRIDES will be required to include in gross income its allocable share of OID on the Treasury Portfolio as it accrues on a constant yield to maturity basis. See "Certain Federal Income Tax Consequences."

                              EXPLANATORY DIAGRAMS

     For illustrative purposes only, the following diagrams demonstrate some of the key features of Purchase Contracts, Income PRIDES and Growth PRIDES and the transformation of Income PRIDES into Growth PRIDES and Trust Preferred Securities. The hypothetical percentages, coupon rates and time periods below are for illustration only. There can be no assurance that the actual percentage of shares delivered will be limited by the range of hypothetical percentages shown. In addition, there can be no assurance that payment rates on the FELINE PRIDES will be at the levels set forth below or that Contract Adjustment Payments will constitute a component of the Income PRIDES or Growth PRIDES.

     The following diagrams and the related text are not complete, are general in nature and are qualified in their entirety by more detailed information appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement and in documents which are on file with the Commission.

FELINE PRIDES PURCHASE CONTRACT

     - Income PRIDES and Growth PRIDES both include a Purchase Contract under which the investor agrees to purchase shares of Common Stock of Philadelphia Consolidated at the end of three years. In addition, such Purchase contracts include specified Contract Adjustment Payments, if any, shown in the diagrams on the following pages.

                                    [GRAPH]

                               PURCHASE CONTRACT

               VALUE OF DELIVERED SHARES                                 QUANTITY OF DELIVERED SHARES
                      AT MATURITY                                                 AT MATURITY
-------------------------------------------------------  -------------------------------------------------------------
                                                                                    DELIVER
                                                                                    BETWEEN
                                                               DELIVER              83% AND             DELIVER
                                                               100% OF              100% OF             83% OF
                                                               SHARES*             SHARES**             SHARES***
              100%                          121%
            REFERENCE                    THRESHOLD            REFERENCE                      THRESHOLD
              PRICE                 APPRECIATION PRICE          PRICE                    APPRECIATION PRICE

                             COMMON STOCK PRICE                                          COMMON STOCK PRICE
                               [RIGHT ARROW]                                               [RIGHT ARROW]

---------------
  * The number of shares to be delivered will be calculated by dividing the Stated Amount by the Reference Price.

 ** The number of shares to be delivered will be calculated by dividing the Stated Amount by the Applicable Market Value.

*** The number of shares to be delivered will be calculated by dividing the Stated Amount by the Threshold Appreciation Price.

INCOME PRIDES

     - Income PRIDES consist of two components as described below:

                                    [GRAPH]

                                                    TRUST PREFERRED
         PURCHASE CONTRACT                             SECURITY
  -------------------------------           -------------------------------
        (OWED TO INVESTOR)                        (OWED TO INVESTOR)

              SHARES                                  % PER ANNUM
                 +                    +             PAID QUARTERLY

        CONTRACT ADJUSTMENT
         PAYMENT (IF ANY)                      (RESET AT END OF YEAR 3)
             % PER ANNUM
          PAID QUARTERLY

          $10 AT MATURITY                           $10 AT MATURITY
          (END OF YEAR 3)                           (END OF YEAR 5)

         (OWED TO COMPANY)                        (OWED TO INVESTOR)

     - The investor owns the Trust Preferred Security, but will pledge it to Philadelphia Consolidated to secure its obligations under the Purchase Contract.

GROWTH PRIDES

     - Growth PRIDES consist of two components as described below:

                                    [GRAPH]

                                                      ZERO-COUPON
         PURCHASE CONTRACT                         TREASURY SECURITY
  -------------------------------           -------------------------------
        (OWED TO INVESTOR)                        (OWED TO INVESTOR)

              SHARES
                                      +

        CONTRACT ADJUSTMENT
         PAYMENT (IF ANY)
             % PER ANNUM
          PAID QUARTERLY

          $10 AT MATURITY                           $10 AT MATURITY
          (END OF YEAR 3)                           (END OF YEAR 3)

         (OWED TO COMPANY)                        (OWED TO INVESTOR)

     - The investor owns the Zero-Coupon Treasury Security, but will pledge it to Philadelphia Consolidated to secure its obligations under the Purchase Contract.

TRUST PREFERRED SECURITIES

     - Trust Preferred Securities have the terms described below:

                                    [GRAPH]

             (OWED TO INVESTOR)

                 % PER ANNUM
               PAID QUARTERLY

          (RESET AT END OF YEAR 3)

               $10 AT MATURITY
              (END OF YEAR 5) >

     - The holder of Trust Preferred Securities that are a component of Income PRIDES has an option at the end of year 3 to either:

        - Cash settle each Purchase Contract for $10 and receive Trust Preferred Securities whose rate has been reset at the end of year 3, or

        - Cash settle each Purchase Contract by allowing the Trust Preferred Securities to be included in the remarketing process.

     - The holder of Trust Preferred Securities that are separate and not a component of Income PRIDES has the option at the end of year 3 to either:

        - Continue to hold the Trust Preferred Securities whose rate has been reset at the end of year 3, or

        - Deliver the Trust Preferred Securities to the Custodial Agent to be included in the remarketing process.

TRANSFORMING INCOME PRIDES INTO GROWTH PRIDES AND TRUST PREFERRED SECURITIES

     - To create a Growth PRIDES, the investor separates an Income PRIDES into its components -- the Purchase Contract and the Trust Preferred Security -- and then combines the Purchase Contract with a specific Zero-Coupon Treasury Security which matures concurrently with the maturity of the Purchase Contract.

     - The investor owns the Zero-Coupon Treasury Security but will pledge it to Philadelphia Consolidated to secure its obligations under the Purchase Contract.

     - The Zero-Coupon Treasury Security together with the Purchase Contract constitute a Growth PRIDES. The Trust Preferred Security which is no longer a component of the Income PRIDES is tradeable as a separate security.

                                    [GRAPH]

                            TRUST PREFERRED                                           ZERO-COUPON              TRUST PREFERRED
PURCHASE CONTRACT               SECURITY               PURCHASE CONTRACT           TREASURY SECURITY               SECURITY
-----------------           ----------------           -----------------           -----------------           ----------------
    (OWED TO                    (OWED TO                   (OWED TO                                                (OWED TO
    INVESTOR)                  INVESTOR)                  INVESTOR)                                               INVESTOR)

     SHARES                    PER ANNUM                    SHARES                                                PER ANNUM
                                              [RIGHT
       +              +      PAID QUARTERLY   ARROW]          +              +                           +
    CONTRACT                                               CONTRACT
   ADJUSTMENT               (RESET AT END OF              ADJUSTMENT
PAYMENT (IF ANY)                YEAR 3)                PAYMENT (IF ANY)
   PER ANNUM                                              PER ANNUM                                            (RESET AN END OF
 PAID QUARTERLY                                         PAID QUARTERLY                                             YEAR 3)

$10 AT MATURITY             $10 AT MATURITY            $10 AT MATURITY             $10 AT MATURITY             $10 AT MATURITY
(END OF YEAR 3)             (END OF YEAR 5)            (END OF YEAR 3)             (END OF YEAR 5)             (END OF YEAR 5)

                                (OWED TO                                               (OWED TO                    (OWED TO
(OWED TO COMPANY)              INVESTOR)               (OWED TO COMPANY)              INVESTOR)                   INVESTOR)

               INCOME PRIDES                                           GROWTH PRIDES

     - The investor can also transform Growth PRIDES and Trust Preferred Securities into Income PRIDES.

     - The transformation of Income PRIDES into Growth PRIDES and Trust Preferred Securities, and the transformation of Growth PRIDES and Trust Preferred Securities into Income PRIDES, require certain minimum amounts of securities, as more fully described herein.

                                  RISK FACTORS

     Potential purchasers of the FELINE PRIDES offered hereby should carefully consider the risk factors set forth herein under "Risk Factors" as well as other information contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference therein.

INVESTMENT IN FELINE PRIDES REQUIRES HOLDERS TO PURCHASE COMMON STOCK; RISK OF DECLINE IN EQUITY VALUE

     Although holders of the FELINE PRIDES will be the beneficial owners of the related Trust Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, prior to the Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Philadelphia Consolidated), the proceeds derived from the remarketing of the Trust Preferred Securities or the principal of the related Treasury Securities, or the Applicable Ownership Interest of the Treasury Portfolio, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. Thus, unless a holder of Income PRIDES has cash settled, following the Purchase Contract Settlement Date the holder will own shares of Common Stock rather than a beneficial ownership interest in Trust Preferred Securities or the Treasury Portfolio, as the case may be. See "Description of the Purchase Contracts -- General." There can be no assurance that the market value of the Common Stock receivable by the holder on the Purchase Contract Settlement Date will be equal to or greater than the Stated Amount of the FELINE PRIDES held by such holder. If the Applicable Market Value of the Common Stock is less than the Reference Price, then the aggregate market value of the Common Stock issued to the holder in settlement of each Purchase Contract on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount paid for the FELINE PRIDES and the market value per share of such Common Stock will be less than the effective price per share paid by each holder for such Common Stock on the date hereof, in which case an investment in the Securities will result in an economic loss as of the Purchase Contract Settlement Date. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.

LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION

     The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of Purchase Contracts on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will only exceed the Stated Amount if the Applicable Market Value of the Common Stock exceeds the Threshold Appreciation
Price (which represents an appreciation of   % over the Reference Price).
Moreover, in such event, holders of FELINE PRIDES would receive on the Purchase
Contract Settlement Date only   % (the percentage equal to the Reference Price
divided by the Threshold Appreciation Price) of the shares of Common Stock that such holders would have received if they had made a direct investment in the Common Stock on the date hereof, and therefore would receive on the Purchase
Contract Settlement Date only   % of the appreciation in the value of the Common
Stock in excess of the Threshold Appreciation Price through such date.

FACTORS AFFECTING TRADING PRICES

     The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock in the secondary market, the general level of interest rates and the credit quality of the Company. It is impossible to determine whether the price of the Common Stock or interest rates will rise or fall. Trading prices of the Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities of arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Trust Preferred Securities and Common Stock.

LIMITED VOTING AND CERTAIN OTHER RIGHTS

     Holders of Trust Preferred Securities will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of Philadelphia Consolidated Trustees, and generally will have no voting rights except in the limited circumstances described under "Description of the Trust Preferred Securities -- Voting Rights." Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as Philadelphia Consolidated shall have delivered shares of Common Stock for FELINE PRIDES on the Purchase Contract Settlement date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event of an annual or special meeting of the shareholders of Philadelphia Consolidated for which the record date for determining the shareholders of record entitled to vote on matters presented to such meeting occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on the election of directors or any other matter presented to such meeting for a vote thereon by the shareholders.

DILUTION OF COMMON STOCK

     The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on the Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of Philadelphia Consolidated that modify its capital structure. See "Description of the Purchase Contracts -- Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on the Purchase Contract Settlement Date or as a result of Early Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. Philadelphia Consolidated is not restricted from issuing additional Common Stock during the term of either the Purchase Contracts or the Trust Preferred Securities and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     It is not possible to determine how Income PRIDES, Growth PRIDES or Trust Preferred Securities will trade in the secondary market or whether such market will be liquid or illiquid. Income PRIDES and Growth PRIDES are novel securities and there is currently no secondary market for either Income PRIDES or Growth PRIDES. Application will be made to list the Income PRIDES and the Growth PRIDES on the NNM. If Trust Preferred Securities are separately traded to a sufficient extent that the applicable market listing requirements are met, the Company will endeavor to cause such securities to be listed on the market on which the Income PRIDES and the Growth PRIDES are then listed including, if applicable, the NNM. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities, the ability of holders to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES or Growth PRIDES were to substitute Treasury Securities or Trust Preferred Securities for Trust Preferred Securities or Treasury Securities, thereby converting their Income PRIDES to Growth PRIDES or their

Growth PRIDES to Income PRIDES, as the case may be, the liquidity of Income PRIDES, Growth PRIDES and Trust Preferred Securities could be adversely affected. There can be no assurance that the Income PRIDES or the Growth PRIDES will not be delisted from the NNM or that trading in the Income PRIDES or the Growth PRIDES will not be suspended as a result of the election by holders to create Income PRIDES or Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES or Growth PRIDES to fall below the current requirement for listing securities on the NNM that at least 1,000,000 of each of the Income PRIDES or Growth PRIDES be outstanding at any time.

PLEDGED SECURITIES ENCUMBERED

     Although the beneficial owners of FELINE PRIDES will be the beneficial owners of the related Trust Preferred Securities, Treasury Portfolio or Treasury Securities (together, the "Pledged Securities"), as applicable, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to Philadelphia Consolidated's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts, in the event that Philadelphia Consolidated becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code.

INVESTMENT COMPANY EVENT DISTRIBUTION

     Upon the occurrence of an Investment Company Event, the Trust will be dissolved (except in the limited circumstances described in the following sentence) with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities would be distributed to the holders of the Trust Preferred Securities on a pro rata basis. Such dissolution and distribution shall be conditioned on Philadelphia Consolidated being unable to avoid such Investment Company Event within a 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, Philadelphia Consolidated or the holders of the Trust Preferred Securities, and will involve no material cost. In addition, Philadelphia Consolidated will have the right at any time to dissolve the Trust. See "Description of the Trust Preferred Securities -- Distribution of the Debentures."

     There can be no assurance as to the impact on the market prices for Income PRIDES of a distribution of the Debentures in exchange for Trust Preferred Securities upon a dissolution of the Trust. Because Income PRIDES will consist of Debentures and related Purchase Contracts upon the occurrence of the dissolution of the Trust as a result of an Investment Company Event or otherwise, prospective purchasers of Income PRIDES are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Trust Preferred Securities -- Distribution of the Debentures" and "Description of the Debentures -- General."

TAX EVENT REDEMPTION

     The Debentures (and, thus, the Trust Securities) are redeemable, at the option of Philadelphia Consolidated, on not less than 30 days or more than 60 days prior written notice, in whole but not in part, at any time prior to the Purchase Contract Settlement Date upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid distributions (including deferred distributions). See "Description of the Debentures -- Tax Event Redemption." If Philadelphia Consolidated so redeems all of the Debentures, the Trust must redeem all of the Trust Securities and pay in cash such Redemption Price to the holder of such Trust Securities. If the Tax Event Redemption has occurred prior the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES. Holders of Trust Preferred Securities, not held in the form of Income PRIDES, will receive redemption payments directly. The Treasury Portfolio will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase

Philadelphia Consolidated's Common Stock under their Purchase Contracts. There can be no assurance as to the impact on the market prices for the Income PRIDES of the substitution of the Treasury Portfolio as collateral in replacement of any Trust Preferred Securities so redeemed. See "Description of the Trust Preferred Securities -- Optional Redemption." A Tax Event Redemption will be a taxable event to the beneficial owners of the Trust Preferred Securities. See "Certain Federal Income Tax Consequences -- Tax Event Redemption of Trust Preferred Securities."

RIGHT TO DEFER CURRENT PAYMENTS

     Philadelphia Consolidated may, at its option, defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date. However, deferred installments of Contract Adjustment Payments, if any, will bear Deferred Contract Adjustment Payments at the rate of
  % per annum (compounding on each succeeding Payment Date) until paid (the higher of (i) the rate that would accrue on Income PRIDES for such Payments and
(ii) the rate that would accrue on Growth PRIDES for such payments). If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Philadelphia Consolidated), the right to receive Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments, if any, will also terminate.

     In the event that Philadelphia Consolidated elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Purchase Contracts will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts -- Contract Adjustment Payments."

     Philadelphia Consolidated also will have the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period at any time, and from time to time, on the Debentures. As a consequence of such an extension, quarterly distributions on the Trust Preferred Securities, held either as a component of the Income PRIDES or held separately, would be
deferred (but despite such deferrals would accrue interest at a rate of   % per
annum through and including                , 2001, and at the Reset Rate
thereafter, compounded on a quarterly basis) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Debentures will be limited such that an Extension Period may not extend beyond the stated maturity of the Debentures. During any such Extension Period, (a) Philadelphia Consolidated shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of Philadelphia Consolidated in connection with the satisfaction by Philadelphia Consolidated of its obligations under any employee or agent benefit plans or the satisfaction by Philadelphia Consolidated of its obligations pursuant to any contract or security outstanding on the date of such event requiring Philadelphia Consolidated to purchase capital stock of Philadelphia Consolidated, (ii) as a result of a reclassification of Philadelphia Consolidated's capital stock or the exchange or conversion of one class or series of Philadelphia Consolidated's capital stock for another class or series of Philadelphia Consolidated's capital stock, (iii) the purchase of fractional interests in shares of Philadelphia Consolidated's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of Philadelphia Consolidated (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) Philadelphia Consolidated shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Philadelphia Consolidated that rank junior to the Debentures and (c) Philadelphia Consolidated shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee). Prior to the termination of any such Extension Period, Philadelphia Consolidated may further extend the interest payment period; provided, that such Extension Period may not extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Philadelphia Consolidated may commence a new Extension Period, subject to the above requirements. See "Description of the Trust Preferred Securities -- Distributions" and "Description of the Debentures -- Option to Extend Interest Payment Period."

     Philadelphia Consolidated believes, and intends to take the position, that as of the issue date of the Debentures, the likelihood that it will exercise its right to defer payments of stated interest on the Debentures is remote and that, therefore, the Debentures should not be considered to be issued with OID as a result of Philadelphia Consolidated's right to defer payments of stated interest on the Debentures unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service will agree with such position. See "Certain Federal Income Tax Consequences -- Trust Preferred
Securities -- Interest Income and Original Issue Discount."

     Should Philadelphia Consolidated exercise its right to defer payments of interest by extending the interest payment period, each beneficial owner of Trust Preferred Securities held either as a component of the Income PRIDES or held separately would be required to include such beneficial owner's share of the stated interest on the Trust Preferred Securities in gross income, as OID, on daily economic accrual basis, regardless of such owner's method of tax accounting and in advance of receipt of the cash attributable to such income. As a result, each such beneficial owner of Trust Preferred Securities would recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and would not receive the cash from the Trust related to such income if such holder disposes of its Trust Preferred Securities prior to the record date for the date on which distributions of such amounts are made. See "Certain Federal Income Tax Consequences -- Trust Preferred Securities -- Interest Income and Original Issue Discount." Philadelphia Consolidated has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should Philadelphia Consolidated determine to exercise such right in the future, the market price of the Trust Preferred Securities is likely to be affected. A holder that disposes of its Trust Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Preferred Securities. In addition, as a result of the existence of Philadelphia Consolidated's right to defer interest payments, the market price of the Trust Preferred Securities (which represent a preferred, undivided beneficial ownership interest in the assets of the Trust) may be more volatile than the market price of other securities that are not subject to such deferral. See "Certain Federal Income Tax Consequences -- Trust Preferred Securities -- Interest Income and Original Issue Discount."

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. See "Certain Federal Income Tax Consequences."

PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF PURCHASE CONTRACT AGENT

     Although the Trust Preferred Securities constituting a part of the Income PRIDES will be issued pursuant to the Declaration, which will be qualified under the Trust Indenture Act, the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of FELINE PRIDES will not have the benefit of the protections of the Trust Indenture Act. The protections generally afforded the holder of the security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to the holders of FELINE PRIDES. See "Certain

Provisions of the Purchase Contract Agreement and the Pledge
Agreement -- Information Concerning the Purchase Contract Agent."

RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. The Guarantee guarantees to the holders of the Trust Preferred Securities, on a subordinated unsecured basis, the payment of (i) any accrued and unpaid distributions that are required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available therefor, (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Preferred Securities in respect of which the related Debentures have been repurchased by Philadelphia Consolidated on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Trust. The majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of the Trust Preferred Securities may institute a legal proceeding directly against Philadelphia Consolidated to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If Philadelphia Consolidated were to default on its obligation to pay amounts payable on the Debentures or otherwise, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the Trust Preferred Securities or otherwise, and, in such event, holders of the Trust Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Trust Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Debentures against Philadelphia Consolidated pursuant to the terms of the Indenture and the Debentures or (2) by such holder of the Institutional Trustee's or such holder's own rights against Philadelphia Consolidated to enforce payments on the Debentures. See "-- Enforcement of Certain Rights by Holders of Trust Preferred Securities," "Description of the Debentures" and "Description of the Guarantee." The Declaration provides that each holder of Trust Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Trust Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as registered holder of the Debentures against Philadelphia Consolidated. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as the holder of the Debentures. The Indenture provides that the Debt Trustee (as defined herein) shall give holders of Debentures notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the Debentures, the Debt Trustee will be protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of such holders.

     If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default (as defined herein) after a holder of record of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may, to the extent permitted by applicable law, institute a legal proceeding against Philadelphia Consolidated to enforce the Institutional Trustee's rights under the Debentures. In addition, if Philadelphia Consolidated fails to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, and such failure to pay is continuing, a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the Debentures. In connection with such a Direct Action, Philadelphia Consolidated shall have the right under the Indenture to set off any payment made to such holder by Philadelphia Consolidated. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Description of the Trust Preferred Securities -- Declaration Events of Default."

LIMITED RIGHTS OF ACCELERATION

     The Institutional Trustee, as holder of the Debentures, may accelerate payment of the principal and accrued and unpaid interest on the Debentures only upon the occurrence and continuation of a Declaration Event of Default or Indenture Event of Default, which generally are limited to payment defaults, breach of certain covenants, certain events of bankruptcy, insolvency and reorganization of Philadelphia Consolidated and certain events of dissolution of the Trust. See "Description of the Trust Preferred Securities -- Declaration Events of Default." Accordingly, there is no right to acceleration upon default by Philadelphia Consolidated of its payment obligations under the Guarantee.

TRADING PRICE OF THE TRUST PREFERRED SECURITIES

     The Trust Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of his Trust Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss for tax purposes. See "Certain Federal Income Consequences -- Trust Preferred
Securities -- Interest Income and Original Issue Discount" and "-- Sales, Exchanges or Other Dispositions of Trust Preferred Securities."

EFFECTS OF HOLDING COMPANY STRUCTURE

     Philadelphia Consolidated is a holding company the principal assets of which currently consist of substantially all of the capital stock of its subsidiaries, (i) Philadelphia Indemnity Insurance Company ("PIIC") and Philadelphia Insurance Company ("PIC" and, together with PIIC, the "Insurance Subsidiaries"); and (ii) Maguire Insurance Agency, Inc. ("MIA" and, together with the Insurance Subsidiaries, the "Subsidiaries"). The ability of the Trust to pay amounts due on the Trust Preferred Securities is dependent upon the ability of Philadelphia Consolidated to make payments on the Debentures as and when required.

     Philadelphia Consolidated's primary sources of funds are dividends from its Subsidiaries and payments to it pursuant to certain tax allocation agreements with the Insurance Subsidiaries. The Insurance Subsidiaries are insurance companies that are subject to significant government regulation and the ability of Philadelphia Consolidated to receive dividends and loans from the Insurance Subsidiaries is restricted by such regulations. Accumulated statutory profits of the Insurance Subsidiaries from which dividends may be paid totaled $59.7 million at December 31, 1997. Of this amount, the Insurance Subsidiaries are entitled to pay a total of approximately $14.3 million of dividends in 1998 without obtaining prior approval from the Pennsylvania Department of Insurance. Further, the right of Philadelphia Consolidated to participate in any distribution of assets of any Subsidiary upon such Subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Trust Preferred Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that Subsidiary, except to the extent, if any, that Philadelphia Consolidated may itself be recognized as a creditor of that Subsidiary. Accordingly, Philadelphia Consolidated's obligations in respect of the Debentures, the Guarantee and the Contract Adjustment Payments effectively will be subordinated to all existing and future liabilities of the Subsidiaries. At December 31, 1997, the Subsidiaries had total liabilities (excluding liabilities owed to Philadelphia Consolidated) of approximately $176.7 million.

REGULATION

     The Insurance Subsidiaries are subject to a substantial degree of regulatory oversight, which generally is designed to protect the interests of policyholders as opposed to investors. Such regulation relates to authorized lines of business, capital and surplus requirements, investment parameters, underwriting limitations, required participation in shared property-casualty insurance markets or pooling arrangements, transactions with affiliates, dividend limitations, changes in control and a variety of other financial and non-financial components of an insurance company's business.

     New regulations and legislation have been (and are being) proposed from time to time to limit damage awards; to bring the industry under regulation by the federal government; to control premiums, policy terminations and other policy terms; and to impose new taxes and assessments. It is not possible to determine whether any of these proposals will be adopted in any jurisdictions and, if so, in what form or in what jurisdictions. Accordingly, the impact of these initiatives on Philadelphia Consolidated is impossible to determine.

INDUSTRY FACTORS

     The Insurance Subsidiaries write (i) specialized commercial property and casualty insurance products for non-profit organizations, the auto rental and leasing industries, assisted living and nursing home facilities, homeowners associations, the health fitness and wellness industry and private schools and
(ii) select classes of professional liability insurance. Historically, the financial performance of the commercial property and casualty insurance industry has tended to fluctuate in cyclical patterns of soft markets followed by hard markets. Although an individual company's financial performance is dependent on its own specific business characteristics, the profitability of most commercial property and casualty insurance companies tends to follow this cyclical market pattern. At present, the property and casualty insurance industry is experiencing a prolonged soft market; further deterioration of the market could have an adverse effect on the financial condition and operations of the Company. There can be no assurance that a hard market will emerge or that the current market will not worsen.

COMPETITION

     The commercial property and casualty insurance industry is highly competitive. Many of the Company's existing and potential competitors are larger, have considerably greater financial and other resources, have greater experience in the insurance industry and offer a broader line of insurance products than the Company. Not only does the Company compete with other insurers, it also competes with other forms of insurance organizations such as self-insurance mechanisms.

A.M. BEST AND STANDARD & POOR'S RATINGS

     The Insurance Subsidiaries are rated "A+" (Superior) by A.M. Best Company. According to A.M. Best Company, the "A+" (Superior) rating is assigned to companies that have, on balance, superior financial strength, operating performance and market profile when compared to the standards established by the A.M. Best Company and have a very strong ability to meet their ongoing obligations to policyholders. A.M. Best Company ratings are based upon factors relevant to policyholders and are not directed toward the protection of investors, such as holders of the Securities. The Insurance Subsidiaries also possess an "A" claims paying ability rating by Standard & Poor's. According to Standard & Poor's, insurers rated "A" offer good financial security for policyholders. The Company believes that the ratings assigned by A.M. Best Company and Standard & Poor's are important factors in marketing its products. If these ratings were to be downgraded in the future, it is likely that the Company's competitive position, and hence its financial condition and results of operations, would be adversely affected.

ADEQUACY OF RESERVES

     The Company establishes reserves for losses and loss adjustment expenses ("LAE") representing the Company's best estimate of the losses and LAE it will incur on existing insurance policies. The Company obtains annual certifications of reserves by independent actuaries. While management believes that the Company's reserves for losses and LAE are adequate, loss and LAE reserves necessarily are based on assumptions as to future events. Accordingly, ultimate losses and LAE may vary from established reserves. If the Company's reserves are subsequently determined to be understated, the Company will be required to increase reserves with a corresponding reduction in net income in the period in which the deficiency is identified. Furthermore, changes in inflation, claim settlement patterns, legislative activity and litigation trends may have a substantial impact on the Company's future loss experience. Accordingly, there can be no assurance that the Company's reserves will be adequate to cover ultimate loss development. In the event the Company is required to strengthen reserves, such action could result in a reduction in policyholders' surplus, a downgrading of the Insurance Subsidiaries' A.M. Best pooled rating and/or adverse regulatory consequences.

REINSURANCE

     The Company cedes to reinsurers a portion of the risk on policies it writes directly. Limiting its insurance risks through reinsurance will continue to be important to the Company. The maintenance of reinsurance does not affect the Company's direct liability to its policyholders on the business it writes directly. Although the Company's reinsurance is currently maintained primarily with one large reinsurer, rated "A" (Excellent) by A.M. Best, the reinsurer's insolvency or inability to make payments under the terms of a reinsurance treaty with the Company could have a material adverse effect on the Company. Moreover, there can be no assurance that reinsurance will remain continuously available to the Company to the same extent and on the same terms as are currently available.

DEPENDENCE ON KEY PERSONNEL

     The success of the Company's business is dependent on the efforts and abilities of its principal executive officers, particularly James J. Maguire, the Company's founder, principal shareholder, Chairman of the Board, President and Chief Executive Officer. The Company maintains $5.0 million of "key man" insurance on Mr. Maguire's life. However, Mr. Maguire does not have an employment contract with the Company and there can be no assurance that he will remain in his present positions for any period of time. If the Company were to lose the services of Mr. Maguire or other principal executive officers, there could be a material adverse effect on the Company's business.

CONTROLLING SHAREHOLDERS; ANTI-TAKEOVER EFFECT

     James J. Maguire and his wife, Frances Maguire, beneficially own 44.1% of the Common Stock. Accordingly, Mr. and Mrs. Maguire have a substantial level of control over the Company and over matters submitted to its shareholders. Mr. James J. and Mrs. Frances Maguire are likely to have the practical ability to elect all of the directors of the Company and prevent a potential change of control of the Company (even if advantageous to the public investors).

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of April 2, 1998, executed by the Sponsor and certain of the Philadelphia Consolidated Trustees and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 2, 1998. Such trust declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Although, upon issuance of the Trust Preferred Securities, the holders of Income PRIDES will be the beneficial owners of the related Trust Preferred Securities, such Trust Preferred Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. See "Description of the Purchase Contracts -- Pledged Securities and Pledge Agreement" and "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." Philadelphia Consolidated will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to three percent of the total capital of the Trust. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Debentures and
(iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of approximately seven years, but may dissolve earlier as provided in the Declaration.

     The number of Philadelphia Consolidated Trustees initially is five. Three of the Philadelphia Consolidated Trustees are persons who are employees or officers of or who are affiliated with Philadelphia Consolidated (the "Regular Trustees"). Pursuant to the Declaration, the fourth trustee will be a financial institution that is unaffiliated with Philadelphia Consolidated, which trustee serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). The fifth trustee, First Chicago Delaware Inc., a financial institution that is unaffiliated with Philadelphia Consolidated, will serve as the Delaware Trustee, until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The First National Bank of Chicago will act as the trustee (the "Guarantee Trustee") under the Guarantee. See "Description of the Guarantee" and "Description of the Trust Preferred Securities -- Voting Rights."

     The Institutional Trustee will hold title to the Debentures for the benefit of the holders of the Trust Securities and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated noninterest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities. Philadelphia Consolidated, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Philadelphia Consolidated Trustee and to increase or decrease the number of Philadelphia Consolidated Trustees; provided, however, that the number of Philadelphia Consolidated Trustees shall be at least two, at least one of which shall be a Regular Trustee. Philadelphia Consolidated will pay all fees and expenses related to the Trust and the offering of the Trust Securities. See "Description of the Debentures -- Miscellaneous."

     The rights of the holders of the Trust Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Trust Act and the Trust Indenture Act. See "Description of the Trust Preferred Securities."

     The Delaware Trustee currently is First Chicago Delaware Inc. and its telephone number is (212)373-1191.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The high and low closing prices of the Common Stock, as reported by the National Association of Securities Dealers (NNM ticker symbol: "PHLY"), for the periods indicated, are presented below:


                                                              HIGH     LOW
                                                              ----     ---
1996:
  First Quarter*............................................  $10 1/2  $ 8 1/8
  Second Quarter*...........................................   11 1/4    9 1/8
  Third Quarter*............................................   10 5/8    8 3/8
  Fourth Quarter*...........................................   12 1/8   10 5/8
1997:
  First Quarter*............................................  $15      $11 1/4
  Second Quarter*...........................................   17 9/16  14
  Third Quarter*............................................   23 1/4   16 1/2
  Fourth Quarter............................................   23       15 11/16
1998:
  First Quarter.............................................  $21 3/4  $16 3/4
  Second Quarter (through April 23, 1998)...................  $22 1/2  $20 23/32


---------------
* Restated to reflect a two-for-one split of the Common Stock distributed in November 1997.

     Philadelphia Consolidated did not declare cash dividends on the Common Stock in 1996 or 1997, and currently intends to retain its earnings to enhance future growth. The payment of dividends will be determined by Philadelphia Consolidated's Board of Directors and will be based on general business conditions as well as legal and regulatory restrictions. As a holding company, Philadelphia Consolidated is dependent upon dividends and other permitted payments from its subsidiaries to pay cash dividends to its shareholders. The ability of the Insurance Subsidiaries to pay dividends to Philadelphia Consolidated is subject to regulatory limitations. See "Risk Factors -- Effects of Holding Company Structure."

                                USE OF PROCEEDS

     All or substantially all of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof, and the remainder, if any, will be paid to the Company. All of the proceeds from the sale of the Trust Preferred Securities that are not components of Income PRIDES and from the sale of the Common Securities and all or substantially all of the proceeds from the sale of the Income PRIDES will be invested by the Trust in Debentures of Philadelphia Consolidated, and the remainder of the proceeds from the sale of the Income PRIDES, if any, will be paid to the Company. Philadelphia Consolidated currently anticipates using all of the net proceeds from the sale of the Debentures, the Income PRIDES and the Growth PRIDES, estimated to be
approximately $     million, for general corporate purposes, which may include acquisitions (including, without limitation, acquisitions of programs or books of business), capital expenditures, capital contributions to its subsidiaries and the repurchase by Philadelphia Consolidated of its Common Stock. Philadelphia Consolidated has had discussions relating to possible acquisitions with a number of parties, but has not reached agreement with respect to the terms of any such acquisition and, accordingly, there is no assurance that any such transaction will be completed.

                     CONDENSED CONSOLIDATED CAPITALIZATION

     The following table summarizes the actual consolidated capitalization of Philadelphia Consolidated at December 31, 1997, and such capitalization adjusted on a pro forma basis to reflect the sale of the FELINE PRIDES offered hereby and the concurrent purchase by the Trust from Philadelphia Consolidated of $ million principal amount of Debentures. The table should be read in conjunction with Philadelphia Consolidated's Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated by reference herein.

                                                                    DECEMBER 31, 1997
                                                    -------------------------------------------------
                                                                     PRO FORMA
                                                                    ADJUSTMENTS
                                                                      FOR THE
                                                                    ISSUANCE OF          PRO FORMA
                                                     ACTUAL     FELINE PRIDES(2)(3)     AS ADJUSTED
                                                    --------    -------------------     -----------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE
                                                                        AMOUNTS)
Minority Interest in Consolidated Subsidiaries:
  Company-obligated Mandatorily-redeemable
     Preferred Securities of Subsidiary
     Trust(1).....................................  $     --         $ 87,150             $
                                                    --------         --------             --------
Shareholders' Equity:
  Preferred Stock, $.01 Par Value, 10,000,000
     Shares Authorized, None Issued and
     Outstanding..................................
  Common Stock, No Par Value, 50,000,000 Shares
     Authorized; 12,242,431 Shares Issued and
     Outstanding(3)...............................    42,788
  Notes Receivable from Shareholders..............    (1,422)
  Unrealized Investment Appreciation
     (Depreciation), Net of Deferred Income
     Taxes........................................    15,023
  Retained Earnings...............................    54,895
                                                    --------         --------             --------
          Total Shareholders' Equity..............   111,284
                                                    --------         --------             --------
          Total Capitalization....................  $111,284         $                    $
                                                    ========         ========             ========

---------------

(1) Subsequent to the completion of the Offering, the assets of the Trust will
    consist solely of approximately $     million in aggregate principal amount
    of the Debentures with an interest rate of   % and a maturity date of
                , 2001. The assets described in the previous sentence may not be adequate to meet the obligations of the Trust.

(2) The pro forma adjustments assume the Underwriters' over allotment is not exercised.

(3) The present value of the Contract Adjustment Payments, if any, are charged to Common Stock.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be reflected in Philadelphia Consolidated's consolidated financial statements, with the Trust Preferred Securities shown on Philadelphia Consolidated's balance sheet under the caption "Company-obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust." The financial statement footnotes to Philadelphia Consolidated's consolidated financial statements will reflect that the sole asset of the Trust will be the Debentures. Distributions on the Trust Preferred Securities will be reflected as a charge to Philadelphia Consolidated's consolidated income, identified as Minority Interest in Net Income of Consolidated Subsidiaries, whether paid or accrued.

     The Purchase Contracts are forward transactions in the Common Stock. Upon settlement of a Purchase Contract, Philadelphia Consolidated will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to the Common Stock account in shareholders' equity. The present value of the Contract Adjustment Payments will initially be charged to equity, with an offsetting credit to liabilities. Subsequent Contract Adjustment Payments will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

     Prior to the issuance of shares of Common Stock, upon settlement of the Purchase Contracts, it is anticipated that the FELINE PRIDES will be reflected in Philadelphia Consolidated's earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by Philadelphia Consolidated in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on Philadelphia Consolidated's earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial information as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 has been derived from previously published audited consolidated financial statements of Philadelphia Consolidated, prepared in accordance with generally accepted accounting principles, which have been audited by Coopers & Lybrand L.L.P., independent accountants. The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements from which it has been derived and the accompanying notes thereto incorporated by reference herein. See also, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Philadelphia Consolidated and accompanying notes included herein.

                                                            AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                                  --------------------------------------------------------------
                                                     1997         1996         1995         1994         1993
                                                  ----------   ----------   ----------   ----------   ----------
                                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
OPERATIONS STATEMENT DATA:
Gross Written Premiums..........................  $  159,091   $  136,855   $  104,180   $   89,099   $   57,085
Gross Earned Premiums...........................  $  150,128   $  121,820   $   99,507   $   84,657   $   53,506
Net Written Premiums............................  $  111,797   $   83,994   $   62,072   $   55,398   $   40,645
Net Earned Premiums.............................  $  100,555   $   72,050   $   58,188   $   52,085   $   37,484
Net Investment Income...........................       9,703        7,910        6,506        4,902        3,269
Net Realized Investment Gain (Loss).............         (16)         260          181       (1,697)       1,327
Other Income....................................         228          282          309          314        1,169
                                                  ----------   ----------   ----------   ----------   ----------
         Total Revenue..........................     110,470       80,502       65,184       55,604       43,249
                                                  ----------   ----------   ----------   ----------   ----------
Net Loss and Loss Adjustment Expenses...........      55,009       40,118       33,227       31,009       21,165
Acquisition Costs and Other Underwriting
  Expenses......................................      31,344       22,210       17,105       15,541       12,991
Other Operating Expenses........................       1,909        1,386        2,564        1,347        3,038
Interest Expense................................          --           --           --           --          459
                                                  ----------   ----------   ----------   ----------   ----------
         Total Losses and Expenses..............      88,262       63,714       52,896       47,897       37,653
                                                  ----------   ----------   ----------   ----------   ----------
Income Before Income Taxes......................      22,208       16,788       12,288        7,707        5,596
         Total Income Tax Expense...............       5,338        3,414        2,458        1,734        1,364
                                                  ----------   ----------   ----------   ----------   ----------
         Net Income.............................  $   16,870   $   13,374   $    9,830   $    5,973   $    4,232
                                                  ----------   ----------   ----------   ----------   ----------
Weighted Average Common Shares Outstanding(1)...  12,193,659   11,879,506   11,627,702   11,627,702    7,046,442
Weighted Average Share Equivalents
  Outstanding(1)................................   2,736,039    2,373,742    2,049,004    1,647,902    1,771,252
                                                  ----------   ----------   ----------   ----------   ----------
Weighted Average Share and Share Equivalents
  Outstanding(1)................................  14,929,698   14,253,248   13,676,706   13,275,604    8,817,694
                                                  ==========   ==========   ==========   ==========   ==========
Basic Earnings Per Share(1)(2)..................       $1.38        $1.13        $0.85        $0.51        $0.60
                                                       =====        =====        =====        =====        =====
Diluted Earnings Per Share(1)(2)................       $1.13        $0.94        $0.72        $0.45        $0.48
                                                       =====        =====        =====        =====        =====
YEAR END FINANCIAL POSITION:
  Total Investments and Cash and Cash
    Equivalents.................................  $  229,599   $  180,061   $  140,086   $  105,720   $   90,441
  Total Assets..................................     288,126      225,938      174,148      140,718      116,135
  Unpaid Loss and Loss Adjustment Expenses......     122,430       96,642       77,686       59,175       44,253
  Total Shareholders' Equity....................     111,284       85,642       68,316       52,600       49,018
  Common Shares Outstanding(1)..................  12,242,431   12,079,612   11,627,702   11,627,702   11,627,702
INSURANCE OPERATING RATIOS (STATUTORY BASIS):
  Net Loss and Loss Adjustment Expenses to Net
    Earned Premiums.............................        55.3%        55.7%        57.1%        59.5%        56.5%
  Underwriting Expenses to Net Written
    Premiums....................................        29.1%        31.1%        29.6%        29.9%        34.5%
                                                         ---          ---          ---          ---          ---
Combined Ratio..................................        84.4%        86.8%        86.7%        89.4%        91.0%
                                                         ===          ===          ===          ===          ===
A.M. Best Rating................................           A            A            A            A           A-
                                                  (Excellent)  (Excellent)  (Excellent)  (Excellent)  (Excellent)

---------------

(1) 1996, 1995, 1994 and 1993 restated to reflect a two for one split of Philadelphia Consolidated's common stock distributed in November 1997.

(2) 1996, 1995, 1994 and 1993 earnings per share amounts restated in accordance with the provisions of SFAS No. 128 adopted as of December 31, 1997.

                                    BUSINESS

GENERAL

     1997 represented the fourth consecutive year since its 1993 initial public offering that the Company has reported growth in gross written premiums and net income while experiencing a combined ratio substantially lower than the commercial property and casualty insurance industry as a whole. The Company's four year compound annual growth rate for gross written premiums and net income was 29.2% and 41.3%, respectively, while the four year weighted average combined ratio (GAAP basis) was 86.8%. The GAAP basis combined ratio is the sum of the net loss and loss adjustment expenses and acquisition costs and other underwriting expenses divided by net earned premiums. The Company believes its profitable growth is attributable to adhering to conservative underwriting guidelines and pricing discipline while supplementing historically profitable product lines with growth in certain excess liability products, commercial multi-peril products, and selected professional liability coverages.

     The Insurance Subsidiaries are rated "A+" (Superior) by A.M. Best Company. According to A.M. Best Company, the "A+" (Superior) rating is assigned to companies that have, on balance, superior financial strength, operating performance and market profile when compared to the standards established by the A.M. Best Company and have a very strong ability to meet their ongoing obligations to policyholders. A.M. Best Company ratings are based upon factors relevant to policyholders and are not directed toward the protection of investors. The Insurance Subsidiaries also possess an "A" claims paying ability rating by Standard & Poor's. According to Standard & Poor's, insurers rated "A" offer good financial security for policyholders. The Company believes that the ratings assigned by A.M. Best Company and Standard & Poor's are important factors in marketing its products.

BUSINESS STRATEGY

     The Company designs property and casualty insurance products incorporating value-added coverages and services for select target industries or niches. A "mixed" marketing strategy is utilized wherein the Company's production underwriting organization markets the Company's insurance products directly to the insured or through the Company's 35 preferred agents, or also accepts business from independent insurance brokers. The Company's production underwriting organization, consisting of 100 professionals at year 1997, operates from 38 proprietary field offices located across the United States and includes telemarketing staffs at its regional offices and the Philadelphia Home Office. Approximately 53% of the total 1997 gross premium was produced indirectly through the Company's 35 preferred agents (11%) and its approximately 4,000 broker relationships (42%).

PRODUCT LINES

     The following table sets forth, for the years ended December 31, 1997, 1996 and 1995, the gross written premiums for the Company's insurance product lines and the relative percentages that such premiums represented.

                                                     GROSS WRITTEN PREMIUMS
                                                FOR THE YEARS ENDED DECEMBER 31,
                           --------------------------------------------------------------------------
                                    1997                      1996                      1995
                           ----------------------    ----------------------    ----------------------
                           DOLLARS     PERCENTAGE    DOLLARS     PERCENTAGE    DOLLARS     PERCENTAGE
                           --------    ----------    --------    ----------    --------    ----------
                                                     (DOLLARS IN THOUSANDS)
Commercial Automobile....  $ 18,415       11.6%      $ 18,506       13.5%      $ 17,294       16.6%
Excess Liability.........    59,296       37.3         56,411       41.2         51,907       49.8
Commercial Package.......    60,012       37.7         43,707       32.0         25,064       24.1
Specialty Lines..........    20,748       13.0         16,558       12.1          8,505        8.2
Involuntary..............       620         .4          1,673        1.2          1,410        1.3
                           --------      -----       --------      -----       --------      -----
Total....................  $159,091      100.0%      $136,855      100.0%      $104,180      100.0%
                           ========      =====       ========      =====       ========      =====

     Commercial Automobile and Excess Liability. The Company has provided Commercial Automobile Products to the leasing and rent-a-car industries for over 35 years. Products offered to the rent-a-car industry include coverage for the business owner's property, dual interest liability, and physical damage on the rental vehicle.

     Additionally, through arrangements with a number of the largest rent-a-car companies, the Company also offers its excess liability product at the rental car counter to rent-a-car customers protecting them against liability for bodily injury and property damage, which is in excess of the statutory coverage provided with the rental vehicle and provides primary coverage over the renter's personal automobile insurance coverage.

     In keeping with its marketing philosophy, the Company includes a number of special features in its rental car products and services in an attempt to differentiate them from the competition. Such features include: catastrophic comprehensive coverage for losses due to fire, lightening, windstorm, hail, flood, earthquake and other specified causes; subrogation services on self-insured physical damage; liability deductibles; and self-insured retention programs.

     The Company also offers a full range of liability and physical damage coverages to automobile leasing companies and their customers. For the driver (the lessee), coverages include both primary liability and physical damage coverage on the vehicle. For the owner (the lessor), coverages include contingent and excess liability over the primary liability layer which (i) protects lessors in the event of a loss when the primary coverage is absent or inadequate and (ii) provides contingent physical damage coverage. Additional products offered to leasing companies include interim primary liability and physical damage coverage, which protects the lessor of the vehicle before and after it is delivered to the lessee; residual value coverage which guarantees the value of the leased vehicle at the termination of the lease; and guaranteed asset protection coverage which protects the lessor and lessee for the difference between the leased vehicle's actual cash value and the lease or loan net value in instances where the vehicle is stolen or damaged beyond repair.

     Commercial Package. The Company has been providing Commercial Multi Peril Package Policies ("Package Programs") to specific targeted niche markets for over 10 years. Among the organizations to which the Company offers its specialty niche Package Programs are non-profit social service agencies, introduced in 1988, health and fitness organizations, assisted living facilities, nursing homes, private and specialty training schools, and condominium/homeowner association facilities. The Package Programs policies provide a combination of comprehensive liability, property and automobile coverages with limits up to $1.0 million and umbrella limits on an optional basis up to $5.0 million. These policies are further tailored to include special value-added features addressing the unique aspects of each of the above niche markets differentiating the Company's product offerings from those of its competitors.

     Specialty Lines. The Company has been providing specialty professional liability products for approximately ten years, initially offering Directors & Officers Liability coverage to Nonprofit 501(c)(3) tax exempt organizations. The Company's recent efforts have been focused on broadening the target market for its specialty lines product offerings through the expansion of its field production underwriting staff along with introducing new products. The Company has significantly expanded its errors and omissions product offered to the independent insurance agent along with its miscellaneous professional liability program which is currently offered to an array of professionals including: mortgage bankers, claims adjusters, lawyers, title abstractors, and financial advisors. During 1996, the Company introduced a proprietary package of coverages in its Executive Safeguard policy offered to public and private companies. The coverages offered in the Executive Safeguard policy include: directors and officers liability, employment practices liability, fiduciary liability, and kidnap ransom insurance.

     The following table provides the geographic distribution of the Company's risks insured as represented by direct earned premiums for all product lines for the year ended December 31, 1997. No other state accounted for more than 2% of total direct earned premiums for all product lines for the year ended December 31, 1997.

                                                                                         PERCENT OF
                          STATE                             DIRECT EARNED PREMIUMS         TOTAL
----------------------------------------------------------  ----------------------    ----------------
California................................................       $ 31,549,372                21.9%
Florida...................................................         18,177,954                12.6
New York..................................................          8,103,169                 5.6
Illinois..................................................          7,191,090                 5.0
New Jersey................................................          7,044,649                 4.9
Massachusetts.............................................          6,495,937                 4.5
Pennsylvania..............................................          5,513,663                 3.8
Ohio......................................................          4,971,008                 3.4
Hawaii....................................................          4,510,938                 3.1
North Carolina............................................          3,370,045                 2.3
Oklahoma..................................................          3,309,100                 2.3
Minnesota.................................................          3,258,377                 2.3
Wisconsin.................................................          2,979,051                 2.1
Alabama...................................................          2,895,981                 2.0
Other.....................................................         34,821,033                24.2
                                                                 ------------              ------
Total Direct Earned Premiums..............................       $144,191,367               100.0%
                                                                 ============              ======

UNDERWRITING AND PRICING

     The Company's underwriting function is segregated into three independent groups: Commercial Lines, Specialty Lines, and Regional Underwriting. Commercial and Specialty Lines responsibilities include: pricing all business, managing the risk selection process, and monitoring loss ratios by product and insured. The Regional Underwriting group primarily performs preliminary underwriting and processing functions along with providing customer service.

     The Commercial Lines group, which has underwriting responsibility for the Company's commercial automobile and commercial package products, currently consists of home office underwriters that are supported by underwriting assistants, raters, and other policy administration personnel. The Commercial Lines underwriters and support staff are organized into geographic underwriting teams responsible for underwriting and servicing specific commercial automobile and commercial package products. Each underwriting team is under the direction of a Senior Underwriter who reports to the Vice President of Commercial Lines Underwriting.

     The Specialty Lines group, which has underwriting responsibility for the Company's professional liability products, consists of home office underwriters who report to the Vice President of Specialty Lines Underwriting, and are supported by underwriting assistants. The Specialty Lines underwriters have responsibility for underwriting specific professional liability products within designated Company marketing regions.

     During 1997, the Company established a pilot commercial lines underwriting function in its Southeast regional marketing office to strengthen local market intelligence, further develop relationships with agents and insureds and enhance overall customer service. This pilot underwriting function operates under well-defined underwriting and pricing guidelines developed by the home office Commercial Lines Underwriting department and has quoting and binding authority on all risks falling within these guidelines. Risks not failing within the guidelines are referred to the home office for underwriting decisions.

     As a result of the success of this pilot office, the Company plans to establish commercial lines underwriting functions in its Western and Northeast regional marketing offices during 1998 under the currently established structure. In addition, the Specialty Lines division has also identified key regional offices in which Specialty Lines underwriters will be placed. During the fourth quarter of 1997, a pilot Specialty Lines Underwriting unit was established in the Company's Western region. The Specialty Lines underwriters will also operate under a matrix organization structure similar to that of Commercial Lines underwriting where final underwriting decisions falling outside of established guidelines will be referred to the home office. Production and service decisions will reside with the regional marketing vice president. The Company anticipates placing Specialty Lines underwriters into approximately four other of the Company's seven regional marketing offices during 1998.

     The Company uses a combination of Insurance Services Office, Inc. ("ISO") coverage forms and rates and independently filed forms and rates. Coverage forms and rates are independently developed in situations where the line of business is not supported by ISO or where management believes the ISO forms and rates do not adequately address the risk. Departures from ISO forms are also used to differentiate the Company's products from its competitor's products and are independently filed.

     The Company attempts to follow conservative underwriting and pricing practices. When necessary, the Company is willing to reunderwrite, sharply curtail or discontinue a product deemed to present unacceptable risks. Written underwriting guidelines are maintained, and updated regularly, for all classes of business underwritten. Adherence to underwriting guidelines is maintained through underwriting audits. Product price levels are measured utilizing a price monitoring system which measures the aggregate price level of the book of business. This system is intended to assist management and underwriters in recognizing and correcting price deterioration before it results in underwriting losses.

REINSURANCE

     The Company's reinsurance program is principally placed with Swiss Re America, an "A" (Excellent) rated company by A.M. Best Company, with which the Company has maintained a reinsurance relationship since 1989.

     During the first quarter of 1998, effective as of January 1, 1998, the Company's casualty reinsurance agreement was modified to provide that the Company bears (i) the first $250,000 layer of liability on each occurrence for its assisted living, nursing home, insurance agents errors and omissions and corporate directors and officers liability products, (ii) the first $1,000,000 layer of liability on each occurrence for its non-profit directors and officers liability products and all of its commercial lines products excluding the assisted living and nursing home products, and (iii) the first $500,000 layer of liability on each occurrence for all other products, with the reinsurer bearing the remaining contracted liability under all policies up to $1,000,000. Casualty risks in excess of $1.0 million up to $10.0 million are reinsured under a casualty treaty. Facultative reinsurance is placed for each casualty risk in excess of $10.0 million.

     The Company has an errors and omissions insurance policy which provides $5.0 million of coverage for protection from exposures such as extra-contractual obligations and judgments in excess of policy limits. The Company also has an excess casualty reinsurance agreement with the Reinsurer providing an additional $5.0 million of coverage with respect to these exposures.

     The Company's property reinsurance agreement provides that the Company bears the first $500,000 layer of loss on each risk with the Reinsurer bearing the next $1.5 million layer of loss on each risk subject to a maximum of $3.5 million recoverable from a single occurrence. The Company has an automatic facultative arrangement for each property risk in excess of $2.0 million up to $20.0 million. The Company seeks to limit the risk of a reinsurer's default in a number of ways. First, the Company principally contracts with large reinsurers that are rated at least "A-" (Excellent) by A.M. Best Company. Second, the Company seeks to collect the obligations of its reinsurers on a timely basis. This collection effort is supported by a reinsurance recoverable system that is regularly monitored. Finally, the Company typically does not write casualty policies in excess of $10.0 million nor property policies in excess of $20.0 million.

     The Company regularly assesses its reinsurance needs and seeks to improve the terms of its reinsurance arrangements as market conditions permit. Such improvements may involve increases in retentions, modifications in premium rates, changes in reinsurers and other matters.

MARKETING AND DISTRIBUTION

     Proactive risk selection based on sound underwriting criteria and relationship selling in clearly defined commercial markets continues to be the foundation of the Company's marketing plan. Within this framework, the Company's marketing effort is designed to assure a systematic and disciplined approach to developing business which is anticipated to be profitable. The Company's most important distribution channel is its production underwriting organization. The production underwriting organization is currently comprised of 100 employees located in 38 field offices in major markets across the country. The field offices are focused daily on interacting with prospective and existing insureds. In addition to this direct marketing, relationships with approximately 4,000 brokers have been formed either as a result of the broker having a relationship with the insured, or through seeking the Company's expertise in one of its specialty products.

     During 1996, the Company introduced its preferred agent program wherein business relationships were formed with brokers specializing in certain of the Company's business niches. At year end 1997, the Company had 35 preferred agent relationships, representing approximately $16.2 million in gross written premium. The Company anticipates increasing the number of these relationships by approximately 35% in 1998 thereby further increasing the distribution of the Company's niche products. This mixed marketing concept not only provides the flexibility to work with the broker and/or policyholder but also provides the flexibility to seize emerging market opportunities.

     The Company supplements its marketing efforts through trade shows, direct mailings and national advertisements placed in trade magazines serving industries in which the Company specializes.

     In 1997, approximately 85% of the Company's expiring insurance premiums were renewed. Management attributes this renewal rate in large part to continuing personal contacts between the Company's production underwriters, value-added coverage enhancements which differentiates the Company's products, and servicing its policyholders.

PRODUCT DEVELOPMENT

     The Company continually evaluates new product opportunities, consistent with its strategic focus on selected market niches. Direct contacts between the Company's field and home office personnel and its customers have produced a number of new product ideas. All new product ideas are presented to the Product Development Committee (the "Committee") for consideration. The Committee, currently composed of the Company's two most senior executives, as well as officers from the underwriting and claims departments, meets regularly to review the feasibility of products from a variety of perspectives, including underwriting risk, marketing and distribution, reinsurance, long-term viability and consistency with the Company's culture and philosophy. For each new product, an individualized test market plan is prepared, addressing such matters as the appropriate distribution channel (e.g., a limited number of selected production underwriters), an appropriate cap on premiums to be generated during the test market phase and reinsurance requirements for the test market phase. Test market products may involve lower retentions than customarily utilized. After a new product is approved for test marketing, the Company monitors its success based on specified criteria (e.g., underwriting results, sales success, product demand and competitive pressures). If expectations are not realized, the Company either moves to improve results by initiating adjustments or abandons the product.

CLAIMS MANAGEMENT AND ADMINISTRATION

     In accordance with its emphasis on underwriting profitability, the Company actively manages claims under its policies in an effort to investigate reported incidents at the earliest juncture, service insureds and minimize fraud. Claim files are regularly audited by claims supervisors and the Company's reinsurers in an attempt to ensure that claims are being processed properly and that reserves are being set at appropriate levels. Claims examiners are expected to set conservative reserves, an important factor in the Company's reserve development over the years. See "The Company -- Loss and Loss Adjustment Expenses."

     The Company maintains a Special Investigations Unit to investigate suspicious claims and to serve as a clearinghouse for information concerning fraudulent practices primarily within the rental car industry.

Working closely with a variety of industry contacts, including attorneys, investigators and rental car company fraud units, this unit has uncovered a number of fraudulent claims.

LOSS AND LOSS ADJUSTMENT EXPENSES

     The Company is liable for losses and loss adjustment expenses under its insurance policies and reinsurance treaties. While the Company's professional liability policies are written on claims-made forms and while claims on its other policies are generally reported promptly after the occurrence of an insured loss, in many cases several years may elapse between the occurrence of an insured loss, the reporting of the loss to the Company and the Company's payment of the loss. The Company reflects its liability for the ultimate payment of all incurred losses and loss adjustment expenses by establishing loss and loss adjustment expense reserves, which are balance sheet liabilities representing estimates of future amounts needed to pay claims and related expenses with respect to insured events that have occurred.

     When a claim involving a probable loss is reported, the Company establishes a case reserve for the estimated amount of the Company's ultimate loss and loss adjustment expense. This estimate reflects an informed judgment, based on the Company's reserving practices and the experience of the Company's claims staff. Management also establishes reserves on an aggregate basis to provide for losses incurred but not reported ("IBNR"), as well as future development on claims reported to the Company.

     As part of the reserving process, historical data are reviewed and consideration is given to the anticipated effect of various factors, including known and anticipated legal developments, changes in societal attitudes, inflation and economic conditions. Reserve amounts are necessarily based on management's estimates and judgments; as new data become available and are reviewed, these estimates and judgments are revised, resulting in increases or decreases to existing reserves. To verify the adequacy of its reserves, the Company engages independent actuarial consultants to perform interim loss reserve analyses and annual certifications.

     The following table sets forth a reconciliation of beginning and ending reserves for unpaid loss and loss adjustment expenses, net of amounts for reinsured losses and loss adjustment expenses, for the years indicated. As a result of changes in estimates of insured events of prior years, the Company reduced losses and loss adjustment expenses incurred by $1,716,000, $965,000 and $925,000 in 1997, 1996 and 1995, respectively. Such favorable development was due to losses emerging at a lesser rate than had been originally anticipated when the initial reserves for the applicable accident years were estimated.

                                                              AS OF AND FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1997       1996       1995
                                                              --------    -------    -------
                                                                  (DOLLARS IN THOUSANDS)
Unpaid loss and loss adjustment expenses at beginning of
  year(1)...................................................  $ 85,723    $68,246    $53,595
                                                              --------    -------    -------
Provision for losses and loss adjustment expenses for
  current year claims.......................................    56,725     41,083     34,152
Decrease in estimated ultimate losses and loss adjustment
  expenses for prior year claims............................    (1,716)      (965)      (925)
                                                              --------    -------    -------
Total incurred losses and loss adjustment expenses..........    55,009     40,118     33,227
                                                              --------    -------    -------
Loss and loss adjustment expense payments for claims
  attributable to:
  Current year..............................................     9,512      7,427      6,186
  Prior years...............................................    22,292     15,214     12,390
                                                              --------    -------    -------
Total payments..............................................    31,804     22,641     18,576
                                                              --------    -------    -------
Unpaid loss and loss adjustment expenses at end of
  year(1)...................................................  $108,928    $85,723    $68,246
                                                              ========    =======    =======

---------------
(1) Unpaid loss and loss adjustment expenses differ from the amounts reported in the consolidated financial statements of Philadelphia Consolidated because of the inclusion therein of reinsurance receivables of $13,502, $10,919 and $9,440 at December 31, 1997, 1996 and 1995, respectively.

     The following table presents the development of unpaid loss and loss adjustment expenses, net of amounts for reinsured losses and loss adjustment expenses, from 1987 through 1997. The top line of the table shows the estimated reserve for unpaid loss and loss adjustment expenses at the balance sheet date for each of the indicated years. These figures represent the estimated amount of unpaid loss and loss adjustment expenses for claims arising in the current year and all prior years that were unpaid at the balance sheet date, including IBNR losses. The table also shows the re-estimated amount of the previously recorded unpaid loss and loss adjustment expenses based on experience as of the end of each succeeding year. The estimate changes as more information becomes known about the frequency and severity of claims for individual years.

                                   AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                            --------------------------------------------------------
                             1987     1988      1989      1990      1991      1992
                            ------   -------   -------   -------   -------   -------
                                             (DOLLARS IN THOUSANDS)
Unpaid Loss and Loss
  Adjustment Expenses, As
  Stated                    $4,940   $10,615   $12,198   $15,930   $22,248   $31,981
Cumulative Paid as of:
1 year later                 1,375     2,955     3,354     4,286     6,698     9,865
2 years later                2,481     4,832     6,249     8,084    12,485    16,290
3 years later                3,025     6,584     8,807    10,838    16,288    21,253
4 years later                3,582     7,813    10,155    12,907    17,780    24,299
5 years later                3,771     8,341    11,217    13,211    19,406    25,793
6 years later                3,881     8,748    11,497    13,792    19,898
7 years later                3,922     8,704    11,760    14,074
8 years later                3,911     8,696    11,902
9 years later                3,916     8,746
10 years later               3,918
Unpaid Loss and Loss
  Adjustment Expenses
  re-estimated as of End
  of Year:
1 year later                 4,472     9,535    12,628    15,953    22,056    30,538
2 years later                4,056     9,825    12,644    15,712    21,327    30,428
3 years later                3,932     9,645    12,424    14,822    21,198    29,648
4 years later                3,924     9,437    11,947    14,811    21,118    29,306
5 years later                3,970     9,053    11,836    14,841    21,399    28,553
6 years later                4,010     8,859    12,060    14,593    21,106
7 years later                3,952     8,770    12,008    14,606
8 years later                3,926     8,783    12,039
9 years later                3,947     8,804
10 years later               3,959
Cumulative Redundancy
  Dollars                   $  981   $ 1,811   $   159   $ 1,324   $ 1,142   $ 3,428
Percentage                   19.9%     17.1%      1.3%      8.3%      5.1%     10.7%

                               AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                            ------------------------------------------------
                             1993      1994      1995      1996       1997
                            -------   -------   -------   -------   --------
                                         (DOLLARS IN THOUSANDS)
Unpaid Loss and Loss
  Adjustment Expenses, As
  Stated                    $38,714   $53,595   $68,246   $85,723   $108,928
Cumulative Paid as of:
1 year later                 10,792    12,391    15,214    22,292
2 years later                19,297    23,139    31,410
3 years later                24,991    33,511
4 years later                28,903
5 years later
6 years later
7 years later
8 years later
9 years later
10 years later
Unpaid Loss and Loss
  Adjustment Expenses
  re-estimated as of End
  of Year:
1 year later                 38,603    52,670    67,281    84,007
2 years later                38,016    52,062    66,061
3 years later                37,184    51,149
4 years later                36,272
5 years later
6 years later
7 years later
8 years later
9 years later
10 years later
Cumulative Redundancy
  Dollars                   $ 2,442   $ 2,446   $ 2,185   $ 1,716
Percentage                     6.3%      4.6%      3.2%      2.0%

---------------
(1) Unpaid loss and loss adjustment expenses differ from the amounts reported in the consolidated financial statements of Philadelphia Consolidated because of the inclusion therein of reinsurance receivables of $13,502, $10,919, $9,440, $5,580, $5,539, $1,770, $1,267, $1,672 and $1,591 at December 31,
    1997, 1996, 1995, 1994, 1993, 1992, 1991, 1990 and 1989, respectively.

(2) The Company maintains its historical loss records net of reinsurance and therefore is unable to conform the presentation of this table to the financial statements.

     The cumulative redundancy represents the aggregate change in the reserve estimated over all prior years, and does not present accident year loss development. Therefore, each amount in the table includes the effects of changes in reserves for all prior years.

     The unpaid loss and loss adjustment expense of PIIC and PIC, as reported in their Annual Statements prepared in accordance with statutory accounting practices and filed with state insurance departments, differ from those reflected in the Company's financial statements prepared in accordance with GAAP with respect to recording the effects of reinsurance. Unpaid loss and loss adjustment expenses under statutory accounting practices are reported net of the effects of reinsurance whereas under GAAP these amounts are reported without giving effect to reinsurance in accordance with Statement of Financial Accounting Standards ("SFAS") No. 113. Under GAAP, reinsurance receivables, with a corresponding increase in unpaid loss and loss adjustment expense, have been recorded. (See footnote (1) to the immediately preceding table for amounts). There is no effect on net income or shareholders' equity due to the difference in reporting the effects of reinsurance between statutory accounting practices and GAAP as discussed above.

OPERATING RATIOS

     Statutory Combined Ratio. The statutory combined ratio, which is the sum of (a) the ratio of loss and loss adjustment expenses incurred to net earned premiums (loss ratio) and (b) the ratio of policy acquisition costs and other underwriting expenses to net written premiums (expense ratio), is the traditional measure of underwriting experience for insurance companies. Generally, if the combined ratio is below 100%, an insurance company has an underwriting profit and if it is above 100%, the insurer has an underwriting loss.

     The following table reflects the consolidated loss, expense and combined ratios of the Insurance Subsidiaries together with the property and casualty industry-wide combined ratios after policyholders' dividends.

                                                 FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------
                                         1997       1996       1995       1994       1993
                                         -----      -----      -----      -----      -----
Loss Ratio.............................   55.3%      55.7%      57.1%      59.5%      56.5%
Expense Ratio..........................   29.1%      31.1%      29.6%      29.9%      34.5%
                                         -----      -----      -----      -----      -----
Combined Ratio.........................   84.4%      86.8%      86.7%      89.4%      91.0%
                                         =====      =====      =====      =====      =====
Industry Combined Ratio after
  Policyholders' Dividends.............  101.1%(1)  105.8%(2)  106.3%(2)  108.3%(2)  106.8%(2)
                                         =====      =====      =====      =====      =====

---------------
(1) Source: Best's Week, December 29, 1997 Issue (Actual September 30, 1997).

(2) Source: Best's Aggregates & Averages, 1997 Edition.

     Premium-to-Surplus Ratio. While there are no statutory provisions governing premium-to-surplus ratios, regulatory authorities regard this ratio as an important indicator as to an insurer's ability to withstand abnormal loss experience. Guidelines established by the National Association of Insurance Commissioners (the "NAIC") provide that an insurer's net premium-to-surplus ratio is satisfactory if it is below 3 to 1.

     The following table sets forth, for the periods indicated, net written premiums to policyholders' surplus for the Insurance Subsidiaries (statutory basis):

                                                 AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                      ----------------------------------------------------------------
                                         1997          1996         1995          1994         1993
                                      ----------    ----------    ---------    ----------    ---------
                                                           (DOLLARS IN THOUSANDS)
Net Written Premiums................    $110,790       $83,994      $62,072       $55,398      $40,645
Policyholders' Surplus..............    $105,985       $81,906      $67,500       $56,027      $51,197
Premium to Surplus Ratio............  1.0 to 1.0    1.0 to 1.0    .9 to 1.0    1.0 to 1.0    .8 to 1.0

INVESTMENTS

     At December 31, 1997, the Company had total investments with a carrying value of $217.7 million, substantially all of which were held by the Insurance Subsidiaries. At December 31, 1997, 78.4% of the Company's total investments were investment grade fixed maturity securities, including U.S. treasury securities and obligations of U.S. government corporations and agencies, obligations of states and political subdivisions and corporate debt securities including collateralized mortgage and asset backed securities totaling $18.6 million. The collateralized mortgage and asset backed securities consist of short tranche securities possessing favorable pre-payment risk profiles. The remaining 21.6% of the Company's total investments consisted primarily of publicly-traded common stock securities.

     The following table sets forth information concerning the composition of the Company's total investments at December 31, 1997:

                                                            ESTIMATED      CARRYING      PERCENT OF
                                         AMORTIZED COST    MARKET VALUE     VALUE      CARRYING VALUE
                                         --------------    ------------    --------    --------------
                                                            (DOLLARS IN THOUSANDS)
Fixed Maturities:
  Obligations of States and Political
     Subdivisions......................     $105,117         $109,696      $109,696         50.4%
  U.S. Treasury Securities and
     Obligations of U.S. Government
     Corporations and Agencies.........       15,391           15,655        15,655          7.2%
  Corporate Debt Securities............       44,544           45,327        45,327         20.8%
Equity Securities......................       29,501           46,988        46,988         21.6%
                                            --------         --------      --------        -----
     Total Investments.................     $194,553         $217,666      $217,666        100.0%
                                            ========         ========      ========        =====

     At December 31, 1997, 100% of the Company's fixed maturity securities consisted of U.S. government securities or securities rated "1" or "2" by the NAIC; 96.4% of the fixed maturity securities were rated "A" or better (with no security rated lower than "BBB-") by Standard & Poor's Corporation.

     The cost and estimated market value of fixed maturity securities at December 31, 1997, by remaining original contractual maturity, are set forth below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations, with or without call or prepayment penalties:

                                                            AMORTIZED COST    ESTIMATED MARKET VALUE
                                                            --------------    ----------------------
                                                                     (DOLLARS IN THOUSANDS)
Due in one year or less...................................     $  4,075              $  4,079
Due after one year through five years.....................       40,460                41,267
Due after five years through ten years....................       92,935                96,509
Due after ten years.......................................       27,582                28,823
                                                               --------              --------
     Total................................................     $165,052              $170,678
                                                               ========              ========

     Investments of the Insurance Subsidiaries must comply with applicable laws and regulations which prescribe the type, quality and diversification of investments. In general, these laws and regulations permit investments, with specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common equity securities, real estate mortgages and real estate.

     The Company's investment objective is to realize relatively high levels of investment income while generating competitive after-tax total rates of return within a prudent level of risk and within the constraints of maintaining adequate securities in amount and duration to meet cash requirements of current operations and long-term liabilities, as well as maintaining and improving the Company's A.M. Best Company and Standard & Poor's ratings. The Company utilizes professional investment managers for its fixed maturity and equity investment portfolios. The portfolio consists of diversified issuers and issues and, as of December 31, 1997, approximately 76% of the total invested assets (total investments plus cash equivalents) consisted of investments in fixed maturity securities.

     The Company increased its existing portfolio of fixed maturity securities by investing in investment grade corporate debt during 1997 due to more favorable after-tax yields. At the end of 1997, investment grade corporate debt represented 19.6% of the total invested assets, compared to 6.0% as of the end of 1996. The Company has also continued to increase its total investments in common stock of quality growth oriented mid-and large-cap companies seeking to achieve diversification and capital appreciation in the portfolio. At December 31, 1997, common stocks comprised 20.9% of the invested assets, compared to 15.8% as of the end of 1996.

REGULATION

     General. Insurance companies are subject to supervision and regulation in the states in which they transact business. Such supervision and regulation, designed primarily for the protection of policyholders and not shareholders, relates to most aspects of an insurance company's business and includes such matters as authorized lines of business; underwriting standards; financial condition standards; licensing of insurers; investment standards; premium levels; policy provisions; the filing of annual and other financial reports prepared on the basis of Statutory Accounting Practices ("SAP"); the filing and form of actuarial reports; the establishment and maintenance of reserves for unearned premiums; losses and loss adjustment expenses; transactions with affiliates; dividends; changes in control; and a variety of other financial and nonfinancial matters. Because the Insurance Subsidiaries are domiciled in Pennsylvania, the Pennsylvania Department of Insurance (the "Department") has primary authority over the Company.

     Regulation of Insurance Holding Companies. Pennsylvania, like many other states, has laws governing insurance holding companies (such as Philadelphia Consolidated). Under Pennsylvania law, a person generally must obtain the Department's approval to acquire, directly or indirectly, 10% or more of the outstanding voting securities of Philadelphia Consolidated or either Insurance Subsidiary. The Department's determination of whether to approve any such acquisition is based on a variety of factors, including an evaluation of the acquisitions financial stability, the competence of its management and whether competition in Pennsylvania would be reduced.

     The Pennsylvania statute requires every Pennsylvania-domiciled insurer which is a member of an insurance holding company system to register with the Department by filing and keeping current a registration statement on a form prescribed by the NAIC.

     The Pennsylvania statute also specifies that at least one-third of the board of directors and each committee thereof, of either the domestic insurer or its publicly owned holding company (if any), must be comprised of outsiders (i.e., persons who are neither officers, employees nor controlling shareholders of the insurer or any affiliate). In addition, the domestic insurer or its publicly held holding company must establish one or more committees comprised solely of outside directors, with responsibility for recommending the selection of independent certified public accountants; reviewing the insurer's financial condition, the scope and results of the independent audit and any internal audit; nominating candidates for director; evaluating the performance of principal officers; and recommending to the board the selection and compensation of principal officers.

     Dividend Restrictions. As an insurance holding company, Philadelphia Consolidated will be largely dependent on dividends and other permitted payments from the Insurance Subsidiaries to pay any cash dividends to its shareholders. The ability of the Insurance Subsidiaries to pay dividends to the Company is subject to Pennsylvania insurance laws, which currently require that dividends be paid from profits and afford the Department 30 days to disapprove the payment of "extraordinary dividends" from a domestic property and casualty insurer to its shareholders (i.e., dividends over a twelve-month period that exceed the greater of (a) 10% of policyholders' surplus shown on the latest Annual Statement filed with the Department, or (b) the net income for the period covered by such statement but in no event to exceed the amount of unassigned funds (i.e., retained earnings plus or minus net unrealized gains or losses). In addition, the law specifies factors to be considered by the Department to allow it to determine that policyholders' surplus after the payment of dividends is reasonable in relation to an insurance company's outstanding liabilities and adequate to its financial needs. Such factors include, for example, the size of the company, the extent to which its business is diversified among several lines of insurance, the number and size of risks insured, the nature and extent of the company's reinsurance, and the adequacy of the company's reserves. Accumulated statutory profits of the Insurance Subsidiaries from which dividends may be paid totaled $59.7 million at December 31, 1997. Of this amount, the Insurance Subsidiaries are entitled to pay a total of approximately $14.3 million of dividends in 1998 without obtaining prior approval from the Department.

     The National Association of Insurance Commissioners. In addition to state-imposed insurance laws and regulations, the Insurance Subsidiaries are subject to the general SAP and reporting formats established by the NAIC. The NAIC also promulgates model insurance laws and regulations relating to the financial and operational regulation of insurance companies. These model laws and regulations generally are not directly applicable to an insurance company unless and until they are adopted by applicable state legislatures or departments of insurance. However, NAIC model laws and regulations have become increasingly important in recent years, due primarily to the NAIC's state regulatory accreditation program. Under this program, states which have adopted certain required model laws and regulations and meet various staffing and other requirements are "accredited" by the NAIC. Such accreditation is the cornerstone of an eventual nationwide regulatory network and there is a certain degree of political pressure on individual states to become accredited by the NAIC. Because the adoption of certain model laws and regulations is a prerequisite to accreditation, the NAIC's initiatives have taken on a greater level of practical importance in recent years. The NAIC accredited Pennsylvania under the NAIC Financial Regulation Standards in March 1994.

     All the states have adopted the NAIC's financial reporting form, which is typically referred to as the NAIC "Annual Statement" and most states, including Pennsylvania, generally defer to the NAIC with respect to SAP. In this regard, the NAIC has a substantial degree of practical influence and is able to accomplish certain quasi legislative initiatives through amendments to the NAIC annual statement and applicable accounting practices and procedures. For instance, in recent years the NAIC has required all insurance companies to have an annual statutory financial audit and an annual actuarial certification as to loss reserves by including such requirements within the annual statement instructions.

     Capital and Surplus Requirements. PIC's eligibility to write insurance on a surplus lines basis in most jurisdictions is dependent on its compliance with certain financial standards, including the maintenance of a requisite level of capital and surplus and the establishment of certain statutory deposits. In recent years, many jurisdictions have increased the minimum financial standards applicable to surplus lines eligibility. For example, California and certain other states have adopted regulations which require surplus lines companies operating therein to maintain minimum capital of $15 million, calculated as set forth in the regulations. PIC maintains capital to meet these requirements.

     Risk-Based Capital. Risk-based capital is designed to measure the acceptable amount of capital an insurer should have based on the inherent specific risks of each insurer. Insurers failing to meet this benchmark capital level may be subject to scrutiny by the insurer's domiciliary insurance department and ultimately rehabilitation or liquidation. Based on the standards currently adopted, the policyholders' surplus at December 31, 1997 is in excess of the prescribed risk-based capital requirements.

     Insurance Guaranty Funds. The Insurance Subsidiaries are subject to guaranty fund laws which can result in assessments, up to prescribed limits, for losses incurred by policyholders as a result of the impairment or insolvency of unaffiliated insurance companies. Typically, an insurance company is subject to the guaranty fund laws of the states in which it conducts insurance business; however, companies which conduct business on a surplus lines basis in a particular state are generally exempt from that state's guaranty fund laws. During the five years ended December 31, 1997, the amount of such guaranty from assessments paid by the Company was not material.

     Shared Markets. As a condition of its license to do business in various states, PIIC is required to participate in mandatory property-liability shared market mechanisms or pooling arrangements which provide various insurance coverages to individuals or other entities that otherwise are unable to purchase coverage voluntarily provided by private insurers. In addition, some states require automobile insurers to participate in reinsurance pools for claims that exceed a certain amount. PIIC's participation in such shared markets or pooling mechanisms is generally in amounts related to the amount of PIIC's direct writings for the type of coverage written by the specific pooling mechanism in the applicable state.

     Possible New Legislation, Regulations or Interpretations. New regulations and legislation have been (and are being) proposed from time to time to limit damage awards; to bring the industry under regulation by the federal government; to control premiums, policy terminations and other policy terms; and to impose new taxes and assessments. It is not possible to determine whether any of these proposals will be adopted in any jurisdictions and, if so, in what form or in what jurisdictions. In addition, the Company could be affected by interpretations of state insurance regulators with respect to licensing requirements applicable to the product distribution method currently utilized by the rent-a-car companies that are customers of the Company. The impact of these initiatives on the Company cannot be determined.

COMPETITION

     The commercial property and casualty insurance industry is highly competitive. Many of the Company's existing and potential competitors are larger, have considerably greater financial and other resources, have greater experience in the insurance industry and offer a broader line of insurance products than the Company. Not only does the Company compete with other insurers, it also competes with new forms of insurance organizations such as risk retention groups and self-insurance mechanisms.

     Overall, due to the abundance of capital in the insurance industry, the current business climate remains competitive from a solicitation and pricing standpoint. In the context of the current environment, the Company will not sacrifice pricing guidelines for premium volume and will "walk away" from writing business that does not meet underwriting or pricing guidelines. Management believes, though, that the Company's marketing strategy is a strength in this market environment, in that it provides the flexibility to quickly deploy the marketing efforts of the Company's direct production underwriters from soft market segments to market segments with emerging opportunities. Additionally, through the mixed marketing strategy, the Company's production underwriters have established relationships with approximately 4,000 brokers, thus increasing distribution and facilitating a regular flow of submissions.

EMPLOYEES

     As of February 26, 1998, the Company had 276 full-time employees and 15 part-time employees. The Company actively encourages its employees to continue their educational efforts and aids in defraying their educational costs (including 100% of education costs related to the insurance industry). Management believes that the Company's relations with its employees are generally excellent.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Operations. The Company reported record net income of $16.9 million for 1997, which is a 26.1% increase over its net income of $13.4 million for 1996. This increase is principally due to a 16.2% increase in gross written premiums, a 22.7% increase in net investment income and profitable underwriting which resulted in a 85.9% (GAAP basis) combined ratio (the sum of the net loss and loss adjustment expenses and acquisition costs and other underwriting expenses divided by net earned premiums). 1997 represented the fourth consecutive year since its 1993 initial public offering that the Company has reported growth in gross written premiums and net income while experiencing a combined ratio under 90%, which is substantially lower than the commercial property and casualty insurance industry as a whole. The Company believes that its continued profitable growth is attributable to the adherence to the Company's core philosophy of conservative underwriting guidelines and pricing discipline.

     The growth in gross written premiums primarily resulted from: the Company's recent new product offerings; strengthening of the proprietary field marketing organization to 100 professionals at year end 1997; and increasing product distribution through the preferred agent program.

     The Insurance Subsidiaries are rated "A+" (Superior) by A.M. Best Company and have been assigned an "A" claims paying ability rating by Standard & Poors.

  Investments

     The Company's investment objective is to realize relatively high levels of investment income while generating competitive after-tax total rates of return within a prudent level of risk and within the constraints of maintaining adequate securities in amount and duration to meet cash requirements of current operations and long-term liabilities, as well as maintaining and improving the Company's A.M. Best Company and Standard & Poors ratings. The Company utilizes professional investment managers for its fixed maturity and equity investments. These investments consist of diversified issuers and issues, and as of December 31, 1997 approximately 76% of the total invested assets (total investments plus cash equivalents) consisted of investments in fixed maturity securities.

     The Company increased its existing portfolio of fixed maturity securities by investing in investment grade corporate debt during 1997 due to more favorable after-tax yields. At the end of 1997 investment grade corporate debt represented 19.6% of total invested assets, compared to 6.0% as of the end of 1996. The Company has also continued to increase its investments in common stock of quality growth oriented mid-and large-cap companies seeking to achieve diversification and capital appreciation in its invested assets. At December 31, 1997, common stocks comprised 20.9% of invested assets, compared to 15.8% as of the end of 1996.

     During 1997, the Company purchased certain collateralized mortgage and asset backed securities, totaling $18.6 million in market value at year end. These securities are short tranche securities possessing favorable prepayment risk profiles. The Company had no other derivative financial instruments in its total investments as of December 31, 1997.

RESULTS OF OPERATIONS
(1997 VERSUS 1996)

     Premiums. Gross written premiums grew $22.2 million (16.2%) to $159.1 million in 1997 from $136.9 million in 1996; gross earned premiums grew $28.3 million (23.2%) to $150.1 million in 1997 from $121.8 million in 1996; net written premiums increased $27.8 million (33.1%) to $111.8 million in 1997 from $84.0 million in 1996; and net earned premiums grew $28.5 million (39.5%) to $100.6 million in 1997 from $72.1 million in 1996. The overall growth in premiums and the varying growth rates for gross written premiums, gross earned premiums, net written premiums and net earned premiums are attributable to a number of factors including:

     - Overall premium growth is primarily attributable to: continued marketing efforts relating to commercial auto, commercial package, and specialty lines products; the continued development of the Company's Preferred Agent Program, initiated in 1996, wherein business relationships are formed with brokers specializing in certain of the Company's business niches thereby increasing the distribution of the Company's niche products; and the increase of the Company's proprietary field organization to a total of 100 professionals, production underwriters and customer service representatives.

     - Net written and net earned premiums grew at higher rates than gross written and gross earned premiums primarily due to the renegotiation of the Company's reinsurance program effective January 1, 1997 whereby more favorable reinsurance rates were realized while substantially the same retentions and coverages were maintained.

     Net Investment Income. Net investment income approximated $9.7 million in 1997 and $7.9 million in 1996. The increase of $1.8 million (22.8%) is due primarily to the increase in total investments as a result of cash flows provided from operating activities and the additional investment income as a result of the relative percentage increase in corporate taxable securities versus tax exempt municipal securities.

     Net Loss and Loss Adjustment Expenses. Net loss and loss adjustment expenses increased $14.9 million (37.2%) to $55.0 million in 1997 from $40.1 million in 1996 and the loss ratio decreased to 54.7% in 1997 from 55.7% in 1996. The increase in net loss and loss adjustment expenses was due primarily to the 39.5% growth in net earned premiums. Additionally, since more earned premium was retained from the lower cost of reinsurance (see "Premiums", above), there was relatively higher net earned premium growth on products with low loss experience, the 37.2% increase in net loss and loss adjustment expenses was lower than the 39.5% net earned premium growth.

     Acquisition Costs and Other Underwriting Expenses. Acquisition costs and other underwriting expenses increased $9.1 million (41.0%), to $31.3 million in 1997 from $22.2 million in 1996. This increase was due primarily to the 39.5% growth in net earned premiums.

     Income Tax Expense. The Company's effective tax rates for 1997 and 1996 were 24.0% and 20.3%, respectively. The effective rates differed from the 35% statutory rate principally due to investment income earned on tax-exempt securities. The increase in the effective tax rate is principally due to a greater investment in taxable securities relative to tax-exempt securities during 1997.

RESULTS OF OPERATIONS
(1996 VERSUS 1995)

     Premiums. Gross written premiums grew $32.7 million (31.4%) to $136.9 million in 1996 from $104.2 million in 1995; gross earned premiums grew $22.3 million (22.4%) to $121.8 million in 1996 from $99.5 million in 1995; net written premiums increased $21.9 million (35.3%) to $84.0 million in 1996 from $62.1 million in 1995; and net earned premiums grew $13.9 million (23.9%) to $72.1 million in 1996 from $58.2 million in 1995. The overall growth in premiums and the varying growth rates for gross written premiums, gross earned premiums, net written premiums and net earned premiums are attributable to a number of factors:

     - Overall premium growth is primarily attributable to the following factors:

        - The prior year's growth in the field production underwriting organization enabling expansion of the Company's marketing efforts to non profit organizations, the health and fitness industry and selected professional liability products.

        - The introduction of the Company's Preferred Agent Plan, wherein business relationships were formed with brokers specializing in certain of the Company's business niches, thereby increasing the distribution of the Company's niche products.

        - Continued favorable market conditions for certain leasing products.

     - Overall premium growth has been offset in part by designed reductions in premiums from certain rental products due primarily to inadequate pricing levels which are currently being experienced as a result of market competition. However, the Company anticipates an improvement in these market conditions in the near future. Additionally, there have been recent consolidations in the car rental industry the effect of which on the rental car insurance market, if any, are not known at this time.

     Net Investment Income. Net investment income approximated $7.9 million in 1996 and $6.5 million in 1995. The increase of $1.4 million (21.5%) is due primarily to the increase in total investments as a result of cash flows provided from operating activities.

     Net Realized Investment Gain (Loss). Net realized investment gains were $.3 million in 1996 compared to $.2 million in 1995.

     Net Loss and Loss Adjustment Expenses. Net loss and loss adjustment expenses increased $6.9 million (20.8%) to $40.1 million in 1996 from $33.2 million in 1995 and the loss ratio decreased to 55.7% in 1996 from 57.1% in 1995. The increase in net loss and loss adjustment expenses was due primarily to the 23.9% growth in net earned premiums. Additionally, since there was relatively higher net earned premium growth on products with low loss experience, the percentage increase in net loss and loss adjustment expenses (20.8%) was lower than the 23.9% net earned premium growth.

     Acquisition Costs and Other Underwriting Expenses. Acquisition costs and other underwriting expenses increased $5.1 million (29.8%), to $22.2 million in 1996 from $17.1 million in 1995. The increase in acquisition costs and other underwriting expenses exceeds the 23.9% growth in net earned premiums, due primarily to increased commission expense as a result of the Company beginning to market its niche products through preferred brokers.

     Other Operating Expenses. Other operating expenses decreased $1.2 million (46.2%), to $1.4 million in 1996 compared to $2.6 million in 1995 principally due to additional expenses related to the opening of new field offices in 1995.

     Income Tax Expense. The Company's effective tax rates for 1996 and 1995 were 20.3% and 20.0%, respectively. The effective rates differed from the 34% statutory rate principally due to investment income earned on tax-exempt securities.

GROWTH OPPORTUNITIES

     The attainment of profitable new business continues to be a primary focus of the Company. For 1998, the Company anticipates substantially growing its Preferred Agent Program, thereby further increasing the distribution of the Company's niche products. In addition, the Company has grown its proprietary field organization during 1997 to 100 professionals, including production underwriters and customer service representatives, and plans to further expand this organization in 1998, thereby further strengthening its resources to prospect the Company's existing niches for profitable new business. The Company also seeks acquisition opportunities to purchase programs or books of business which complement its niche markets or parallel its conservative underwriting and pricing discipline. The Company is also exploring financing opportunities in this regard; however, there is no assurance that an acquisition or financing will occur.

     Overall, due to the abundance of capital in the insurance industry, the current business climate remains very competitive from a solicitation and pricing standpoint. In the context of the current environment, the Company will not sacrifice underwriting standards or pricing guidelines solely for premium volume and will "walk away," if necessary, from writing business that does not meet established underwriting standards and pricing guidelines as has occurred in the commercial auto niche over the past three years. Additionally, in response to the competitive market, the Company re-underwrote its errors and omissions product during 1997 by increasing deductible requirements and modifying underwriting guidelines in certain markets to reduce the size and risk profile of the product. Management believes, though, that the Company's mixed marketing strategy is a strength in this market environment, in that, it provides the flexibility to quickly deploy the marketing efforts of the Company's direct production underwriters from soft market segments to market segments with emerging opportunities. Additionally, through the mixed marketing strategy, the Company's production underwriters have established relationships with approximately 4,000 brokers, thus facilitating a regular flow of submissions.

LIQUIDITY AND CAPITAL RESOURCES

     Philadelphia Insurance is a holding company whose principal assets currently consist of substantially all of the capital stock of the Insurance Subsidiaries and Maguire Insurance Agency, Inc. Philadelphia Insurance's primary sources of funds are dividends from its subsidiaries and payments to it pursuant to tax allocation agreements with the Insurance Subsidiaries. For the year ended December 31, 1997, payments to Philadelphia Insurance pursuant to such tax allocation agreements totaled $7.3 million. The payment of dividends to Philadelphia Insurance from the Insurance Subsidiaries is subject to certain limitations imposed by the insurance laws of the Commonwealth of Pennsylvania. Statutory profits of the Insurance Subsidiaries from which dividends may be paid totaled $59.7 million at December 31, 1997. Of this amount, the Insurance Subsidiaries are entitled to pay a total of approximately $14.3 million of dividends in 1998 without obtaining prior approval from the Insurance Commissioner of the Commonwealth of Pennsylvania.

     Under certain reinsurance agreements, the Company is required to maintain investments in trust accounts to secure its reinsurance obligations (primarily the payment of losses and loss adjustment expenses on business it does not write directly). At December 31, 1997, the investment and cash balances in such trust accounts totaled approximately $14.6 million. In addition, various insurance departments of states in which the Company operates require the deposit of funds to protect policyholders within those states. At December 31, 1997, the balance on deposit for the benefit of such policyholders totaled approximately $10.9 million.

     The Company has reviewed all computer systems in operation within the Company and determined them to be Year 2000 compliant except for its mainframe policy administration computer system. The Company will begin the process of preparing this computer system and related applications for the Year 2000 in the second quarter 1998. The process involves modifying certain hardware and software. Management expects to have substantially all hardware and software upgraded as necessary, for compliance by year-end 1998. Management believes that its level of preparedness is appropriate. The Company estimates the cumulative costs of the process, which includes costs of modifying hardware and software, will not have a material effect on its business, operations or financial condition. The costs of the project and expected completion dates are based on management's best estimates.

     The Company has produced net cash from operations of $38.0 million in 1997, $37.6 million in 1996 and $25.2 million in 1995. Management believes that the Company has adequate liquidity to pay all claims and meet all other cash needs.

     The Insurance Subsidiaries, which operate under a pooling agreement, require policyholders' surplus to support premium writings. Guidelines of the National Association of Insurance Commissioners (the "NAIC") suggest that a property and casualty insurer's ratio of annual statutory net premium written to policyholders' surplus should not exceed 3 to 1. The ratio of combined annual statutory net premium written by the Insurance Subsidiaries to their combined policyholders' surplus was 1.0 to 1.0 for both 1997 and 1996. Management believes that the policyholders' surplus, which was $106.0 million at December 31, 1997, will be sufficient to support current and anticipated premium writings. Risk-based capital is designed to measure the acceptable amount of capital and surplus an insurer should have based on the inherent specific risks of each insurer. Insurers failing to meet this benchmark level may be subject to scrutiny by the insurer's domiciliary insurance department and ultimately rehabilitation or liquidation. Based on the standards currently contained in the applicable Pennsylvania Insurance Company statutes, the Company's capital and surplus is in excess of the prescribed risk-based capital requirements.

INFLATION

     Property and casualty insurance premiums are established before the amount of losses and loss adjustment expenses, or the extent to which inflation may affect such amounts, is known. The Company attempts to anticipate the potential impact of inflation in establishing its premiums and reserves. Substantial future increases in inflation could result in future increases in interest rates which in turn are likely to result in a decline in the market value of the Company's investment portfolio and resulting unrealized losses and/or reductions in shareholders' equity.

NEW ACCOUNTING PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share", specifying the computation, presentation, and disclosure requirements for earnings per share for entities with publicly held common stock. Under SFAS No. 128, basic and diluted per share amounts shall be presented for net income on the face of the statement of operations. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The Company adopted the provisions of SFAS No. 128 as of December 31, 1997.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", which is effective for years beginning after December 15, 1997. This statement establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income is defined to include all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company will adopt SFAS No. 130 and begin reporting comprehensive income in the first quarter of 1998.

     In June 1997, the Financial Accounting Standards Board also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective for fiscal years beginning after December 15, 1997. This statement establishes standards for the disclosure of segment results. It requires that segments be determined using the "management approach", which means the way management organizes the segments within the enterprise for making operating decisions and assessing performance. The Company will adopt SFAS No. 131 in the fourth quarter of 1998, and is still evaluating its impact on the Company's segment disclosures.

                                   MANAGEMENT

     The names and ages of the Company's Directors, executive officers and other key personnel, their principal occupations, lengths of service and certain other biographical information are set forth below:

     JAMES J. MAGUIRE, age 64, has served as Chief Executive Officer and Chairman of the Board of Directors of the Company, since its formation in 1981, and its subsidiaries, since their formation. Mr. Maguire also serves as President of the Company. He has worked in the insurance industry for 40 years with experience in insurance accounting, underwriting, sales and marketing, claims management and administration.

     SEAN S. SWEENEY, CPCU, RPLU, age 40, joined the Company in 1979 and has served on the Board of Directors of the Company since 1996. He has served as Senior Vice president, Director of Marketing for the Company since 1987. Mr. Sweeney previously was employed by the Company as a Regional Vice President, Regional Sales Manager and sales representative. His current responsibilities include management of all marketing and sales for the Company. Mr. Sweeney received an MBA degree in marketing from St. Joseph's University in 1994. Mr. Sweeney is the nephew of Mr. James J. Maguire.

     JAMES J. MAGUIRE, JR., RPLU, age 37, joined the Company as Vice President of Underwriting in June 1996 and was elected to serve as a member of the Board of Directors of the Company in May of 1997. Mr. Maguire, Jr. was previously employed as Assistant Vice President of Underwriting with American International Group, Inc., an insurance and financial services company. He received a BS degree in Finance from St. Joseph's University in 1984 and an MBA degree from Notre Dame University in 1986. Mr. Maguire, Jr. is the son of Mr. James J. Maguire.

     WILLIAM J. HENRICH, JR., age 69, has served on the Board of Directors since 1996. Mr. Henrich is a senior partner with the law firm of Dilworth, Paxson, Kalish & Kaufman.

     PAUL R. HERTEL, JR., age 70, has served on the Board of Directors of the Company since 1987. Mr. Hertel has been an insurance broker with Paul Hertel & Company, Inc. for over 40 years and serves as Chairman of the Executive Committee of that company.

     ROGER L. LARSON, age 76, has served on the Board of Directors of the Company since 1986. Mr. Larson served in various merchandising capacities for Sears Roebuck & Co., including Regional Manager, prior to his retirement in 1980.

     THOMAS J. MCHUGH, age 66, has served on the Board of Directors of the Company since 1986. Mr. McHugh has been President, Chairman of the Board of Directors and Chief Executive Officer of McHugh Associates, Inc., a registered investment advisor, since 1986 and has served as a director of The Rouse Company, a real estate development company, since 1980.

     MICHAEL J. MORRIS, age 63, has served on the Board of Directors of the Company since 1993. Mr. Morris served as Chairman and Chief Executive Officer of Transport International Pool Corporation, a multinational corporation that principally provides transport services, from 1975 to his retirement in 1992.

     J. EUSTACE WOLFINGTON, age 65, has served on the Board of Directors of the Company since 1986. Since 1981, Mr. Wolfington has been the President of H.A.C. Group of Companies, an international automobile leasing consulting firm.

     CRAIG P. KELLER, age 47, joined the Company as Vice President and Chief Financial Officer in December 1992 and was appointed Secretary in July 1993 and Treasurer in April 1997. Mr. Keller was previously employed by Reliance Insurance Group, Inc., a subsidiary of Reliance Group Holdings, where he served in various financial capacities from 1985 through 1992, including Assistant Vice President from June 1991 to December 1992. Mr. Keller, formerly with Coopers & Lybrand L.L.P., is a Certified Public Accountant and has a BS degree and MBA from Drexel University.

     WILLIAM J. BENECKE, age 34, has been Vice President of Claims since 1994. He previously served in the capacity of Claims Manager from 1992 to 1994. From 1990 through 1992, he served the Company as a Senior Claims Examiner and Senior Litigation Examiner. Mr. Benecke was previously employed by Ohio

Casualty Insurance Company as a claims representative from 1986 to 1990. He graduated from Rutgers University with a BA degree in 1985 and is a licensed property appraiser and a CPCU candidate.

     CHARLES E. BROGAN, JR., age 33, joined the Company as corporate sales representative in 1988. In 1989, he was promoted to Outside Sales; in 1993, he was promoted to Regional Manger; and in 1996, he was named Regional Vice President of the MidAtlantic Region. Mr. Brogan formerly was employed with Liberty Mutual Insurance Company. He graduated with a BS degree in Criminal Justice and Pre-Law from Scranton University in 1986 and is a CPCU candidate.

     JACK T. CARBALLO, CPCU, RPLU, age 43, has been Vice President since 1985. In addition, he served as Claims Manager from 1984 to 1985 and as a Claims Examiner from 1983 to 1984. Prior to joining the Company, Mr. Carballo was an insurance adjuster with an independent adjusting firm. He graduated with a BS degree from LaSalle University in 1976 and is a licensed Pennsylvania Automobile Appraiser. He holds the Associate in Risk Management, Associate in Claims and Associate in Reinsurance designations from the Insurance Institute of America.

     PHILIP D. ELDRIDGE, CPCU, age 43, has been a Regional Vice President of the Company since 1988. Mr. Eldridge was employed by the Company from 1983 to 1987 as a Regional Manager and Vice President. Prior to joining the Company, Mr. Eldridge was an insurance agent with Farm Bureau Insurance. He received a BS degree from University of Tennessee at Chattanooga in 1976.

     CHRISTOPHER J. MAGUIRE, age 33, joined the Company as an underwriting trainee in 1987. He was promoted to Assistant Vice President for Commercial Lines Products in 1996 and to Vice President in November 1997. He is a CPCU candidate. Mr. Maguire received a BA degree in English from Villanova University in 1987. Mr. Maguire is the son of James J. Maguire.

     PATRICK J. McKEON, age 38, joined the Company in 1987 and served in various marketing and underwriting positions until being promoted to Vice President of Marketing in 1992. In 1996, he was instrumental in initiating the Preferred Agent Plan which is part of the Company's mixed marketing strategy today. Mr. McKeon is a BS degree candidate at St. Joseph's University and is the son-in-law of Mr. James J. Maguire.

     ROBERT D. O'LEARY, JR., CPCU, age 42, has been a Regional Vice President of the Company since 1986. From 1982, when he joined the Company, until 1986, he was the New England Regional Manager. Mr. O'Leary graduated from Trinity College in 1977 with a BA degree in Economics.

     CHARLES E. PEDONE, age 39, has been a Regional Vice President of the Company since 1988. He joined the Company in 1985 as a sales representative, and was promoted to Regional Sales Manager in 1986. Mr. Pedone received a BA degree in Communications from East Stroudsberg State College in 1983.

     ROBERT M. POTTLE, CPCU, RPLU, age 33, has been a Regional Vice President of the Company since 1996. He joined the Company in June 1986 and was promoted to Regional Manger in 1990. Mr. Pottle received a BA degree in Business Management from North Central College in Naperville, IL in 1986.

     DAVID A. RAMPSON, age 40, joined the Company in December 1997 as Vice President of Information Technology. Prior to joining the Company, he served as Vice President, Systems and Programming for PNC Bank. He received a BS degree in Accounting from Temple University in 1979.

     LAWRENCE G. SOLO, age 37, has been a Regional Vice President of the Company since 1996. He joined the Company in 1990 as a sales representative and was promoted to Regional Manager and Vice President in the Company's Southwest Region in 1993. Prior to joining the Company, he was a territorial manager for American General Insurance Company. Mr. Solo received a BBA degree from Baylor University in 1982.

     STEPHEN E. WESTHEAD, age 34, joined the Company as a Corporate Sales Representative in 1988. He was promoted to Outside Sales in the Company's Kansas City, MO office in 1992, and in 1996 was promoted to Vice President and Regional Manager of the Company's Central Region. Mr. Westhead received a BS degree from Cabrini College in 1987 and is a CPCU candidate.

                        DESCRIPTION OF THE FELINE PRIDES

     The following descriptions of certain terms of the FELINE PRIDES offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Securities set forth in the accompanying Prospectus, to which reference is hereby made. The summaries of certain provisions of documents described below are not necessarily complete, and in each instance reference is hereby made to the copies of such documents (including the definitions therein of certain terms) which are on file with the Commission. Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying Prospectus.

     Each FELINE PRIDES will be issued under the Purchase Contract Agreement between Philadelphia Consolidated and the Purchase Contract Agent. The FELINE PRIDES offered hereby initially will consist of (A) up to 8,000,000 units referred to as Income PRIDES and (B) at least 1,000,000 units referred to as Growth PRIDES. Each Income PRIDES will initially consist of a unit comprised of
(a) a Purchase Contract under which (i) the holder (including, initially, an Underwriter) will purchase from Philadelphia Consolidated on the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate described below under "Description of the Purchase Contracts -- General," and
(ii) Philadelphia Consolidated will pay Contract Adjustment Payments, if any, to
the holder at the rate of      % of the Stated Amount per amount, and (b)(i)
beneficial ownership of a related      % Trust Originated Preferred Security,
having a stated liquidation amount per Trust Preferred Security equal to the Stated Amount, representing an undivided beneficial ownership interest in the assets of the Trust, which will consist solely of the Debentures, (ii) in the case of a distribution of the Debentures upon the dissolution of the Trust as a result of an Investment Company Event, as described below, or otherwise, Debentures having a principal amount equal to the Stated Amount or (iii) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio. "Applicable Ownership Interest" means, with respect to an Income PRIDES and the U.S. Treasury Securities in the Treasury Portfolio, (A) a 1/100, or 1%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in
such Treasury Portfolio which matures on or prior to                  , 2001 and
(B) for each scheduled interest payment date on the Debentures that occurs after
the Tax Event Redemption Date, a      % undivided beneficial ownership interest
in a $1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date.

     Each Growth PRIDES will initially consist of a unit comprised of (a) a Purchase Contract under which (i) the holder will purchase from Philadelphia Consolidated on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of newly issued shares of Common Stock of Philadelphia Consolidated, equal to the Settlement Rate, and (ii) Philadelphia Consolidated will pay the holder Contract Adjustment Payments, if any, at the
rate of      % of the Stated Amount, and (b) a 1/100 undivided beneficial
ownership interest in a      % Treasury Security.

     The purchase price of each Income PRIDES and Growth PRIDES will be allocated between the related Purchase Contract and the related Trust Preferred Security, in the case of Income PRIDES, and interest in a Treasury Security, in the case of Growth PRIDES, as applicable, in proportion to their respective fair market values. Such position generally will be binding on each beneficial owner of each Income PRIDES (but not on the IRS (as defined herein)). See "Certain Federal Income Tax Consequences -- FELINE PRIDES -- Allocation of Purchase Price." As long as a FELINE PRIDES is in the form of an Income PRIDES or Growth PRIDES, the related Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as applicable, will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

CREATING GROWTH PRIDES

     Each holder of an Income PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Trust Preferred Securities held by the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 100 Income PRIDES; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may make such substitutions only in integral multiples of 4,000,000 Income PRIDES (but obtaining the release of the Treasury Portfolio rather than the Trust Preferred Securities), at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, as collateral to secure such holder's obligation under the related Purchase Contracts will be referred to as Growth PRIDES. To create 100 Growth PRIDES (unless a Tax Event Redemption has occurred), the Income PRIDES holder will (a) deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000 and (b) transfer 100 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Income PRIDES holder has deposited a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 100 Trust Preferred Securities relating to such 100 Income PRIDES. In the event that Contract Adjustment Payments, if any, are at a higher rate for Growth PRIDES than for Income PRIDES, holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments, if any, that would have accrued since the last Payment Date through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments, if any, that have accrued over the same period on the related Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related 100 Trust Preferred Securities from the pledge under the Pledge Agreement free and clear of Philadelphia Consolidated's security interest therein to the Purchase Contract Agent, which will (i) cancel the 100 Income PRIDES, (ii) transfer the 100 related Trust Preferred Securities to such holder and (iii) deliver 100 Growth PRIDES to the holder. The Treasury Security will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. The related Trust Preferred Securities released to the holder thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments, if any, will be payable by Philadelphia Consolidated on such Growth PRIDES on each Payment Date from the later of
                 , 1998 and the last Payment Date on which Contract Adjustment Payments, if any, were paid. In addition, OID will accrue on the related Treasury Securities.

CREATING INCOME PRIDES

     Each holder of a Growth PRIDES (unless a Tax Event Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to substitute for the related Treasury Securities held by the Collateral Agent Trust Preferred Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Preferred Securities, thereby creating Income PRIDES. Because Treasury Securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make such substitutions only in integral multiples of 100 Growth PRIDES; provided, however, if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, holders of the Growth PRIDES may make such substitution only in integral multiples of 4,000,000 Growth PRIDES, at any time, on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. To create 100 Income PRIDES (unless a Tax Event Redemption has occurred) the Growth PRIDES holder will (a) deposit with the Collateral Agent 100 Trust Preferred Securities and (b) transfer 100 Growth PRIDES certificates to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES holder has deposited 100 Trust Preferred Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such Growth PRIDES holder the Treasury Security relating to such Growth PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Security from the pledge under the Pledge Agreement free and clear of Philadelphia Consolidated's security interest therein to the Purchase Contract Agent, which will (i) cancel the 100 Growth PRIDES, (ii) transfer the related Treasury Security to such holder of Growth PRIDES and (iii) deliver 100 Income PRIDES to such holder of Growth PRIDES. The substituted Trust Preferred Securities will be pledged with the Collateral Agent to secure such Income PRIDES holder's obligation to purchase Common Stock under the related Purchase Contacts. Cumulative cash distributions, payable quarterly
at a rate of      % of the Stated Amount per annum (subject to Philadelphia
Consolidated's deferral rights), on such Income PRIDES will be payable on such Income PRIDES by Philadelphia Consolidated on each Payment Date from the later
of                  , 1998 and the last Payment Date on which such cumulative
cash distributions, if any, were paid.

     Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement -- Miscellaneous."

CURRENT PAYMENTS

     Holders of Income PRIDES are entitled to receive aggregate cash
distributions at a rate of      % of the Stated Amount per annum from and after
                 , 1998, payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the related Trust Preferred Securities or the Treasury Portfolio, as applicable,
payable at the rate of      % of the Stated Amount per annum and (ii) Contract
Adjustment Payments, if any, payable by Philadelphia Consolidated at the rate of
     % of the Stated Amount per annum, subject (in the case of distributions on the Trust Preferred Securities and the Contract Adjustment Payments, if any) to Philadelphia Consolidated's right of deferral as described herein.

     Each holder of Growth PRIDES will be entitled to receive quarterly Contract Adjustment Payments, if any, payable by Philadelphia Consolidated at the rate of
     % of the Stated Amount per annum, subject to Philadelphia Consolidated's rights of deferral. In addition, OID will accrue on the related Treasury Securities.

     The ability of the Trust to make the quarterly distributions on the Trust Preferred Securities is solely dependent upon the receipt of corresponding interest payments from Philadelphia Consolidated on the Debentures. Philadelphia Consolidated has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Debentures, to defer the interest payments on the Debentures. As a consequence of such deferral, quarterly distributions (unless a Tax Event Redemption has occurred) to holders of Income PRIDES (or any Trust Preferred Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest
thereon compounded quarterly at the rate of      % per annum through and
including                15, 2001, and at the Reset Rate thereafter).
Philadelphia Consolidated also has the right to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until the Purchase Contract Settlement Date; however, deferred Contract Adjustment
Payments will bear additional Contract Adjustment Payments at the rate of      %
per annum (the higher of (i) the rate that would accrue on Income PRIDES for such payments and (ii) the rate that would accrue on Growth PRIDES for such payments) (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts -- Contract Adjustment Payments" and "Description of the Trust Preferred Securities -- Distributions." If a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, quarterly distributions on the Treasury Portfolio, as a portion of the cumulative quarterly distributions to the holders of Income PRIDES, will not be deferred.

     Philadelphia Consolidated's obligations with respect to the Debentures will be senior and unsecured and will rank on a parity in right of payment with all other senior unsecured obligations of Philadelphia Consolidated. Philadelphia Consolidated's obligations with respect to the Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to Philadelphia Consolidated's Senior Indebtedness.

VOTING AND CERTAIN OTHER RIGHTS

     Holders of Trust Preferred Securities, in their capacities as such holders, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Trustees and will generally have no voting rights except in the limited circumstances described under "Description of the Trust Preferred Securities -- Voting Rights." Holders of Purchase Contracts relating to the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.

LISTING OF THE SECURITIES

     Application will be made to have the Income PRIDES and the Growth PRIDES listed on the NNM, subject to official notice of issuance. If Trust Preferred Securities are separately traded to a sufficient extent that the applicable market listing requirements are met, the Company will endeavor to cause such securities to be listed on the market on which the Income PRIDES and the Growth PRIDES are then listed including, if applicable, the NNM. See "Underwriting."

NNM SYMBOL OF COMMON STOCK

     The Common Stock is quoted on the NNM under the symbol "PHLY."

MISCELLANEOUS

     Philadelphia Consolidated or its affiliates may from time to time purchase any of the Securities offered hereby which are then outstanding by tender, in the open market or by private agreement.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL

     Each Purchase Contract that is a part of a FELINE PRIDES (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and Philadelphia Consolidated to sell, on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount of such FELINE PRIDES, a number of newly issued shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable
Market Value is equal to or greater than $            (the Threshold
Appreciation Price, which is approximately      % above the Reference Price),
the Settlement Rate will be equal to the Stated Amount divided by the Threshold
Appreciation Price, which is             ; accordingly, if, between the date of
the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the Stated Amount, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; (b) if the Applicable Market Value is less than the Threshold Appreciation price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate will be equal to the Stated Amount
divided by the Reference Price, which is             ; accordingly, if the
market price for the Common Stock decreases between the date of the final Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount and, if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount. "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NNM on such date or, if the Common Stock is not listed for trading on the NNM on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by Philadelphia Consolidated. A "Trading Day" means a day on which the Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

     No fractional shares of Common Stock will be issued by Philadelphia Consolidated pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of Purchase Contracts being settled by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.

     On the Business Day immediately preceding the Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the related Purchase Contracts prior to the Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent in the manner described under "-- Early Settlement," (ii) in the case of Income PRIDES, has settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice in the manner described under "-- Notice to Settle with Cash", (iii) has had the Trust Preferred Securities related to such holder's Purchase Contracts remarketed in the manner described herein in connection with settling such Purchase Contracts, or (iv) an event described under "-- Termination" below has occurred, then (a) in the case of Income PRIDES (unless a Tax Event Redemption has occurred), Philadelphia Consolidated will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the related Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a "FELINE PRIDES Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder. In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or, in the case of Income PRIDES, settles the related Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Trust Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein. The funds received by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, upon cash settlement of a Purchase Contract, will be promptly invested in overnight permitted investments and paid to Philadelphia Consolidated on the Purchase Contract Settlement Date. Any funds received by the Collateral Agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the Purchase Contract Agent for payment to the holders.

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder. In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, and (ii) the Debentures as indebtedness of Philadelphia Consolidated, in each case, for United States federal, state and local income and franchise tax purposes.

REMARKETING

     Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement between the Remarketing Agent, the Purchase Contract Agent, Philadelphia Consolidated and the Trust, the Trust Preferred Securities of Income PRIDES holders who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the manner described under "-- Notice to Settle with Cash" of their intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date, will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date. The Remarketing Agent will use its reasonable efforts to remarket such Trust Preferred Securities on such date at a price of approximately 100.5% of the aggregate stated liquidation amount of such Trust Preferred Securities, plus accrued and unpaid distributions (including deferred distributions), if any, thereon. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will automatically be applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities, from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders whose Trust Preferred Securities are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Trust Preferred Securities of such holders of Income PRIDES at a price not less than 100% of the aggregate stated liquidation amount of such Trust Preferred Securities plus accrued and unpaid distributions (including deferred distributions) and thus resulting in a Failed Remarketing, Philadelphia Consolidated will exercise its rights as a secured party to dispose of the Trust Preferred Securities in accordance with the applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts; provided that, if Philadelphia Consolidated exercises such rights as a secured creditor, any accrued and unpaid distributions (including any deferred distributions) on such Trust Preferred Securities will be paid in cash by Philadelphia Consolidated to the holders of record of such Trust Preferred Securities. Philadelphia Consolidated will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the Purchase Contract Settlement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, Philadelphia Consolidated will request, not later than seven nor more than 15 calendar days prior to the remarketing date, that the Depository notify its participants holding Trust Preferred Securities, Income PRIDES and Growth PRIDES of such remarketing, including, in the case of a Failed Remarketing, the procedures that must be followed if a Trust Preferred Security holder wishes to exercise its right to put its Trust Preferred Security to Philadelphia Consolidated as described herein. Philadelphia Consolidated will endeavor to ensure that a registration statement with regard to the full amount of the Trust Preferred Securities to be remarketed shall be effective in such form as will enable the Remarketing Agent to rely on it in connection with the remarketing process. It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the Remarketing Agent. The Remarketing Agreement will contain provisions under which the Remarketing Agent may resign or be replaced.

EARLY SETTLEMENT

     A holder of Income PRIDES may settle the related Purchase Contracts on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (payable to Philadelphia Consolidated in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled; provided, however, if a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date and the Treasury portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may settle early only in integral multiples of 4,000,000 Income PRIDES (and the related appropriate Applicable Ownership Interest of the Treasury Portfolio) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. A holder of Growth PRIDES may settle the related Purchase Contracts on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment in immediately available funds of an amount equal to the Stated Amount times the number of Purchase Contracts being settled. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary (as defined herein), procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent.

     Upon Early Settlement of the Purchase Contracts related to any Income PRIDES or Growth PRIDES, (a) the holder will receive a number of newly issued shares of Common Stock per Income PRIDES or Growth PRIDES equal to the Settlement Rate for a purchase price of $10 (regardless of the market price of the Common Stock on the date of such Early Settlement), subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments" below, (b) the Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear of Philadelphia Consolidated's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments, if any, will terminate and (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, if any, or any amounts accrued in respect of Contract Adjustment Payments, if any.

     If the Purchase Contract Agent receives a FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and requisite immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day (other than from Income PRIDES holders after the occurrence of a Tax Event Redemption), the next Business Day will be considered the settlement date.

     Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, Philadelphia Consolidated will cause the shares of Common Stock being purchased to be issued, and the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "-- Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.

NOTICE TO SETTLE WITH CASH

     A holder of an Income PRIDES or Growth PRIDES wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date must notify the Purchase Contract Agent by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date in the case of a Growth PRIDES holder or an Income PRIDES holder (if a Tax Event Redemption has occurred) and on the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of an Income PRIDES holder (if a Tax Event Redemption has not occurred). If a holder that has given notice of such holder's intention to settle the related Purchase Contract with separate cash fails to deliver such cash on the Business Day immediately preceding the Purchase Contract Settlement Date, then Philadelphia Consolidated will exercise its right as a secured party to dispose of, in accordance with the applicable law, the related Trust Preferred Securities or Treasury Securities, as the case may be, to satisfy in full, from the disposition of such Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, such holder's obligation to purchase Common Stock under the related Purchase Contracts.

CONTRACT ADJUSTMENT PAYMENTS

     Contract Adjustment Payments, if any, will be fixed at a rate per annum of % of the Stated Amount per Purchase Contract in the case of Income PRIDES,
and at a rate per annum of      % of the Stated Amount per Purchase Contract in
the case of Growth Prides. Contract Adjustment Payments, if any, that are not paid when due (after giving effect to any permitted deferral thereof) will bear
interest thereon at the rate per annum of      % thereof (the higher of (i) the
rate that would accrue on Income PRIDES for such payments and (ii) the rate that would accrue on Growth PRIDES for such payments), compounded quarterly, until paid. Contract Adjustment Payments, if any, payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract
Adjustment Payments, if any, will accrue from           , 1998 and will be
payable quarterly in arrears on February 16, May 16, August 16 and November 16
of each year, commencing             , 1998. Contract Adjustment Payments will
be specified as a component of the distributions on the Income PRIDES or Growth PRIDES only if and to the extent that the rate of distribution on the Trust Preferred Securities or the yield on the Treasury Securities, as determined on the date on which the Income PRIDES or Growth PRIDES are priced for sale, is less than the aggregate distribution rate or yield required on such date for the offer and sale of the Income PRIDES or Growth PRIDES at the price to public specified on the cover page of this Prospectus Supplement. Accordingly, the final Prospectus Supplement will indicate whether and to what extent Contract Adjustment Payments will be required to be made by the Company.

     Contract Adjustment Payments, if any, will be payable to the holders of Purchase Contracts as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the Income PRIDES or Growth PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent who will hold amounts received in respect of the Contract Adjustment Payments, if any, for the benefit of the holders of the Purchase Contracts relating to such Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "-- Book-Entry System." In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, Philadelphia Consolidated shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which Contract Adjustment Payments, if any, are to be made on the Purchase Contracts related to the Income PRIDES or Growth PRIDES is not a Business Day, then payment of the Contract Adjustment Payments, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

     Philadelphia Consolidated's obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to Philadelphia Consolidated's obligations under any Senior Indebtedness.

OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS

     Philadelphia Consolidated may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until no later than the Purchase Contract Settlement Date. However, Deferred Contract Adjustment Payments, if any, will bear additional Contract Adjustment Payments
at the rate of      % per annum (the higher of (i) the rate that would accrue on
Income PRIDES for such payments and (ii) the rate that would accrue on Growth PRIDES for such payments) (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Philadelphia Consolidated), the right to receive Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments, if any, will also terminate.

     In the event that Philadelphia Consolidated elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, if any, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value.

     In the event Philadelphia Consolidated exercises its option to defer the payment of Contract Adjustment Payments, if any, until the Deferred Contract Adjustment Payments have been paid, Philadelphia Consolidated shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of Philadelphia Consolidated in connection with the satisfaction by Philadelphia Consolidated of its obligations under any employee or agent benefit plans or the satisfaction by Philadelphia Consolidated of its obligations pursuant to any contract or security outstanding on the date of such event requiring Philadelphia Consolidated to purchase capital stock of Philadelphia Consolidated, (ii) as a result of a reclassification of Philadelphia Consolidated's capital stock or the exchange or conversion of one class or series of Philadelphia Consolidated's capital stock for another class or series of Philadelphia Consolidated capital stock, (iii) the purchase of fractional interests in shares of Philadelphia Consolidated's capital stock pursuant to the conversion or exchange provisions of Philadelphia Consolidated capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of Philadelphia Consolidated (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan).

ANTI-DILUTION ADJUSTMENTS

     The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined herein) thereof; (c) subdivisions, splits and combinations of Common

Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of Philadelphia Consolidated, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by Philadelphia Consolidated or a subsidiary thereof for the Common Stock concluded within the preceding 12 months, exceeds 15% of Philadelphia Consolidated's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (f) the successful completion of a tender or exchange offer made by Philadelphia Consolidated or any subsidiary thereof for the Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by Philadelphia Consolidated or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of Philadelphia Consolidated's Common Stock made within the preceding 12 months, exceeds 15% of Philadelphia Consolidated's aggregate market capitalization on the expiration of such tender or exchange offer. The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by Philadelphia Consolidated commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.

     If at any time Philadelphia Consolidated makes a distribution of property to its shareholders which would be taxable to such shareholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of Philadelphia Consolidated, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See "Certain Federal Income Tax
Consequences -- Purchase Contracts -- Adjustment to Settlement Rate."

     In addition, Philadelphia Consolidated may make such increases in the Settlement Rate as the Board of Directors of Philadelphia Consolidated deems advisable to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Philadelphia Consolidated will be required, within ten Business Days following the adjustment of the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

     Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

TERMINATION

     The Purchase Contracts, and the rights and obligations of Philadelphia Consolidated and of the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Philadelphia Consolidated. Upon such termination, the Collateral Agent will release the related Trust Preferred Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash and the payment of such cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, however, such release and distribution may be subject to a delay. In the event that Philadelphia Consolidated becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. Philadelphia Consolidated expects any such delay to be limited.

PLEDGED SECURITIES AND PLEDGE AGREEMENT

     The Pledged Securities will be pledged to the Collateral Agent, for the benefit of Philadelphia Consolidated, pursuant to the Pledge Agreement to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to Philadelphia Consolidated's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, (ii) to substitute Trust Preferred Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the related Treasury Securities (for both (i) and (ii), as provided for under "Description of the FELINE PRIDES -- Substitution of Pledged Securities" and "-- Recreating Income PRIDES or Growth PRIDES") or (iii) upon the termination or Early Settlement of the related Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of Income PRIDES (unless a Tax Event Redemption has occurred) will be entitled through the Purchase Contract Agent and the Collateral Agent to all of the proportional rights and preferences of the related Trust Preferred Securities (including distribution, voting, redemption, repayment and liquidation rights), and each holder of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) will retain beneficial ownership of the related Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, pledged in respect of the related Purchase Contracts. Philadelphia Consolidated will have no interest in the Pledged Securities other than its security interest.

     Except as described in "Description of the Purchase Contracts -- General," the Collateral Agent will, upon receipt of distributions on the Pledged Securities, distribute such payments to the Purchase Contract Agent, which will in turn distribute those payments, together with Contract Adjustment Payments, if any, received from Philadelphia Consolidated, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the Record Date immediately preceding the date of such distribution.

BOOK-ENTRY SYSTEM

     The Depository Trust Company (the "Depositary") will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of

Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial ownership interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security Certificates.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

     No FELINE PRIDES represented by Global Security Certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or any nominee of the Depositary unless the Depositary has notified Philadelphia Consolidated that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Purchase Contract Agreement or there shall have occurred and be continuing a default by Philadelphia Consolidated in respect of its obligations under one or more Purchase Contracts. All FELINE PRIDES represented by one or more Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

     As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial ownership interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Trust Preferred Securities, Treasury Portfolio, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

     Ownership of beneficial ownership interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial ownership interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial ownership interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial ownership interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial ownership interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of Philadelphia Consolidated, the Purchase Contract Agent or any agent of Philadelphia Consolidated or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial ownership interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.

     The information in this section concerning the Depositary and its book-entry system has been obtained from sources that Philadelphia Consolidated and the Trust believe to be reliable, but neither Philadelphia Consolidated nor the Trust takes responsibility for the accuracy thereof.

                  CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                       AGREEMENT AND THE PLEDGE AGREEMENT

GENERAL

     Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at the option of Philadelphia Consolidated, by check mailed to the address of the person entitled thereto as shown on the Security Register.

     Shares of Common Stock will be delivered on the Purchase Contract Settlement Date (or earlier upon Early Settlement), or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase
Contracts -- Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificate at the office of the Purchase Contract Agent. Philadelphia Consolidated expects any such delay to be limited.

     If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on the Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the related Purchase Contract and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and Philadelphia Consolidated.

     If the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

     The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

     No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION

     The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting Philadelphia Consolidated and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than a majority of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on such Pledged Securities (except for the rights of holders of Income PRIDES to substitute Treasury Securities for the related Trust Preferred Securities or Treasury Portfolio, as the case may be, or the rights of holders of Growth PRIDES to substitute Trust Preferred Securities or Treasury Portfolio, as the case may be, for the related Treasury Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities,

(c) change the place or currency of payment or reduce any Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of such Purchase Contract, (e) reduce the amount of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock on settlement of such Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of such class.

NO CONSENT TO ASSUMPTION

     Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by Philadelphia Consolidated or its trustee in the event that Philadelphia Consolidated becomes the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     Philadelphia Consolidated will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless Philadelphia Consolidated is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of Philadelphia Consolidated under the Purchase Contracts, the Debentures, the Purchase Contract Agreement and the Pledge Agreement, and Philadelphia Consolidated or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of its payment obligations or material default in the performance of any of its other obligations thereunder.

TITLE

     Philadelphia Consolidated, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes.

REPLACEMENT OF FELINE PRIDES CERTIFICATES

     In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by Philadelphia Consolidated at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by Philadelphia Consolidated at the expense of the holder upon delivery to Philadelphia Consolidated and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to Philadelphia Consolidated and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and Philadelphia Consolidated may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.

     Notwithstanding the foregoing, Philadelphia Consolidated will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Purchase Contract Settlement Date (or after Early Settlement) or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that, in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, transfer the principal amount of the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.

GOVERNING LAW

     The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

     The First National Bank of Chicago will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.

     The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

     The First National Bank of Chicago may in the future establish commercial banking relationships with Philadelphia Consolidated.

INFORMATION CONCERNING THE COLLATERAL AGENT

     The Chase Manhattan Bank will be the Collateral Agent. The Collateral Agent will act solely as the agent of Philadelphia Consolidated and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

     The Chase Manhattan Bank may in the future establish commercial banking relationships with Philadelphia Consolidated.

MISCELLANEOUS

     The Purchase Contract Agreement will provide that Philadelphia Consolidated will pay all fees and expenses related to (i) the offering of the FELINE PRIDES,
(ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders of the FELINE PRIDES; provided, however, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES, shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and Philadelphia Consolidated shall not be responsible for any such fees or expenses.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The Trust Preferred Securities, a certain portion of which form a component of the Income PRIDES, and a certain portion of which will trade separately, will be issued pursuant to the terms of the Declaration. See "Description of the FELINE PRIDES -- Substitution of Pledged Securities." The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The First National Bank of Chicago, an independent trustee, will act as indenture trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of certain provisions of the Trust Preferred Securities and the Declaration is not necessarily complete, and reference is hereby made to the copy of the Declaration (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, the Trust Act and the Trust Indenture Act. Whenever particular defined terms are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The following descriptions of certain terms of the Trust Preferred Securities offered hereby supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Trust Preferred Securities set forth in the accompanying Prospectus, to which reference is hereby made.

GENERAL

     The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by Philadelphia Consolidated. The Common Securities rank on a parity, and payments will be made thereon on a pro rata basis, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of an Indenture Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by Philadelphia Consolidated to the extent described under "Description of the Guarantee." The Guarantee, when taken together with Philadelphia Consolidated's obligations under the Debentures and the Indenture and its obligations under the Declaration, including the obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Preferred Securities), provides a full and unconditional guarantee of amounts due on the Trust Preferred Securities. The Guarantee will be held by The First National Bank of Chicago, the Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Debentures (except in the limited circumstances in which the holder may take direct action). See "-- Declaration Events of Default" and " -- Voting Rights."

DISTRIBUTIONS

     Distributions on the Trust Preferred Securities will be fixed initially at
a rate per annum of      % of the stated liquidation amount of $10 per Trust
Preferred Security. Distributions applicable on the Trust Preferred Securities that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date. See "-- Market Rate Reset." Distributions in arrears for more
than one quarter will accumulate at the rate of   % per annum through and
including             , 2001 and at the Reset Rate thereafter, compounded
quarterly. The term "distribution" as used herein includes any such accumulated distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Trust Preferred Securities will be cumulative and will
accrue from             , 1998 and will be payable quarterly in arrears on
February 16, May 16, August 16, and November 16 of each year, commencing
            , 1998, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     Philadelphia Consolidated has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures, which right, if exercised, would defer quarterly distributions on the Trust Preferred Securities (though such
distributions would continue to accrue with interest at the rate of   % per
annum through and including             15, 2001, and at the Reset Rate
thereafter) during any such extended interest payment period. Such right to extend the interest payment period for the Debentures is limited to a period, in the aggregate, not extending beyond the maturity date of the Debentures. In the event that Philadelphia Consolidated exercises this right, then (a) Philadelphia Consolidated shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of Philadelphia Consolidated in connection with the satisfaction by Philadelphia Consolidated of its obligations under any employee or agent benefit plans or the satisfaction by Philadelphia Consolidated of its obligations pursuant to any contract or security outstanding on the date of such event requiring Philadelphia Consolidated to purchase capital stock of Philadelphia Consolidated, (ii) as a result of a reclassification of Philadelphia Consolidated's capital stock or the exchange or conversion of one class or series of Philadelphia Consolidated's capital stock for another class or series of Philadelphia Consolidated's capital stock, (iii) the purchase of fractional interests in shares of Philadelphia Consolidated's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of Philadelphia Consolidated (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) Philadelphia Consolidated shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Philadelphia Consolidated that rank junior to such Debentures, and (c) Philadelphia Consolidated shall not make any guarantee payments with respect to the foregoing other than pursuant to the Guarantee or the Common Securities Guarantee. Prior to the termination of any such Extension Period, Philadelphia Consolidated may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the maturity date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Philadelphia Consolidated may select a new Extension Period, subject to the above requirements. See "Description of the Debentures -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

     Distributions on the Trust Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available in the Property Account for the payment of such distributions. The Trust's funds available for distribution to the holders of the Trust Preferred Securities will be limited to payments received from Philadelphia Consolidated on the Debentures. See "Description of the Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by Philadelphia Consolidated to the extent set forth under "Description of the Guarantee." Distributions on the Trust Preferred Securities will be payable to the holders thereof, including the Collateral Agent, as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Debentures in the Property Account for the benefit of the holders of the Trust Preferred Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. With respect to Trust Preferred Securities not in book-entry form, the Regular Trustees shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Trust Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date.

MARKET RATE RESET

     The applicable quarterly distribution rate on the Trust Preferred Securities and the interest rate on the related Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.5% of the Stated Amount; provided that Philadelphia Consolidated may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on such Business Day plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Trust Preferred Securities, as agreed upon by Philadelphia Consolidated and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent (after consultation with Philadelphia Consolidated) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with Philadelphia Consolidated) is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with Philadelphia Consolidated) (which may include the Reset Agent or an affiliate thereof). Philadelphia Consolidated may limit the Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the third Business Day immediately preceding the Purchase Contract Settlement Date plus 200 basis points (2%). It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the Reset Agent.

     On the tenth Business Day immediately preceding the Purchase Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the Reset Rate on the Purchase Contract Settlement Date will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by Philadelphia Consolidated (the "Reset Announcement Date"). Philadelphia Consolidated will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. Philadelphia Consolidated will request, not later than seven nor more than 15 calendar days prior to the Reset Announcement Date, that the Depositary notify its participants holding Trust Preferred Securities, Income PRIDES or Growth PRIDES of such Reset Announcement Date and of the procedures that must be followed if any owner of FELINE PRIDES wishes to settle the related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

OPTIONAL REMARKETING

     Pursuant to the Remarketing Agreement and subject to the terms of the Remarketing Underwriting Agreement, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Business Day immediately preceding the Purchase Contract Settlement Date, holders of separate Trust Preferred Securities which are not components of Income PRIDES may elect to have their Trust Preferred Securities remarketed in the same manner as the Trust Preferred Securities that are components of Income PRIDES by delivering their Trust Preferred Securities along with a notice of such election to the Custodial Agent. The Custodial Agent will hold such Trust Preferred Securities in an account separate from the collateral account in which the Pledged Securities will be held. Holders of Trust Preferred Securities electing to have their Trust Preferred Securities remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date. The portion of the proceeds from such remarketing equal to the aggregate stated liquidation amount of such Trust Preferred Securities will automatically be remitted by the Remarketing Agent to the Custodial Agent for the benefit of such Trust Preferred Securities holders. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate stated liquidation amount of the remarketed securities, from any amount of such proceeds in excess of the aggregate stated liquidation amount of the remarketed Trust Preferred Securities plus any accrued and unpaid distributions (including deferred distributions, if any), the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds, if any, for the benefit of such holder. If, despite using its reasonable efforts, the Remarketing results in a Failed Remarketing, the Remarketing Agent will promptly return such Trust Preferred Securities to the Custodial Agent to release to such holders.

OPTIONAL REDEMPTION

     The Debentures are redeemable at the option of Philadelphia Consolidated, in whole but not in part, on not less than 30 days nor more than 60 days notice, upon the occurrence and continuation of a Tax Event under the circumstances described under "Description of the Debentures -- Tax Event Redemption." If Philadelphia Consolidated redeems the Debentures upon the occurrence and continuation of a Tax Event, the proceeds from such repayment shall simultaneously be applied on a pro rata basis to redeem Trust Preferred Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Debentures so redeemed at a Redemption Price, per Trust Preferred Security, equal to the Redemption Amount plus accrued and unpaid interest thereon to the date of such redemption. Such proceeds will be payable in cash to the holders of such Trust Preferred Securities. If the Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable to the Collateral Agent, in liquidation of the Income PRIDES holders' interests in the Trust, will be simultaneously applied by the Collateral Agent to purchase on behalf of the holders' of the Income PRIDES the Treasury Portfolio. The Treasury Portfolio will be pledged with the Collateral Agent to secure the obligation of Income PRIDES holders to purchase Common Stock under the related Purchase Contracts.

PUT OPTION UPON FAILED REMARKETING

     If a Failed Remarketing has occurred, holders of Trust Securities (or, following the distribution of the Debentures upon a dissolution of the Trust as described herein, holders of such Debentures) holding such Trust Securities (or Debentures, as the case may be) following the Purchase Contract Settlement Date will have the right, in the case of Trust Securities, to require the Trust to distribute their pro rata share of the Debentures to the Exchange Agent, who will put such Debentures to Philadelphia Consolidated on behalf of such holders (or in the case of Debentures held directly, the holders of such Debentures will have the right to put such Debentures directly to Philadelphia Consolidated) on
               , 2001, upon at least three Business Days prior notice, at a price per Debenture equal to $10, plus accrued and unpaid interest (including deferred interest), if any, thereon.

REDEMPTION PROCEDURES

     If the Trust gives a notice of redemption (which notice will be irrevocable) in respect of all of the Trust Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that Philadelphia Consolidated has paid to the Institutional Trustee sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Trust will irrevocably deposit with the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, funds sufficient to pay the applicable Redemption Price and will give the Depositary, the Purchase Contract Agent or the Collateral Agent, as applicable, irrevocable instructions and authority to pay the Redemption Price to the holders of the Trust Preferred Securities so called for redemption. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day.

DISTRIBUTION OF THE DEBENTURES

     "Investment Company Event" means that the Regular Trustees shall have received an opinion from independent counsel to the Trust or the Regular Trustees experienced in practice under the 1940 Act (as defined below) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     If, at any time, an Investment Company Event shall occur and be continuing, the Trust shall be dissolved, with the result that Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Investment Company Event; provided, however, that such dissolution and distribution shall be conditioned on Philadelphia Consolidated being unable to avoid such Investment Company Event within such 90-day period by taking some ministerial action or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, Philadelphia Consolidated or the holders of the Trust Securities and will involve no material cost. If an Investment Company Event occurs, Debentures distributed to the Collateral Agent in liquidation of such holder's interest in the Trust would be pledged (in lieu of the Trust Preferred Securities) to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

     Philadelphia Consolidated will have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as provided by applicable law, cause the Debentures to be distributed to the holders of the Trust Securities. As of the date of any distribution of Debentures upon dissolution of the Trust, (i) the Trust Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, and (iii) any certificates representing Trust Preferred Securities not held by the Depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Preferred Securities until such certificates are presented to Philadelphia Consolidated or its agent for transfer or reissuance. Debentures distributed to the Collateral Agent in liquidation of the interest of the holders of the Trust Preferred Securities in the Trust would be substituted for the Trust Preferred Securities and pledged to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

     There can be no assurance as to the market prices for either the Trust Preferred Securities or the Debentures that may be distributed in exchange for the Trust Preferred Securities if a dissolution of the Trust were to occur. Accordingly, the Trust Preferred Securities or such Debentures that an investor may receive if a dissolution of the Trust were to occur may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities forming a part of the Income PRIDES offered hereby.

LIQUIDATING DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution of the Trust (unless a Tax Event Redemption has occurred), the then holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Preferred Securities on a pro rata basis in exchange for such Trust Preferred Securities.

     The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Trust Preferred Securities, except that, if a Declaration Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, the Trust shall dissolve (i) on
               , 2005, the expiration of the term of the Trust, (ii) upon the bankruptcy of Philadelphia Consolidated or the holder of the Common Securities,
(iii) upon the filing of a certificate of dissolution or its equivalent with respect to Philadelphia Consolidated or the revocation of the charter of Philadelphia Consolidated and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) after the receipt by the Institutional Trustee of written direction from Philadelphia Consolidated to dissolve the Trust or the filing of a certificate of dissolution or its equivalent with respect to the Trust, (v) upon the distribution of Debentures,
(vi) upon the occurrence and continuation of a Tax Event Redemption or (vii) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, Philadelphia Consolidated or the Trust.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided that, pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. If a Declaration Event of Default with respect to the Trust Preferred Securities is waived by holders of Trust Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Debentures in respect of an Indenture Event of Default after a holder of record of Trust Preferred Securities has made a written request, such holder of record of Trust Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Philadelphia Consolidated to enforce the Institutional Trustee's rights under the Debentures without first proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Philadelphia Consolidated to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (after giving effect to any right of deferral), then a holder of Trust Preferred Securities may directly institute a Direct Action to such holder directly of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder. In connection with such Direct Action, Philadelphia Consolidated shall have the right under the Indenture to set off any payment made to such holder of Philadelphia Consolidated. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. See "Effect of Obligations under the Debentures and the Guarantee."

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Debentures will have the right under the Indenture to declare the principal of and interest on the Debentures to be immediately due and payable. Philadelphia Consolidated and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act and the Trust Indenture Act and under "Description of the Guarantee -- Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate stated liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) exercise the remedies available under the Indenture with respect to the Debentures, (ii) waive any
past Indenture Event of Default that is waivable under Section   of the
Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate stated liquidation amount of the Trust Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Trust Preferred Securities of any notice of default received from the Debt Trustee (as defined herein) with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses
(i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Preferred Securities and the Common Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in stated liquidation amount of the Trust Preferred Securities and the Common Securities voting together as a single class; provided, however, that, where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in stated liquidation amount of the Trust Preferred Securities and the Common Securities which the relevant Super-Majority represents of the aggregate principal amount of the Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Preferred Securities and the Common Securities unless the Institutional Trustee has obtained an opinion of tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to cancel Trust Preferred Securities or distribute Debentures in accordance with the Declaration.

     Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned at such time by Philadelphia Consolidated or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Philadelphia Consolidated, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding.

     The procedures by which holders of Trust Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Holders of the Trust Preferred Securities will have no rights to appoint or remove the Philadelphia Consolidated Trustees, who may be appointed, removed or replaced solely by Philadelphia Consolidated as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee or the Delaware Trustee); provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in such stated liquidation amount of the Trust Securities affected thereby; provided further that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in stated liquidation amount of such class of securities. In addition, the Declaration may be amended without the consent of the holders of the Trust Securities to, among other things, cause the Trust to continue to be classified for United States federal income tax purposes as a grantor trust.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for purposes of United States federal income taxation, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below or as described in "Liquidating Distribution Upon Dissolution." The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that (i) if the Trust is not the surviving entity, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Philadelphia Consolidated expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Debentures, (iii) if the Trust Preferred Securities are listed, any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Philadelphia Consolidated has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that, (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (c) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for federal income tax purposes, and (viii) Philadelphia Consolidated guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as defined herein). Notwithstanding the foregoing the Trust shall not, except with the consent of holders of 100% in stated liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Trust Preferred Securities will be issued as one or more fully-registered global Trust Preferred Securities certificates representing the total aggregate number of Trust Preferred Securities. The Depositary will act as securities depositary for any Trust Preferred Securities that are held separately from the Income PRIDES. In such event, the Trust Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). However, under certain circumstances, the Regular Trustees with the consent of Philadelphia Consolidated may decide not to use the system of book-entry transfers through the DTC with respect to the Trust Preferred Securities. In that event, certificates of the Trust Preferred Securities will be printed and delivered to the holders.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial ownership interests in the global Trust Preferred Securities as represented by a global certificate.

     Purchases of Trust Preferred Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Trust Preferred Securities on the Depositary's records.

The ownership interest of each actual purchaser of each Trust Preferred Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Trust Preferred Securities. Transfers of ownership interests in the Trust Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Trust Preferred Securities, except in the event that use of the book-entry system for the Trust Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Trust Preferred Securities deposited by Participants with the Depositary will be registered in the name of the Depositary's nominee, Cede & Co. The deposit of Trust Preferred Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Trust Preferred Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Trust Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as the Depositary or its nominee is the registered owner or holder of a global certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Trust Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with the Depositary's applicable procedures, in addition to those provided for under the Declaration.

     The Depositary has advised Philadelphia Consolidated that it will take any action permitted to be taken by a holder of Trust Preferred Securities (including the presentation of Trust Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the Depositary's interests in the global certificates are credited and only in respect of such portion of the stated liquidation amount of Trust Preferred Securities as to which such Participant or Participants has or have given such directions. However, if there is a Declaration Event of Default under the Trust Preferred Securities, the Depositary will exchange the global certificates for certificated securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by the Depositary to Direct Participants and Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures, the Depositary would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Trust Preferred Securities are credited on the record date (identified in a listing attached to the omnibus proxy). Philadelphia Consolidated and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a beneficial ownership interest in the Trust.

     Distribution payments on the Trust Preferred Securities issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the Depositary, the Trust or Philadelphia Consolidated, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Trust Preferred Security certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Trust Preferred Securities.

     Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of Philadelphia Consolidated, the Trust or any Philadelphia Consolidated Trustee will have any responsibility for the performance by the Depositary or its Participants or Indirect Participants under the rules and procedures governing the Depositary. The Depositary may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Trust Preferred Securities certificates are required to be printed and delivered to holders. Additionally, the Regular Trustees (with the consent of Philadelphia Consolidated) may decide to discontinue use of the system of book-entry transfers through the Depositary (or any successor depositary) with respect to the Trust Preferred Securities. In that event, certificates for the Trust Preferred Securities will be printed and delivered to holders. In each of the above circumstances, Philadelphia Consolidated will appoint a paying agent with respect to the Trust Preferred Securities.

     The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that Philadelphia Consolidated and the Trust believe to be reliable, but neither Philadelphia Consolidated nor the Trust takes responsibility for the accuracy hereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     Payments in respect of the Trust Preferred Securities represented by the global certificates shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates, or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Philadelphia Consolidated Trustees. In the event that The First National Bank of Chicago shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

     The First National Bank of Chicago will act as registrar, transfer agent and paying agent for the Trust Preferred Securities. Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (and the giving of such indemnity as the Trust or Philadelphia Consolidated may require) in respect of any tax or other government charge which may be imposed in relation to it.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional

Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee.

     The Institutional Trustee may in the future establish commercial banking relationships with Philadelphia Consolidated.

GOVERNING LAW

     The Declaration and the Trust Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for federal income tax purposes. Philadelphia Consolidated is authorized and directed to conduct its affairs so that the Debentures will be treated as indebtedness of Philadelphia Consolidated for federal income tax purposes. In this connection, Philadelphia Consolidated and the Regular Trustees are authorized to take any action not inconsistent with applicable law, the Declaration of Trust, the certificate of trust of the Trust or the certificate of incorporation of Philadelphia Consolidated, that each of Philadelphia Consolidated and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities or vary the terms thereof.

     Holders of the Trust Preferred Securities have no preemptive or similar rights.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by Philadelphia Consolidated for the benefit of the holders from time to time of Trust Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as the Guarantee Trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of Guarantee (including the definitions therein of certain terms) which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus Supplement, such defined terms are incorporated herein by reference. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Securities. The following descriptions of certain terms of the Guarantee supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus, to which reference is hereby made.

GENERAL

     Pursuant to the Guarantee, Philadelphia Consolidated will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full on a subordinated unsecured basis, to the holders of the Trust Securities issued by the Trust, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Trust Securities issued by the Trust to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Trust Securities, to the extent the Trust shall have funds available therefor; (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Trust Securities in respect of which the related Debentures have been redeemed by Philadelphia Consolidated upon the occurrence of a Tax Event

Redemption, to the extent the Trust shall have funds available therefor; and
(iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Debentures to the holders of Trust Securities), the lesser of (a) the aggregate of the stated liquidation amount and all accrued and unpaid distributions on such Trust Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities in liquidation of the Trust. Philadelphia Consolidated's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Philadelphia Consolidated to the holders of Trust Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a full and unconditional guarantee on a subordinated unsecured basis with respect to the Trust Securities issued by the Trust, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If Philadelphia Consolidated does not make interest payments on the Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Securities and will not have funds available therefor. See "Effect of Obligations under the Debentures and the Guarantee."

     The Guarantee, when taken together with Philadelphia Consolidated's obligations under the Debentures, the Indenture, and the Declaration, will have the effect of providing a full and unconditional guarantee by Philadelphia Consolidated of payments due on the Trust Securities.

     The Guarantee is for the benefit of all of the holders of the Trust Securities, provided, however, that upon an Indenture Event of Default, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF PHILADELPHIA CONSOLIDATED

     In the Guarantee, Philadelphia Consolidated will covenant that, so long as any Trust Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration and such event of default is continuing, then (a) Philadelphia Consolidated shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of Philadelphia Consolidated in connection with the satisfaction by Philadelphia Consolidated of its obligations under any employee or agent benefit plans or the satisfaction by Philadelphia Consolidated of its obligations pursuant to any contract or security outstanding on the date of such event requiring Philadelphia Consolidated to purchase capital stock of Philadelphia Consolidated, (ii) as a result of a reclassification of Philadelphia Consolidated's capital stock or the exchange or conversion of one class or series of Philadelphia Consolidated's capital stock for another class or series of Philadelphia Consolidated's capital stock, (iii) the purchase of fractional interests in shares of Philadelphia Consolidated's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of Philadelphia Consolidated (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) Philadelphia Consolidated shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Philadelphia Consolidated which rank junior to the Debentures and (c) Philadelphia Consolidated shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee).

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Trust Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in stated liquidation amount of the outstanding Trust Securities issued by the Trust. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Philadelphia Consolidated and shall inure to the benefit of the holders of the Trust Securities then outstanding.

TERMINATION

     The Guarantee will terminate (a) upon distribution of the Debentures held by the Trust to the holders of the Trust Securities, (b) upon full payment of the redemption price of all the Trust Securities in the event that all of the Debentures are repurchased by Philadelphia Consolidated upon the occurrence of a Tax Event Redemption or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Securities must return payment of any sums paid under the Trust Securities or the Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of Philadelphia Consolidated to perform any of its payment or other obligations thereunder.

     The holders of a majority in stated liquidation amount of the Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Securities may institute a legal proceeding directly against Philadelphia Consolidated to enforce such holder's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Philadelphia Consolidated waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against Philadelphia Consolidated.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of Philadelphia Consolidated and will rank on a parity with all of Philadelphia Consolidated's other subordinated unsecured obligations.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Trust Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Guarantee Trustee, upon the occurrence of an event of default under the Guarantee, from exercising the rights and powers vested in it by the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                         DESCRIPTION OF THE DEBENTURES

     Set forth below is a description of the specific terms of the Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description is not necessarily complete, and reference is hereby made to the copy of the form of the Indenture to be entered into between Philadelphia Consolidated and The First National Bank of Chicago, as trustee (the "Debt Trustee"), as supplemented or amended from time to time (as so supplemented and amended, the "Indenture") which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement, and to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the dissolution of the Trust, Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Preferred Securities -- Distribution of the Debentures." The following descriptions of certain terms of the Debentures supplement and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which reference is hereby made.

GENERAL

     The Debentures will be issued as senior unsecured debt under the Indenture and will rank on a parity in right of payment with all of Philadelphia Consolidated's other senior unsecured debt obligations. The Debentures will be
limited in aggregate principal amount to $     million.

     The Debentures will not be subject to a sinking fund provision. Unless a Tax Event Redemption has occurred prior to the Purchase Contract Settlement Date, the entire principal amount of the Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including
Compound Interest (as defined herein), if any, on             , 2003.

     Philadelphia Consolidated will have the right at any time to dissolve the Trust and cause the Debentures to be distributed to the holders of the Trust Securities. If Debentures are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, such Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Debentures are issued in certificated form, such Debentures will be in denominations of $10 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Debentures issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Debentures. In the event Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the Institutional Trustee in Chicago, Illinois; provided that, at the option of Philadelphia Consolidated, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Debentures is the Institutional Trustee, the payment of principal and interest on the Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Debentures protection in the event of a highly leveraged transaction or other similar transaction involving Philadelphia Consolidated that may adversely affect such holders.

INTEREST

     Each Debenture shall bear interest initially at the rate of      % per
annum from the original date of issuance, payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each an "Interest
Payment Date"), commencing             , 1998, to the person in whose name such
Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The applicable interest rate on the Debentures and the distribution rate on the related Trust Preferred Securities outstanding on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date, and will be determined by the Reset Agent as the rate the Trust Preferred Securities should bear in order for a Trust Preferred Security to have an approximate market value on the third Business Day immediately preceding the Purchase Contract Settlement Date of 100.5% of the Stated Amount; provided that Philadelphia Consolidated may limit such Reset Rate to be no higher than the rate on the Two-Year Benchmark Treasury on the third Business Day immediately preceding the Purchase Contract Settlement Date plus 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is limited to a maximum of 2%.

     On the Reset Announcement Date, the Two-Year Benchmark Treasury will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by Philadelphia Consolidated. Philadelphia Consolidated will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In the event the Debentures shall not continue to remain in book-entry only form, Philadelphia Consolidated shall have the right to select record dates, which shall be more than 15 Business Days but less than 60 Business Days prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

TAX EVENT REDEMPTION

     If a Tax Event shall occur and be continuing, Philadelphia Consolidated may, at its option, redeem Debentures in whole (but not in part) at any time at a Redemption Price equal to, for each Debenture, the Redemption Amount plus accrued and unpaid interest thereon, including Compound Interest and expenses and taxes of the Trust, if any, to the date of redemption (the "Tax Event Redemption Date"). If, following the occurrence of a Tax Event, Philadelphia Consolidated exercises its option to redeem the Debentures, then the proceeds of such redemption will be applied to redeem Trust Securities having a liquidation amount equal to the principal amount of Debentures to be paid in accordance with their terms, at the Redemption Price. Such Redemption Price will be payable in cash to the holders of such Trust Securities. If such Tax Event Redemption occurs prior to the Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Trust will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holders of such Income PRIDES. Such Treasury Portfolio will be substituted for the Trust Preferred Securities and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligation to purchase Philadelphia Consolidated's Common Stock under the Purchase Contracts; provided that, if the Tax Event Redemption occurs after the Purchase Contract Settlement Date, such Treasury Portfolio will not be purchased.

     "Tax Event" means the receipt by the Trust of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Trust Securities are issued, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Trust Securities under the Declaration, there is more than an insubstantial risk that
(i) interest payable by Philadelphia Consolidated on the Debentures would not be deductible, in whole or in part, by Philadelphia Consolidated for federal income tax purposes, (ii) the income of the Trust would be subject to United States federal income tax or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Debentures (a) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which mature on or prior to 15, 2001 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date interest or principal strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date, and
(b) if the Tax Event Redemption Date occurs after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to 15, 2003 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date interest or principal strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

     "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after the Purchase Contract Settlement Date, the aggregate principal amount of the Debentures corresponding to the aggregate stated liquidation amount of the Trust Preferred Securities outstanding on such Tax Event Redemption Date.

     "Redemption Amount" means for each Debenture, the product of (i) the principal amount of such Debenture and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

     "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer") to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

     "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that, if the foregoing shall cease to be a Primary Treasury Dealer, Philadelphia Consolidated shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by Philadelphia Consolidated.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Debentures to be prepaid at its registered address. Unless Philadelphia Consolidated defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Debentures.

PUT OPTION UPON A FAILED REMARKETING

     If a Failed Remarketing has occurred, holders of Debentures (including the Exchange Agent) will have the right to put their Debentures to Philadelphia
Consolidated on             , 2001, upon at least three Business Days' prior
notice, at a price per Debenture equal to the principal amount of such Debenture, plus accrued and unpaid interest, if any, thereon.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     Philadelphia Consolidated shall have the right at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period for a period not extending beyond the maturity date of the Debentures, at the end of which Extension Period, Philadelphia Consolidated shall pay all interest then accrued and unpaid (including any expenses and taxes of the Trust, as herein defined) together with
interest thereon compounded quarterly at the rate of      % per annum through
and including 15, 2001, and at the Reset Rate thereafter, to the extent permitted by applicable law ("Compound Interest"); provided that, during any such Extension Period, (a) Philadelphia Consolidated shall not declare or pay dividends or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of Philadelphia Consolidated in connection with the satisfaction by Philadelphia Consolidated of its obligations under any employee or agent benefit plans or the satisfaction by Philadelphia Consolidated of its obligations pursuant to any contract or security outstanding on the date of such event requiring Philadelphia Consolidated to purchase capital stock of Philadelphia Consolidated, (ii) as a result of a reclassification of Philadelphia Consolidated's capital stock or the exchange or conversion of one class or series of Philadelphia Consolidated's capital stock for another class or series of Philadelphia Consolidated capital stock, (iii) the purchase of fractional interests in shares of Philadelphia Consolidated's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of Philadelphia Consolidated (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan), (b) Philadelphia Consolidated shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Philadelphia Consolidated that rank junior to the Debentures, and (c) Philadelphia Consolidated shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Guarantee or the Common Securities Guarantee). Prior to the termination of any such Extension Period, Philadelphia Consolidated may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Philadelphia Consolidated may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but Philadelphia Consolidated, at its option, may prepay on any Interest Payment Date all of the interest accrued during the then elapsed portion of an Extension Period. Philadelphia Consolidated has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. If the Institutional Trustee shall be the sole holder of the Debentures, Philadelphia Consolidated shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Trust Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the NNM (or other applicable self-regulatory organization) or to holders of the Trust Preferred Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of Philadelphia Consolidated's selection of such Extension Period to the holders of the Trust Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Debentures, Philadelphia Consolidated shall give the holders of the Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which Philadelphia Consolidated is required to give notice, if applicable, to the NNM (or other applicable self-regulatory organization) or to holders of the Debentures of the record or payment date of such related interest payment.

EXPENSES AND TAXES OF THE TRUST

     In the Indenture, Philadelphia Consolidated, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including the costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. Philadelphia Consolidated also has agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Debentures, will have the right to declare the principal of and the interest on the Debentures (including any Compound Interest and expenses and taxes of the Trust, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

     The following are Events of Default under the Indenture with respect to the
Debentures: (1) failure to pay interest on the Debentures when due, continued for 30 days; provided, however, that, if Philadelphia Consolidated is permitted by the terms of the Debentures to defer the payment in question, then the date on which such payment is due and payable shall be the date on which Philadelphia Consolidated is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (2) failure to pay the principal of (or premium, if any, on) the Debentures when due and payable at the stated maturity date, upon redemption or otherwise; provided, however, if Philadelphia Consolidated is permitted by the terms of the Debentures to defer the payment in question, the date on which such payment is due and payable shall be the date on which Philadelphia Consolidated is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Debentures; (3) failure to observe or perform in any material respect certain other covenants contained in the Indenture, continued for a period of 90 days after written notice has been given to Philadelphia Consolidated by the Debt Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debentures; and (4) certain events of bankruptcy, insolvency or reorganization relating to Philadelphia Consolidated.

     The Indenture provides that the Debt Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Debentures, give the holders of the Debentures notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on the Debentures, the Debt Trustee shall be protected in withholding such notice so long as the board of directors, the executive committee or directors or responsible officers of the Debt Trustee in good faith determine that the withholding of such notice is in the interest of the holders of the Debentures.

     If an Event of Default with respect to the Debentures occurs and is continuing, the Debt Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures, by notice in writing to Philadelphia Consolidated (and to the Debt Trustee if given by the holders of at least 25% in aggregate principal amount of the Debentures), may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding Debentures to be due and payable immediately and, upon any such declaration, the Debentures shall become immediately due and payable.

     In addition, in the case of the Debentures held by the Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of Philadelphia Consolidated to pay interest or principal, then a holder of Trust Preferred Securities may directly institute a proceeding against Philadelphia Consolidated for payment.

     Any such declaration with respect to the Debentures may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Debentures) may be waived by the holders of a majority of the principal amount of the outstanding Debentures, upon the conditions provided in the Indenture.

     The Indenture provides that Philadelphia Consolidated shall file annually statements with the Debt Trustee regarding compliance by Philadelphia Consolidated with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to the Debentures, in performing such covenants, of which the signers may have knowledge.

     An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Trust Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Debentures. See "Description of the Trust Preferred
Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of Philadelphia Consolidated to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, Philadelphia Consolidated acknowledges that a holder of Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of and interest on the Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust Preferred Securities of such holder after the respective due date specified in the Debentures. In connection with such action, Philadelphia Consolidated shall have the right under the Indenture to set-off any payment made to such holder by Philadelphia Consolidated. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution of the Trust, the Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial ownership interests in such a Global Security.

     Except as provided herein, owners of beneficial ownership interests in such a Global Security will not be entitled to receive physical delivery of Debentures in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Debentures. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. Philadelphia Consolidated may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of Philadelphia Consolidated, the Trust, the Institutional Trustee, any paying agent and any other agent of Philadelphia Consolidated or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Philadelphia Consolidated that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) Philadelphia Consolidated, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial ownership interests in such Global Security.

GOVERNING LAW

     The Indenture and the Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     Philadelphia Consolidated will pay all fees and expenses related to (i) the offering of the Trust Securities and the Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Philadelphia Consolidated Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Trust Preferred Securities.

                        EFFECT OF OBLIGATIONS UNDER THE
                          DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Debentures and engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) Philadelphia Consolidated shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Philadelphia Consolidated Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are available) are guaranteed by Philadelphia Consolidated as and to the extent set forth under "Description of the Guarantee." If Philadelphia Consolidated does not make interest payments on the Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Guarantee does not apply to
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any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

     If Philadelphia Consolidated fails to make interest or other payments on the Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Trust Preferred Securities, using the procedures described in "Description of the Trust Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Indenture. If the Institutional Trustee fails to enforce its rights under the Indenture in respect of an Indenture Event of Default, such holder of record of Trust Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Philadelphia Consolidated to enforce the Institutional Trustee's rights under the Indenture without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Philadelphia Consolidated to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, then a holder of Trust Preferred Securities may directly institute a proceeding against Philadelphia Consolidated for payment. Philadelphia Consolidated, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Trust Preferred Securities. If Philadelphia Consolidated fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if Philadelphia Consolidated has failed to make a payment under the Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against Philadelphia Consolidated to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

     The Guarantee, when taken together with Philadelphia Consolidated's obligations under the Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. See "Description of the Guarantee."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES, Trust Preferred Securities and Common Stock acquired under a Purchase Contract. Unless otherwise stated, this summary applies only to "U.S. Holders" who purchase Income PRIDES, Growth PRIDES or Trust Preferred Securities upon original issuance for an amount equal to the initial offering price thereof. The term "U.S. Holder" means the beneficial owner of an Income PRIDES, Growth PRIDES or Trust Preferred Security who is (i) a person who is a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. The tax treatment of a U.S. Holder may vary depending on such U.S. Holder's particular situation. This summary does not deal with special classes of U.S. Holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, certain U.S. expatriates, or U.S. Holders that will hold FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary does not address the tax consequences to U.S. Holders that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a U.S. Holder of FELINE PRIDES, Trust Preferred Securities or Common Stock acquired pursuant to a Purchase Contract. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of
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any state, local or foreign government that may be applicable. PROSPECTIVE
INVESTORS THAT ARE NOT UNITED STATES PERSONS (WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN FELINE PRIDES OR TRUST PREFERRED SECURITIES, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.

     This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a U.S. Holder.

     No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES OR TRUST PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

FELINE PRIDES

     Allocation of Purchase Price. A U.S. Holder's acquisition of FELINE PRIDES will be treated as an acquisition of a unit consisting of two components -- in the case of an Income PRIDES, the Trust Preferred Security and the Purchase Contract constituting such Income PRIDES and, in the case of a Growth PRIDES, the interest in the Treasury Security and the Purchase Contract comprising such Growth PRIDES. The purchase price of each FELINE PRIDES will be allocated between the two components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Trust Preferred Security or interest in the Treasury Security and the Purchase Contract. Philadelphia Consolidated will report the fair market value of each Trust Preferred Security and each interest in a
Treasury Security as $          and $          , respectively, and the fair
market value of each Purchase Contract as $          . This position will be
binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a FELINE PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes. A different allocation could affect the timing or character of income to a U.S. Holder.

     Ownership of Trust Preferred Securities or Treasury Securities. A U.S. Holder will be treated as owning the Trust Preferred Securities or Treasury Securities constituting a part of the Income PRIDES or Growth PRIDES, respectively. Philadelphia Consolidated and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Trust Preferred Securities or Treasury Securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. Based upon such agreement, Philadelphia Consolidated intends to take the position, and the remainder of this summary assumes, that U.S. Holders of FELINE PRIDES will be treated as the owners of the Trust Preferred Securities or Treasury Securities constituting a part of such FELINE PRIDES for United States federal, state and local income and franchise tax purposes. The United States federal income tax consequences of owning the Trust Preferred Securities or Treasury Securities are discussed below (see "-- Trust Preferred Securities," "-- Treasury Securities" and "-- Tax Event Redemption of Trust Preferred Securities.").
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

     Sale or Disposition of FELINE PRIDES. Upon a sale, exchange or other taxable disposition (collectively, a "disposition") of FELINE PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or, in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or Treasury Securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Trust Preferred Securities, Treasury Portfolio or Treasury Securities. Such gain or loss generally will be capital gain or loss, except to the extent that such U.S. Holder is treated as having received an amount with respect to accrued but unpaid interest on the Trust Preferred Securities or Treasury Portfolio, which amount will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as having received an amount with respect to accrued Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments, which amount may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held such FELINE PRIDES for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. If the disposition of FELINE PRIDES occurs when the Purchase Contract has negative value, the U.S. Holder should be considered to have received additional consideration for the Trust Preferred Securities, Treasury Portfolio or Treasury Securities in an amount equal to such negative value and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S. Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.

     In determining gain or loss, payments to a U.S. Holder of Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract. Payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments may increase such U.S. Holder's tax basis in the Purchase Contract or result in a decrease in the amount realized on the disposition of the Purchase Contract (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" above).

TRUST PREFERRED SECURITIES

     Classification of the Trust. In connection with the issuance of the FELINE PRIDES, Wolf, Block, Schorr and Solis-Cohen LLP ("Tax Counsel"), will deliver an opinion that, under current law and assuming compliance with the terms of the Declaration, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each U.S. Holder of Trust Preferred Securities will be treated as owning an undivided beneficial ownership interest in the Debentures. Accordingly, each U.S. Holder of Trust Preferred Securities will be required to include in its gross income its pro rata share of the interest income or OID that is paid or accrued on the Debentures. See "-- Interest Income and Original Issue Discount."

     Classification of the Debentures. Philadelphia Consolidated, the Trust and, by acquiring Income PRIDES or Trust Preferred Securities, each U.S. Holder agree to treat the Debentures as indebtedness of Philadelphia Consolidated for all United States tax purposes. In connection with the issuance of the Debentures, Tax Counsel will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Debentures will be classified as indebtedness for United States federal income tax purposes.

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

     Interest Income and Original Issue Discount. Under applicable Treasury Regulations and subject to the discussion below regarding Philadelphia Consolidated's right to defer payments of interest on the Debentures, the Debentures would be treated as having been issued with OID equal to the excess of 100.5% of the Stated Amount over the amount of the initial purchase price for the FELINE PRIDES allocated to the Trust Preferred Security if such excess is not de minimis (less than three-fourths of one-percent of 100.5% of the Stated Amount). If the Debentures were treated as issued with OID, a U.S. Holder would be required to include such OID in income on a daily economic accrual basis (using the constant yield-to-maturity method of accrual set forth in Section 1272 of the Code) over the period between the issue date of the Debentures, and the day immediately preceding the Purchase Contract Settlement Date regardless of such U.S. Holder's method of tax accounting. Consequently, each U.S. Holder (including those using the cash basis of tax accounting) would be required to include OID in its gross income even though Philadelphia Consolidated will not actually make current cash payments with respect to such OID. In addition, stated interest on the Debentures will be included in income by a U.S. Holder as ordinary income when paid or accrued, in accordance with such U.S. Holder's regular method of tax accounting.

     If Philadelphia Consolidated were to exercise its right to defer payments of interest on the Debentures, all of a U.S. Holder's taxable interest income with respect to the Debentures would thereafter be accounted for on a daily economic accrual basis regardless of such U.S. Holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, each U.S. Holder (including those using the cash basis of tax accounting) would be required to include OID in its gross income even though Philadelphia Consolidated would not make actual cash payments during an Extension Period.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Debentures was OID regardless of whether Philadelphia Consolidated exercises its right to defer payments of interest on such Debentures, all U.S. Holders would be required to include such stated interest in income on a daily economic accrual basis as described above.

     U.S. Holders that are corporations will not be entitled to a dividends received deduction with respect to any income recognized with respect to the Trust Preferred Securities.

     Distribution of Debentures to U.S. Holders of Trust Preferred
Securities. A distribution by the Trust of the Debentures as described under the caption "Description of the Trust Preferred Securities -- Liquidating Distribution Upon Dissolution" would be non-taxable to U.S. Holders. In such event, a U.S. Holder would have an aggregate tax basis in the Debentures received in the liquidation equal to the aggregate tax basis such U.S. Holder had in its Trust Preferred Securities surrendered therefor, and the holding period of such Debentures would include the period during which such U.S. Holder had held the Trust Preferred Securities. In addition, a U.S. Holder would continue to include interest (or OID) in respect of Debentures received from the Trust in the manner described under "-- Interest Income and Original Issue Discount."

     Sales, Exchanges or Other Dispositions of Trust Preferred Securities. Gain or loss will be recognized by a U.S. Holder on a disposition of a Trust Preferred Security (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the Trust Preferred Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such U.S. Holder's allocable share of the Debentures that such U.S. Holder has not included in gross income previously, which amount will be taxable as ordinary interest income) and the U.S. Holder's adjusted tax basis in the Trust Preferred Security. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon a disposition of a Trust Preferred Security. Gain or loss realized by a U.S. Holder on a disposition of a Trust Preferred Security generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Trust Preferred Security for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

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

TREASURY SECURITIES

     Original Issue Discount. A U.S. Holder of Growth PRIDES will be required to treat its ownership interest in the Treasury Security comprising a Growth PRIDES as an interest in a bond originally issued on the date such Growth PRIDES is purchased and having OID equal to the excess of the Stated Amount of the Growth PRIDES over the purchase price of the Growth PRIDES. A U.S. Holder will be required to include such OID in income on a daily economic accrual basis over the period between the issue date of the Growth PRIDES and the day immediately preceding the Purchase Contract Settlement Date, regardless of such U.S. Holder's method of tax accounting. Amounts of OID included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its ownership interest in the Treasury Security.

     Sales, Exchanges or Other Dispositions of Treasury Securities. In the event that a U.S. Holder obtains the release of Treasury Securities by delivering Trust Preferred Securities to the Collateral Agent, gain or loss will be recognized by the U.S. Holder on a subsequent disposition of the Treasury Securities in an amount equal to the difference between the amount realized by the U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in the Treasury Securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Treasury Securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

PURCHASE CONTRACTS

     Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash. There is no direct authority addressing the treatment, under current law, of the Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments, if any, or the delivery of cash in respect of excess accrued Contract Adjustment Payments, if any, by a U.S. Holder of Income PRIDES upon the creation of Growth PRIDES, and such treatment is unclear. Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments, if any, may constitute taxable income to a U.S. Holder of FELINE PRIDES when received or accrued, in accordance with the U.S. Holder's method of tax accounting. To the extent Philadelphia Consolidated is required to file information returns with respect to Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments, it intends to report such payments as taxable income to each U.S. Holder. U.S. Holders should consult their own tax advisors concerning the treatment of Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments and the delivery of cash upon the creation of Growth PRIDES, including the possibility that any Contract Adjustment Payment, if any, or Deferred Contract Adjustment Payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, and that the delivery of cash upon the creation of Growth PRIDES may be treated as an offset to Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments or as a purchase price adjustment. The treatment of Contract Adjustment Payments, if any, Deferred Contract Adjustment Payments and the delivery of cash upon the creation of Growth PRIDES could affect a U.S. Holder's tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase Contract. See "-- Acquisition of Common Stock under a Purchase Contract," "-- Sale or Disposition of FELINE PRIDES" and "-- Termination of Purchase Contract."

     Acquisition of Common Stock Under a Purchase Contract. A U.S. Holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract generally should equal the purchase price paid for such Common Stock plus such U.S. Holder's tax basis in the Purchase Contract (if any), less the portion of such purchase price and tax basis allocable to the fractional share. Payments of Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's tax basis in the Purchase Contract or the Common Stock to be received
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thereunder; payments in cash that have been made by a U.S. Holder to create
Growth PRIDES but not offset against payments of Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments may increase such U.S. Holder's tax basis in the Purchase Contract or the Common Stock to be received thereunder (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). The holding period for Common Stock received under a Purchase Contract will commence on the day after the acquisition of such Common Stock.

     Ownership of Common Stock Acquired Under the Purchase Contract. Any dividend on Common Stock paid by Philadelphia Consolidated out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by a U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

     Upon a disposition of Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Common Stock for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

     Early Settlement of Purchase Contract. A U.S. Holder of FELINE PRIDES will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Trust Preferred Securities, Treasury Securities or Treasury Portfolio upon Early Settlement of a Purchase Contract and will have the same tax basis in such Trust Preferred Securities, Treasury Securities or Treasury Portfolio as before such Early Settlement.

     Termination of Purchase Contract. If a Purchase Contract terminates, a U.S. Holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments, if any, received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract; payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments, if any, or Deferred Contract Adjustment Payments may increase such U.S. Holder's tax basis in the Purchase Contract or result in a deduction on the termination of the Purchase Contract (see "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above). Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Purchase Contract for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Trust Preferred Securities, Treasury Securities or Treasury Portfolio upon termination of the Purchase Contract and will have the same tax basis in such Trust Preferred Securities, Treasury Securities or Treasury Portfolio as before such distribution.

     Adjustment to Settlement Rate. U.S. Holders of FELINE PRIDES might be treated as receiving a constructive distribution from Philadelphia Consolidated if (i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets or earnings and profits of Philadelphia Consolidated is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, an increase in the

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Settlement Rate might give rise to a taxable dividend to U.S. Holders of FELINE
PRIDES even though such U.S. Holders would not receive any cash related thereto.

SUBSTITUTION OF TREASURY SECURITIES TO CREATE OR RECREATE GROWTH PRIDES

     A U.S. Holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Trust Preferred Securities generally will not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Trust Preferred Securities to such U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Trust Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Trust Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

SUBSTITUTION OF TRUST PREFERRED SECURITIES TO CREATE OR RECREATE INCOME PRIDES

     A U.S. Holder of a Growth PRIDES that delivers Trust Preferred Securities to the Collateral Agent in substitution for Treasury Securities generally will not recognize gain or loss upon the delivery of such Trust Preferred Securities or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Trust Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Trust Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

TAX EVENT REDEMPTION OF TRUST PREFERRED SECURITIES

     A Tax Event Redemption will be a taxable event for U.S. Holders of Trust Preferred Securities. Gain or loss will be recognized by a U.S. Holder in an amount equal to the difference between the Redemption Price (whether paid directly to such U.S. Holder or applied by the Collateral Agent to the purchase of the Treasury Portfolio on behalf of holders of Income PRIDES), except to the extent of amounts paid in respect of accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income, and the U.S. Holder's adjusted tax basis in the Trust Preferred Securities. Gain or loss realized by a U.S. Holder upon a Tax Event Redemption will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held such Trust Preferred Securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

     Ownership of Treasury Portfolio. Philadelphia Consolidated, the Trust and, by acquiring Income PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Applicable Ownership Interest of the Treasury Portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. Holder in the event of a Tax Redemption prior to the Purchase Contract Settlement Date. Based on such agreement, each U.S. Holder will include in income any amount earned on such pro rata portion of the Treasury Portfolio for all United States federal, state and local income and franchise tax purposes. The remainder of this summary assumes that U.S. Holders of Income PRIDES will be treated as the owners of the Applicable Ownership Interest of the Treasury Portfolio constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.

     Interest Income and Original Issue Discount. The Treasury Portfolio will consist of stripped U.S. Treasury Securities. Following a Tax Event Redemption prior to the Purchase Contract Settlement Date, a U.S. Holder of Income PRIDES will be required to treat its pro rata portion of each U.S. Treasury Security in the Treasury Portfolio as a bond that was originally issued on the date the Collateral Agent acquired the relevant U.S. Treasury Securities and will include OID in income over the life of the U.S. Treasury Securities in an amount equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such U.S. Treasury Securities over the value of the U.S. Treasury Securities at the time the Collateral Agent acquires them on behalf of holders of Income PRIDES. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury Portfolio. Consequently, a portion of each scheduled interest payment to U.S. Holders will be treated as a tax-free return of the U.S. Holder's investment in the Treasury Portfolio and will not be considered current income for United States federal income tax purposes.

     A U.S. Holder, whether on the cash or accrual method of tax accounting, will be required to include OID (other than OID on short-term U.S. Treasury Securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. See "-- Interest Income and Original Issue Discount" above. In the case of any U.S. Treasury Security with a maturity of one year or less from the date it is purchased (a "short-term U.S. Treasury Security"), in general only accrual basis taxpayers will be required to include OID in income as it is accrued. Unless such an accrual basis U.S. Holder elects to accrue the OID on a short-term U.S. Treasury Security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.

     Tax Basis of the Treasury Portfolio. A U.S. Holder's initial tax basis in such U.S. Holder's Applicable Ownership Interest of the Treasury Portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the Collateral Agent for the Treasury Portfolio. A U.S. Holder's tax basis in the Treasury Portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of the Treasury Portfolio.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     Payments under the FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a Purchase Contract, and the sale of FELINE PRIDES, Trust Preferred Securities or Common Stock acquired under a Purchase Contract, may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder's United States federal income tax liability.

                              ERISA CONSIDERATIONS

     Generally, employee benefit plans that are subject to ERISA, plans and individual retirement accounts that are subject to Section 4975 of the Code and entities whose assets are considered assets of such plans ("Plans") may purchase the Securities subject to the investing fiduciary's determination that the investment in the Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by Plans. Accordingly, among other factors, the investing fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plans.

     Under regulations issued by the U.S. Department of Labor (the "DOL"), a Plan that owns the Securities may be deemed to own a portion of the assets held in the Trust, including a portion of the Debentures held in the Trust. In addition, Philadelphia Consolidated and its affiliates may be "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of Section 4975 of the Code) with respect to certain Plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons or Plans with respect to which any such persons are fiduciaries or service providers). The acquisition and ownership of the Securities and a deemed acquisition and ownership of an interest in the Debentures by a Plan with respect to which Philadelphia Consolidated or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Securities are acquired and are held pursuant to and in accordance with an applicable exemption. In this regard, the DOL has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the Securities. These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company separate accounts), PTCE 91-38 (respecting bank collective trust funds), PTCE 95-60 (respecting insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers).

     Any fiduciary proposing to acquire the Securities on behalf of a Plan should consult with ERISA counsel for the Plan and should not acquire the Securities unless it is determined that such acquisition and holding does not and will not constitute a prohibited transaction and will satisfy the applicable fiduciary requirements imposed under ERISA. Any such acquisition by a Plan shall be deemed a representation by the Plan and the fiduciary effecting the investment on behalf of the Plan that such acquisition and holding satisfies the applicable fiduciary requirements of ERISA, and is either (i) not a prohibited transaction under ERISA and the Code and is otherwise permissible under applicable law or (ii) qualified to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more of the foregoing PTCEs or another available prohibited transaction exemption.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") among Philadelphia Consolidated, the Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (the "Underwriter"), Philadelphia Consolidated and the Trust have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from Philadelphia Consolidated and the Trust, up to 8,000,000 Income PRIDES and at least 1,000,000 Growth PRIDES and 1,000,000 Trust Preferred Securities. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES, Growth PRIDES and Trust Preferred Securities offered hereby if any of the Income PRIDES, Growth PRIDES or Trust Preferred Securities are purchased.

     The Underwriter has advised Philadelphia Consolidated and the Trust that it proposes initially to offer the Income PRIDES, Growth PRIDES and Trust Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a
concession not in excess of $          per Income PRIDES, $          per Growth
PRIDES and $          per Trust Preferred Security. The Underwriter may allow,
and such dealers may reallow, a discount not in excess of $          per Income
PRIDES, $          per Growth PRIDES and $          per Trust Preferred Security
on sales to certain other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

     Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriter and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.

     If the Underwriter creates a short position in the Securities in connection with the Offering, i.e., if it sells more Securities than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Securities in the open market. The Underwriter may also elect to reduce any short position by exercising all or part of the over-allotment options described below.

     The Underwriter may also impose a penalty bid on certain selling group members. This means that if the Underwriter purchases Securities in the open market to reduce the Underwriter's short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from any selling group members who sold those Securities as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security and the Common Stock of Philadelphia Consolidated to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither Philadelphia Consolidated, the Trust nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither Philadelphia Consolidated nor the Underwriter makes any representation that the Underwriter will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

     Philadelphia Consolidated and the Trust have granted to the Underwriter options, exercisable for 30 days following the date of this Prospectus
Supplement, to purchase up to an additional           Income PRIDES,
Growth PRIDES and        Trust Preferred Securities from Philadelphia
Consolidated and the Trust at the Price to Public set forth on the cover page of this Prospectus Supplement less the underwriting discount; provided, however, that, the Underwriter must purchase at least as many Trust Preferred Securities as Growth PRIDES. The Underwriter may exercise these options only to cover over-allotments, if any, made on the sale of the Income PRIDES, Growth PRIDES and Trust Preferred Securities offered hereby.

     Philadelphia Consolidated and the Trust have agreed, for a period of days after the date of this Prospectus Supplement, to not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Growth PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock, as the case may be, or any securities of Philadelphia Consolidated similar to the Income PRIDES, Growth PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Growth PRIDES, Purchase Contracts, Trust Preferred Securities or Common Stock other than shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with any employee benefit, dividend reinvestment and stock option and stock purchase plans of Philadelphia Consolidated and its subsidiaries and other than the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of Pledged Securities, or shares of Common Stock issuable upon early settlement of the Income PRIDES or Growth PRIDES or upon exercise of stock options.

     Prior to this offering, there has been no public market for the Income PRIDES, Growth PRIDES and the Trust Preferred Securities. The public offering price for the Income PRIDES, Growth PRIDES and the Trust Preferred Securities was determined in negotiations between Philadelphia Consolidated, the Trust and the Underwriters. In determining the terms of the Income PRIDES, Growth PRIDES and the Trust Preferred Securities including the public offering price, Philadelphia Consolidated, the Trust and the Underwriters considered the market price of the Common Stock and also considered Philadelphia Consolidated's recent results of operations, the future prospects of Philadelphia Consolidated and the industry in general, market prices and terms of, and yields on, securities of other companies considered to be comparable to Philadelphia Consolidated and prevailing conditions in the securities markets. Application will be made to have the Income PRIDES and the Growth PRIDES listed on the NNM. If Trust Preferred Securities are separately traded to a sufficient extent that the applicable market listing requirements are met, the Company will endeavor to cause such securities to be listed on the market on which the Income PRIDES and the Growth PRIDES are then listed including, if applicable, the NNM. See "Underwriting." There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES or the Trust Preferred Securities or that the Income PRIDES, Growth PRIDES or Trust Preferred Securities will trade in the public market subsequent to the offering at or above the initial public offering price.

     Philadelphia Consolidated and the Trust have agreed to indemnify the Underwriter against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     This Prospectus Supplement, as amended or stickered, may be used by the Remarketing Agent for remarketing the Trust Preferred Securities at such time as is necessary.

     In the ordinary course of their respective businesses, the Underwriter and its affiliates have performed, and may in the future perform, investment banking and/or commercial banking services for Philadelphia Consolidated.

                                 LEGAL OPINIONS

     The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof and the Debentures, and certain matters of Delaware law with respect to the validity of the Trust Preferred Securities offered hereby, will be passed upon for Philadelphia Consolidated and Trust by Wolf, Block, Schorr and Solis-Cohen LLP. The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Debentures and the Trust Preferred Securities will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

               INDEX OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT

1940 Act....................................................   S-79
Applicable Market Value.....................................   S-16
Applicable Ownership Interest...............................   S-59
Applicable Principal Amount.................................   S-91
Bankruptcy Code.............................................   S-17
Beneficial Owner............................................   S-84
Business Day................................................   S-67
Change in 1940 Act Law......................................   S-79
Closing Price...............................................   S-63
Code........................................................   S-97
Collateral Agent............................................   S-10
Commission..................................................    S-6
Common Securities...........................................    S-2
Common Stock................................................    S-2
Compound Interest...........................................   S-92
Contract Adjustment Payments................................    S-2
Current Market Price........................................   S-68
Custodial Agent.............................................   S-18
Debentures..................................................    S-2
Debt Trustee................................................   S-89
Declaration.................................................    S-9
Declaration Event of Default................................   S-80
Default.....................................................   S-93
Deferred Contract Adjustment Payments.......................   S-61
Delaware Trustee............................................   S-35
Depositary..................................................   S-69
Direct Action...............................................   S-32
Direct Participants.........................................   S-70
DOL.........................................................  S-103
Early Settlement............................................   S-17
Exchange Act................................................    S-6
Exchange Agent..............................................    S-4
Extension Periods...........................................   S-18
Failed Remarketing..........................................    S-4
FELINE PRIDES...............................................    S-1
FELINE PRIDES Certificate...................................   S-63
GAAP........................................................    S-6
Global Security.............................................   S-94
Global Security Certificates................................   S-70
Growth PRIDES...............................................    S-2
Guarantee...................................................    S-3
Guarantee Payments..........................................   S-86
Income PRIDES...............................................    S-2
Indenture...................................................   S-88
Indenture Event of Default..................................   S-80
Indirect Participants.......................................   S-70
Institutional Trustee.......................................   S-35

Interest Payment Date.....................................................................................       S-88
Investment Company Event..................................................................................       S-79
IRS.......................................................................................................       S-97
NNM.......................................................................................................        S-1
OID.......................................................................................................        S-2
Participants..............................................................................................       S-70
Payment Date..............................................................................................       S-14
Philadelphia Consolidated Trustees........................................................................        S-9
Plans.....................................................................................................      S-103
Pledge Agreement..........................................................................................       S-10
Pledged Securities........................................................................................       S-28
Primary Treasury Dealer...................................................................................       S-91
Property Account..........................................................................................       S-35
PTCEs.....................................................................................................      S-103
Purchase Contract.........................................................................................        S-2
Purchase Contract Agent...................................................................................       S-11
Purchase Contract Agreement...............................................................................       S-11
Purchase Contract Settlement Date.........................................................................        S-2
Quotation Agent...........................................................................................       S-91
Redemption Amount.........................................................................................       S-91
Redemption Price..........................................................................................        S-5
Reference Price...........................................................................................        S-2
Regular Trustees..........................................................................................       S-35
Remarketing Agent.........................................................................................       S-14
Remarketing Agreement.....................................................................................       S-14
Remarketing Fee...........................................................................................        S-3
Remarketing Underwriting Agreement........................................................................       S-14
Reset Agent...............................................................................................        S-3
Reset Announcement Date...................................................................................       S-77
Reset Rate................................................................................................        S-3
Reset Spread..............................................................................................        S-3
Securities................................................................................................        S-1
Securities Act............................................................................................        S-6
Senior Indebtedness.......................................................................................        S-3
Settlement Rate...........................................................................................        S-2
Sponsor...................................................................................................        S-9
Stated Amount.............................................................................................        S-2
Successor Securities......................................................................................       S-83
Super-Majority............................................................................................       S-81
Tax Counsel...............................................................................................       S-98
Tax Event.................................................................................................       S-90
Tax Event Redemption......................................................................................        S-5
Tax Event Redemption Date.................................................................................       S-90
Threshold Appreciation Price..............................................................................        S-2
Trading Day...............................................................................................       S-63
Treasury Portfolio........................................................................................       S-91
Treasury Portfolio Purchase Price.........................................................................       S-91
Treasury Securities.......................................................................................        S-2
Trust.....................................................................................................        S-1

Trust Indenture Act.......................................................................................        S-9
Trust Preferred Securities................................................................................        S-1
Trust Securities..........................................................................................        S-2
U.S. Holders..............................................................................................       S-96
Underwriter...............................................................................................      S-104
Underwriting Agreement....................................................................................      S-104

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                           PAGE
                                                                           ----
FINANCIAL STATEMENTS

Report of Independent Accountants.....................................     F-2

Consolidated Balance Sheets -- As of December 31, 1997 and 1996.......     F-3

Consolidated Statements of Operations -- For the Years Ended December
  31, 1997, 1996 and 1995.............................................     F-4

Consolidated Statements of Changes in Shareholders' Equity -- For the
  Years Ended December 31, 1997, 1996 and 1995........................     F-5

Consolidated Statements of Cash Flows -- For the Years Ended December
  31, 1997, 1996 and 1995.............................................     F-6

Notes to Consolidated Financial Statements............................  F-7 - F-18

FINANCIAL STATEMENT SCHEDULES

I    Summary of Investments -- Other Than Investments in Related
     Parties As of December 31, 1997..................................     F-19

II   Condensed Financial Information of Registrant As of December 31,
     1997 and 1996 and For Each of the Three Years in the Period Ended
     December 31, 1997................................................  F-20 - F-22

IV   Reinsurance For the Years ended December 31, 1997, 1996 and
     1995.............................................................     F-23

VI   Supplemental Information Concerning Property Casualty Insurance
     Operations As of and For the Years Ended December 31, 1997, 1996
     and 1995.........................................................     F-24

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF PHILADELPHIA CONSOLIDATED HOLDING
CORP.:

     We have audited the accompanying consolidated balance sheets of Philadelphia Consolidated Holding Corp. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Philadelphia Consolidated Holding Corp. and Subsidiaries as of December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /S/ COOPERS & LYBRAND L.L.P.

                                          --------------------------------------
                                              Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 6, 1998

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               AS OF DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                      ASSETS
Investments:
  Fixed Maturities Available for Sale at Market (Amortized
     Cost $165,052 and $137,757)............................  $170,678    $141,236
  Equity Securities at Market (Cost $29,501 And $19,648)....    46,988      27,342
                                                              --------    --------
          Total Investments.................................   217,666     168,578
Cash and Cash Equivalents...................................    11,933      11,483
Accrued Investment Income...................................     2,786       2,626
Premiums Receivable.........................................    15,269       8,112
Prepaid Reinsurance Premiums and Reinsurance Receivables....    18,573      18,078
Deferred Acquisition Costs..................................    10,970       9,033
Property and Equipment......................................     5,797       5,226
Other Assets................................................     5,132       2,802
                                                              --------    --------
          Total Assets......................................  $288,126    $225,938
                                                              ========    ========
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Policy Liabilities and Accruals:
  Unpaid Loss and Loss Adjustment Expenses..................  $122,430    $ 96,642
  Unearned Premiums.........................................    42,116      33,154
                                                              --------    --------
          Total Policy Liabilities and Accruals.............   164,546     129,796
Other Liabilities...........................................     7,948       8,312
Deferred Income Taxes.......................................     4,348       1,240
Income Taxes Payable........................................        --         948
                                                              --------    --------
          Total Liabilities.................................   176,842     140,296
                                                              --------    --------
Commitments and Contingencies
Shareholders' Equity (1):
  Preferred Stock, $.01 Par Value, 10,000,000 Shares
     Authorized, None Issued and Outstanding................
  Common Stock, No Par Value, 50,000,000 Shares Authorized,
     12,242,431 and 12,079,612 Shares Issued and
     Outstanding............................................    42,788      41,167
  Notes Receivable from Shareholders........................    (1,422)       (924)
  Unrealized Investment Appreciation (Depreciation), Net of
     Deferred Income Taxes..................................    15,023       7,374
  Retained Earnings.........................................    54,895      38,025
                                                              --------    --------
          Total Shareholders' Equity........................   111,284      85,642
                                                              --------    --------
          Total Liabilities and Shareholders' Equity........  $288,126    $225,938
                                                              ========    ========

---------------
(1) 1996 share information restated to reflect a two for one split of the Company's common stock distributed in November 1997, see Note 11.

   The accompanying notes are an integral part of the consolidated financial statements.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1997          1996          1995
                                                         ----------    ----------    ----------
Revenue:
  Gross Earned Premiums................................  $  150,128    $  121,820    $   99,507
  Ceded Earned Premiums................................     (49,573)      (49,770)      (41,319)
                                                         ----------    ----------    ----------
  Net Earned Premiums..................................     100,555        72,050        58,188
  Net Investment Income................................       9,703         7,910         6,506
  Net Realized Investment Gain (Loss)..................         (16)          260           181
  Other Income.........................................         228           282           309
                                                         ----------    ----------    ----------
          Total Revenue................................     110,470        80,502        65,184
                                                         ----------    ----------    ----------
Losses and Expenses:
  Loss and Loss Adjustment Expenses....................      61,839        44,720        40,661
  Net Reinsurance Recoveries...........................      (6,830)       (4,602)       (7,434)
                                                         ----------    ----------    ----------
  Net Loss and Loss Adjustment Expenses................      55,009        40,118        33,227
  Acquisition Costs and Other Underwriting Expenses....      31,344        22,210        17,105
  Other Operating Expenses.............................       1,909         1,386         2,564
                                                         ----------    ----------    ----------
          Total Losses and Expenses....................      88,262        63,714        52,896
                                                         ----------    ----------    ----------
Income Before Income Taxes.............................      22,208        16,788        12,288
                                                         ----------    ----------    ----------
Income Tax Expense (Benefit):
  Current..............................................       6,521         3,596         2,760
  Deferred.............................................      (1,183)         (182)         (302)
                                                         ----------    ----------    ----------
          Total Income Tax Expense.....................       5,338         3,414         2,458
                                                         ----------    ----------    ----------
          Net Income...................................  $   16,870    $   13,374    $    9,830
                                                         ==========    ==========    ==========
Per Average Share Data:
  Basic Earnings Per Share(1)..........................  $     1.38    $     1.13    $     0.85
                                                         ==========    ==========    ==========
  Diluted Earnings Per Share(1)........................  $     1.13    $     0.94    $     0.72
                                                         ==========    ==========    ==========
Weighted Average Common Shares Outstanding(1)..........  12,193,659    11,879,506    11,627,702
Weighted Average Share Equivalents Outstanding(1)......   2,736,039     2,373,742     2,049,004
                                                         ----------    ----------    ----------
Weighted Average Shares and Share Equivalents
  Outstanding(1).......................................  14,929,698    14,253,248    13,676,706
                                                         ==========    ==========    ==========

---------------

(1) 1996 and 1995 share information restated to reflect a two for one split of the Company's common stock distributed in November 1997, see Note 11.

   The accompanying notes are an integral part of the consolidated financial statements.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF CHANGES
                            IN SHAREHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1997          1996          1995
                                                         ----------    ----------    ----------
Common Shares(1):
  Balance at Beginning of Year.........................  12,079,612    11,627,702    11,627,702
  Issuance of Shares
     Pursuant to Employee Stock Purchase Plan..........      78,569       156,910            --
     Pursuant to Employee Stock Option Plan............      84,250       295,000            --
                                                         ----------    ----------    ----------
          Balance at End of Year.......................  12,242,431    12,079,612    11,627,702
                                                         ==========    ==========    ==========
Common Stock:
  Balance at Beginning of Year.........................    $ 41,167       $39,057       $39,096
  Issuance of Shares
     Pursuant to Employee Stock Purchase Plan..........         898         1,131            --
  Exercise of Employee Stock Options, Net of Tax
     Benefit...........................................         723           979            --
  Other................................................          --            --           (39)
                                                         ----------    ----------    ----------
          Balance at End of Year.......................      42,788        41,167        39,057
                                                         ----------    ----------    ----------
Notes Receivable from Shareholders:
  Balance at Beginning of Year.........................        (924)           --            --
  Notes Receivable Issued Pursuant to Employee Stock
     Purchase Plan.....................................        (873)       (1,131)           --
  Collection of Notes Receivable.......................         375           207            --
                                                         ----------    ----------    ----------
          Balance at End of Year.......................      (1,422)         (924)           --
                                                         ----------    ----------    ----------
Unrealized Investment Appreciation (Depreciation), Net
  of Deferred Income Taxes:
  Balance at Beginning of Year.........................       7,374         4,608        (1,317)
  Change in Unrealized Investment Appreciation
     (Depreciation), Net of Deferred Income Taxes......       7,649         2,766         5,925
                                                         ----------    ----------    ----------
          Balance at End of Year.......................      15,023         7,374         4,608
                                                         ----------    ----------    ----------
Retained Earnings:
  Balance at Beginning of Year.........................      38,025        24,651        14,821
  Net Income...........................................      16,870        13,374         9,830
                                                         ----------    ----------    ----------
          Balance at End of Year.......................      54,895        38,025        24,651
                                                         ----------    ----------    ----------
          Total Shareholders' Equity...................    $111,284       $85,642       $68,316
                                                         ==========    ==========    ==========

---------------
(1) 1996 and 1995 share information restated to reflect a two for one split of the Company's common stock distributed in November 1997, see Note 11.

      The accompanying notes are an integral part of the consolidated financial statements.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1997        1996        1995
                                                              ---------   ---------   ---------
Cash Flows from Operating Activities:
  Net Income................................................  $ 16,870    $ 13,374    $  9,830
  Adjustments to Reconcile Net Income to Net Cash Provided
     by Operating Activities:
     Net Realized Investment (Gain) Loss....................        16        (260)       (181)
     Depreciation and Amortization Expense..................     1,232         930         951
     Deferred Income Tax Benefit............................    (1,183)       (182)       (302)
     Change in Premiums Receivable..........................    (7,157)       (214)        860
     Change in Other Receivables............................      (655)     (5,747)     (5,748)
     Change in Deferred Acquisition Costs...................    (1,937)     (3,876)     (1,246)
     Change in Other Assets.................................    (2,511)       (817)       (363)
     Change in Unpaid Loss and Loss Adjustment Expenses.....    25,788      18,956      18,511
     Change in Unearned Premiums............................     8,962      15,035       4,673
     Change in Other Liabilities............................      (575)       (184)     (1,696)
     Change in Income Taxes Payable.........................      (834)        548         (53)
                                                              --------    --------    --------
       Net Cash Provided by Operating Activities............    38,016      37,563      25,236
                                                              --------    --------    --------
Cash Flows from Investing Activities:
  Proceeds from Sales of Investments in Fixed Maturities
     Available for Sale.....................................     5,564       2,594      12,543
  Proceeds from Maturity of Investments in Fixed Maturities
     Available for Sale.....................................     9,305       9,476       1,272
  Proceeds from Sale of Investments in Fixed Maturities Held
     to Maturity............................................        --          --         915
  Proceeds from Maturity of Investments in Fixed Maturities
     Held to Maturity.......................................        --          --         932
  Proceeds from Sales of Investments in Equity Securities...     5,896       2,168       5,655
  Cost of Fixed Maturities Available for Sale Acquired......   (42,309)    (32,783)    (47,101)
  Cost of Fixed Maturities Held to Maturity Acquired........        --          --        (301)
  Cost of Equity Securities Acquired........................   (15,536)    (12,412)     (5,616)
  Other -- Net..............................................        --          --      (3,000)
  Purchase of Property and Equipment, net...................    (1,609)     (1,989)     (1,319)
                                                              --------    --------    --------
       Net Cash Used for Investing Activities...............   (38,689)    (32,946)    (36,020)
                                                              --------    --------    --------
Cash Flows from Financing Activities:
  Exercise of Employee Stock Options, net of Tax Benefit....       723         979          --
  Collection of Notes Receivable............................       375         207          --
  Proceeds from Shares Pursuant to Employee Stock Purchase
     Plan...................................................        25          --          --
                                                              --------    --------    --------
       Net Cash Provided by Financing Activities............     1,123       1,186          --
                                                              --------    --------    --------
Net Increase (Decrease) in Cash and Cash Equivalents........       450       5,803     (10,784)
Cash and Cash Equivalents at Beginning of Year..............    11,483       5,680      16,464
                                                              --------    --------    --------
Cash and Cash Equivalents at End of Year....................  $ 11,933    $ 11,483    $  5,680
                                                              ========    ========    ========
Cash Paid During the Year for:
  Income Taxes..............................................  $  7,158    $  3,024    $  3,323
Non-Cash Transactions:
  Issuance of Shares Pursuant to Employee Stock Purchase
     Plan in exchange for Notes Receivable..................  $    873    $  1,131    $     --

   The accompanying notes are an integral part of the consolidated financial statements.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING POLICIES

     Philadelphia Consolidated Holding Corp. ("Philadelphia Insurance"), and its subsidiaries (collectively the "Company") doing business as Philadelphia Insurance Companies, include two Pennsylvania domiciled property and casualty insurance companies, Philadelphia Indemnity Insurance Company and Philadelphia Insurance Company ("Insurance Subsidiaries"), and an underwriting manager Maguire Insurance Agency, Inc. The Company designs, markets, and underwrites specialty commercial property and casualty insurance products for the rent a car industry, automobile leasing industry, non-profit organizations, the health, fitness and wellness industry, and selected classes of professional liability. All marketing, underwriting, claims management, investment, and general administration is provided by the underwriting manager.

  Principles of Consolidation and Basis of Presentation

     The consolidated financial statements include the accounts of the Company prepared in conformity with generally accepted accounting principles. All significant intercompany balances and transactions have been eliminated in consolidation. The preparation of financial statements requires making estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain prior years' amounts have been reclassified for comparative purposes.

     (a) Investments

     Investments classified as Available for Sale are carried at market value with the change in unrealized appreciation (depreciation) credited or charged directly to shareholders' equity, net of applicable deferred income taxes. Income on fixed maturities is recognized on the accrual basis.

     The decision to purchase or sell investments is based on management's assessment of various factors such as foreseeable economic conditions, including current interest rates and the interest rate risk, and the liquidity and capital positions of the Company.

     Investments in fixed maturities are adjusted for amortization of premiums and accretion of discounts to maturity date, except for collaterized mortgage and asset backed securities which are adjusted for amortization of premiums and accretion of discounts over their estimated lives. Certain collaterized mortgage and asset backed securities repayment patterns will change based on interest rate movements and, accordingly, could impact future investment income if the reinvestment of the repayment amounts are at lower interest rates than the underlying securities. Collaterized mortgage and asset backed securities amounted to $18,630,800 and $0 at December 31, 1997 and December 31, 1996, respectively. The collaterized mortgage and asset back securities held as of December 31, 1997 are short tranche securities possessing favorable prepayment risk profiles.

     Equity securities are carried at market value with the change in unrealized appreciation (depreciation) credited or charged directly to shareholders' equity, net of applicable deferred income taxes.

     Realized investment gains and losses are calculated on the specific identification basis and recorded as income when the securities are sold.

     (b) Cash and Cash Equivalents

     Cash equivalents, consisting of fixed maturity investments with maturities of three months or less when purchased and money market funds, are stated at cost which approximates market value.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

     (c) Deferred Acquisition Costs

     Policy acquisition costs, which include commissions, premium taxes, fees and other costs of underwriting policies, are deferred and amortized over the same period in which the related premiums are earned. Deferred acquisition costs are limited to the estimated amounts recoverable after providing for losses and expenses that are expected to be incurred, based upon historical and current experience, as the premiums are earned. Amortization of policy acquisition costs in the accompanying consolidated statements of operations was $25,034,000, $17,739,000 and $13,662,000 for the years ended December 31, 1997, 1996 and
1995, respectively.

     (d) Property and Equipment

     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets. Costs incurred in developing information systems technology are capitalized and included in property and equipment. These costs are amortized over their useful lives from the dates the systems technology became operational. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in earnings.

     (e) Reserves for Unpaid Loss and Loss Adjustment Expenses

     The liability for unpaid loss and loss adjustment expenses includes an amount determined on the basis of claims adjusters' evaluations and an amount, based on past experience, for losses incurred but not reported. Such liabilities are necessarily based on estimates, and while management believes that the amount is adequate, the ultimate liability may be in excess of, or less than, the amount provided. The methods of making such estimates and establishing the resulting liabilities are continually reviewed and updated and any adjustments resulting therefrom are reflected in operations currently.

     (f) Unearned Premiums

     Premiums are generally earned on a pro rata basis over the terms of the policies. Premiums applicable to the unexpired terms of the policies in-force are reported as unearned premiums.

     (g) Reinsurance Ceded

     In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Amounts for reinsurance assets and liabilities are reported gross.

     (h) Income Taxes

     The Company files a consolidated federal income tax return. Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date (see Note
8).

     (i) Earnings Per Share

     Earnings per share and common stock equivalents outstanding have been retroactively restated to reflect the increased number of common shares resulting from a two for one stock split that was announced in October 1997 and distributed to shareholders on November 5, 1997. A total of 6,119,716 additional shares were issued as a result of the stock split. The par value of the Company's stock remained unchanged.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," specifying the computation, presentation, and disclosure requirements for earnings per share for entities with publicly held common stock. Under SFAS No. 128, basic and diluted per share amounts shall be presented for net income on the face of the statement of operations. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The Company adopted the provisions of SFAS No. 128 as of December 31, 1997 and restated all prior period earnings per share data to conform with the provisions of this Statement.

2.  STATUTORY INFORMATION

     Accounting Principles. The Philadelphia Indemnity Insurance Company ("PIIC") and the Philadelphia Insurance Company ("PIC") are domiciled in the Commonwealth of Pennsylvania. PIIC and PIC are required to report to certain regulatory agencies on the basis of Statutory Accounting Practices ("SAP"). The statutory financial statements are prepared in accordance with accounting practices prescribed or permitted by the Insurance Department of the Commonwealth of Pennsylvania. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as Commonwealth laws, regulations and general administrative rules. Permitted Statutory Accounting Practices encompass all accounting practices not so prescribed.

     Generally accepted accounting principles ("GAAP") differ in certain respects from SAP prescribed or permitted by the Insurance Department of the Commonwealth of Pennsylvania. The principal differences between SAP and GAAP are as follows:

          Under SAP, investments in debt securities are carried at amortized cost, while under GAAP, investments in debt securities classified as Available for Sale are carried at fair value;

          Under SAP, policy acquisition costs, such as commissions, premium taxes, fees, and other costs of underwriting policies are charged to current operations as incurred, while under GAAP, such costs are deferred and amortized on a pro rata basis over the period covered by the policy;

          Under SAP, certain assets, designated as "Non-admitted Assets" (such as prepaid expenses) are charged against surplus;

          Under SAP, federal income taxes are only provided on taxable income for which income taxes are currently payable, while under GAAP, deferred income taxes are provided with respect to temporary differences;

          Under SAP, certain reserves are established in amounts which differ from amounts which would be provided in conformity with GAAP.

     Financial Information: The statutory capital and surplus of PIIC as of December 31, 1997 and 1996 was $75,894,000 and $60,175,000, respectively.
Statutory net income of PIIC for the years ended December 31, 1997, 1996 and 1995 was $8,839,000, $5,626,000, and $5,416,000, respectively.

     The statutory capital and surplus of PIC as of December 31, 1997 and 1996 was $30,091,000 and $21,732,000, respectively. Statutory net income of PIC for the years ended December 31, 1997, 1996 and 1995 was $5,494,000, $3,629,000, and
$3,587,000, respectively.

     Dividend Restrictions: The Insurance Subsidiaries are subject to various regulatory restrictions which limit the maximum amount of annual shareholder dividends allowed to be paid. The maximum dividend which PIIC may pay to Philadelphia Insurance during 1998 without prior approval is $8,839,000 and the maximum dividend which PIC may pay to Philadelphia Insurance during 1998 without prior approval is $5,494,000.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

     Risk-Based Capital: Risk-based capital is designed to measure the acceptable amount of capital an insurer should have based on the inherent specific risks of each insurer. Insurers failing to meet this benchmark capital level may be subject to scrutiny by the insurer's domiciliary insurance department and ultimately rehabilitation or liquidation. Based on the standards, PIIC's and PIC's capital and surplus at December 31, 1997 is in excess of the prescribed risk-based capital requirements.

3.  INVESTMENTS

     The Company invests primarily in investment grade fixed maturities, the majority of which are rated "A" or better by Standard and Poor's. The cost, gross unrealized gains and losses, estimated market value and carrying value of investments as of December 31, 1997 and 1996 are as follows (in thousands):

                                                                 GROSS        GROSS      ESTIMATED
                                                               UNREALIZED   UNREALIZED    MARKET     CARRYING
                                                    COST(1)      GAINS        LOSSES     VALUE(2)     VALUE
                                                    --------   ----------   ----------   ---------   --------
DECEMBER 31, 1997
Fixed Maturities:
Available for Sale
  U.S. Treasury Securities and Obligations of U.S.
    Government Corporations and Agencies..........  $ 15,391    $   273        $  9      $ 15,655    $ 15,655
  Obligations of States and Political
    Subdivisions..................................   105,117      4,670          91       109,696     109,696
  Corporate Debt Securities.......................    44,544        801          18        45,327      45,327
                                                    --------    -------        ----      --------    --------
  Total Fixed Maturities Available for Sale.......   165,052      5,744         118       170,678     170,678
Equity Securities.................................    29,501     17,800         313        46,988      46,988
                                                    --------    -------        ----      --------    --------
         Total Investments........................  $194,553    $23,544        $431      $217,666    $217,666
                                                    ========    =======        ====      ========    ========
DECEMBER 31, 1996
Fixed Maturities:
Available for Sale
  U.S. Treasury Securities and Obligations of U.S.
    Government Corporations and Agencies..........  $ 20,450    $   159        $ 52      $ 20,557    $ 20,557
  Obligations of States and Political
    Subdivisions..................................   105,682      3,369         164       108,887     108,887
  Corporate Debt Securities.......................    11,625        236          69        11,792      11,792
                                                    --------    -------        ----      --------    --------
  Total Fixed Maturities Available for Sale.......   137,757      3,764         285       141,236     141,236
Equity Securities.................................    19,648      7,930         236        27,342      27,342
                                                    --------    -------        ----      --------    --------
         Total Investments........................  $157,405    $11,694        $521      $168,578    $168,578
                                                    ========    =======        ====      ========    ========

---------------
(1) Original cost of equity securities; original cost of fixed maturities adjusted for amortization of premiums and accretion of discounts.

(2) Estimated market values have been based on quoted market prices.

     The Company had no debt or equity investments in a single issuer totaling in excess of 10% of shareholders' equity at December 31, 1997.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

     The cost and estimated market value of fixed maturity securities at December 31, 1997, by remaining contractual maturity, are shown below (in thousands). Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                          ESTIMATED
                                                                           MARKET
                                                              COST(1)     VALUE(2)
                                                              --------    ---------
Due in One Year or Less.....................................  $  4,075    $  4,079
Due After One Year Through Five Years.......................    40,460      41,267
Due After Five Years through Ten Years......................    92,935      96,509
Due After Ten Years.........................................    27,582      28,823
                                                              --------    --------
                                                              $165,052    $170,678
                                                              ========    ========

---------------
(1) Original cost adjusted for amortization of premiums and accretion of discounts.

(2) Estimated market values have been based on quoted market prices.

     The sources of net investment income for the years ended December 31, 1997, 1996 and 1995 are as follows (in thousands):

                                                            1997      1996      1995
                                                           ------    ------    ------
Fixed Maturities:
  Available for Sale.....................................  $8,978    $7,377    $4,583
  Held to Maturity.......................................      --        --     1,366
Equity Securities........................................     480       257       217
Cash and Cash Equivalents................................     602       422       479
                                                           ------    ------    ------
Total Investment Income..................................  10,060     8,056     6,645
Investment Expense.......................................    (357)     (146)     (139)
                                                           ------    ------    ------
          Net Investment Income..........................  $9,703    $7,910    $6,506
                                                           ======    ======    ======

     There are no investments in fixed maturity securities that were non-income producing during the years ended December 31, 1997, 1996 and 1995. Investment expense includes $164,000, $60,000, and $84,000 in advisory fees paid to a related party in 1997, 1996 and 1995, respectively.

     Realized pre-tax gains (losses) on the sale of investments for the years ended December 31, 1997, 1996 and 1995 are as follows (in thousands):

                                                              1997     1996     1995
                                                             ------    ----    ------
Fixed Maturities:
  Available for Sale
     Gross Realized Gains..................................  $   22    $ 47    $  403
     Gross Realized Losses.................................     (52)    (28)      (43)
                                                             ------    ----    ------
Net Gain (Loss)............................................     (30)     19       360
                                                             ------    ----    ------
  Held to Maturity
     Gross Realized Losses.................................      --      --       (57)
                                                             ------    ----    ------
Net Loss...................................................      --      --       (57)
                                                             ------    ----    ------
Equity Securities
  Gross Realized Gains.....................................     628     280       223
  Gross Realized Losses....................................    (614)    (39)     (345)
                                                             ------    ----    ------
Net Gain (Loss)............................................      14     241      (122)
                                                             ------    ----    ------
          Total Net Realized Investment Gain (Loss)........  $  (16)   $260    $  181
                                                             ======    ====    ======

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

4.  RESTRICTED ASSETS

     PIIC and PIC have investments, principally U.S. Treasury securities on deposit with the various states in which they are licensed insurers. At December 31, 1997 and 1996 the carrying value on deposit totaled $10,912,000 and $7,070,000, respectively.

5.  TRUST ACCOUNTS

     The Company is required to maintain certain investments in trust accounts under reinsurance agreements with unrelated insurance companies that cede insurance risks to the Company. At December 31, 1997 and 1996 the Company had investments with a carrying value of $2,403,000 and $2,868,000, respectively, in trust accounts pursuant to a terminated quota share reinsurance agreement. Under the terms of this agreement, net premiums received by the Company were invested and held in a trust account to pay future claims. Interest income on these investments is distributed to the parties to the quota share agreement on a quarterly basis. The Company receives its interest in net trust investments in accordance with a formula that specifies certain percentages of funds to be released over a five-year period as losses are settled.

     The Company also maintains investments in trust accounts under current reinsurance agreements with unrelated insurance companies. These investments collateralize the Company's obligations under the reinsurance agreements. The Company possesses sole responsibility for investment and reinvestment of the trust account assets. All dividends, interest, and other income resulting from investment of these assets are owned by the Company, and are distributed on a monthly basis. At December 31, 1997 and 1996 the carrying value of these trust fund investments were $12,205,000 and $23,223,000, respectively.

     The Company's share of the investments in the trust accounts is included in investments and cash equivalents, as applicable, in the accompanying consolidated balance sheets.

6.  PROPERTY AND EQUIPMENT

     The following table summarizes property and equipment at December 31, 1997 and 1996 (dollars in thousands):

                                                      DECEMBER 31,
                                                   ------------------    ESTIMATED USEFUL
                                                    1997       1996       LIVES (YEARS)
                                                    ----       ----      ----------------
Furniture, Fixtures and Automobiles..............  $ 2,473    $ 2,256             5
Computer and Telephone Equipment.................    7,176      6,004         3 - 7
Land and Building................................    2,277      2,272            40
Leasehold Improvements...........................      974        812            12
                                                   -------    -------
                                                    12,900     11,344
Accumulated Depreciation and Amortization........   (7,103)    (6,118)
                                                   -------    -------
Property and Equipment...........................  $ 5,797    $ 5,226
                                                   =======    =======

     Included in property and equipment are costs incurred in developing or purchasing information systems technology of $2,516,500 and $2,447,600 in 1997 and 1996, respectively. Amortization of these costs was $180,200, $100,100, and $115,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Depreciation expense excluding amortization of capitalized information systems technology costs was $858,200, $530,000, and $395,000, for the years ended December 31, 1997, 1996 and 1995, respectively.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

7.  LIABILITY FOR UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES

     Activity in the liability for Unpaid Loss and Loss Adjustment Expenses is summarized as follows (in thousands):

                                                         1997       1996       1995
                                                         ----       ----       ----
Balance at January 1.................................  $ 96,642    $77,686    $59,175
  Less Reinsurance Receivables.......................    10,919      9,440      5,580
                                                       --------    -------    -------
  Net Balance at January 1...........................    85,723     68,246     53,595
                                                       --------    -------    -------
Incurred related to:
  Current Year.......................................    56,725     41,083     34,152
  Prior Years........................................    (1,716)      (965)      (925)
                                                       --------    -------    -------
Total Incurred.......................................    55,009     40,118     33,227
                                                       --------    -------    -------
Paid related to:
  Current Year.......................................     9,512      7,427      6,186
  Prior Years........................................    22,292     15,214     12,390
                                                       --------    -------    -------
Total Paid...........................................    31,804     22,641     18,576
                                                       --------    -------    -------
Net Balance at December 31...........................   108,928     85,723     68,246
  Plus Reinsurance Receivables.......................    13,502     10,919      9,440
                                                       --------    -------    -------
Balance at December 31...............................  $122,430    $96,642    $77,686
                                                       ========    =======    =======

     As a result of changes in estimates of insured events of prior years, the Company reduced losses and loss adjustment expenses incurred by $1,716,000, $965,000 and $925,000 in 1997, 1996 and 1995, respectively. Such favorable development was due to losses emerging at a lesser rate than had been originally anticipated when the initial reserves for the applicable accident years were estimated.

8.  INCOME TAXES

     The composition of deferred tax assets and liabilities and the related tax effects as of December 31, 1997 and 1996 are as follows (in thousands):

                                                                DECEMBER 31,
                                                              ----------------
                                                               1997      1996
                                                               ----      ----
Assets:
  Effect of Loss Reserve Discounting........................  $ 5,735   $4,725
  Excess of Tax Over Financial Reporting Earned Premium.....    2,709    1,922
  Other Assets..............................................      128      127
                                                              -------   ------
          Total Assets......................................    8,572    6,774
                                                              -------   ------
Liabilities:
  Deferred Policy Acquisition Costs, Deductible for Tax.....    3,752    3,074
  Property and Equipment Basis..............................      494      416
  Tax Effect of Unrealized Appreciation of Securities.......    8,089    3,798
  Other Liabilities.........................................      585      726
                                                              -------   ------
          Total Liabilities.................................   12,920    8,014
                                                              -------   ------
          Net Deferred Income Tax Liability.................  $ 4,348   $1,240
                                                              =======   ======

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

     The following table summarizes the differences between the Company's effective tax rate for financial statement purposes and the Federal statutory rate (dollars in thousands):

                                                              AMOUNT OF TAX    PERCENT
                                                              -------------    -------
For the year ended December 31, 1997:
Federal Tax at Statutory Rate...............................     $ 7,773          35%
Nontaxable Municipal Bond Interest and Dividends Received
  Exclusion.................................................      (1,812)         (8)
Other, Net..................................................        (623)         (3)
                                                                 -------         ---
          Income Tax Expense................................     $ 5,338          24%
                                                                 =======         ===
For the year ended December 31, 1996:
Federal Tax at Statutory Rate...............................     $ 5,708          34%
Nontaxable Municipal Bond Interest and Dividends Received
  Exclusion.................................................      (1,670)        (10)
Other, Net..................................................        (624)         (4)
                                                                 -------         ---
          Income Tax Expense................................     $ 3,414          20%
                                                                 =======         ===
For the year ended December 31, 1995:
Federal Tax at Statutory Rate...............................     $ 4,178          34%
Nontaxable Municipal Bond Interest and Dividends Received
  Exclusion.................................................      (1,303)        (11)
Other, Net..................................................        (417)         (3)
                                                                 -------         ---
          Income Tax Expense................................     $ 2,458          20%
                                                                 =======         ===

     As of December 31, 1997, the Company has approximately $0.9 million in net operating loss carryforwards, which expire in 2000 and 2001, available to offset future taxable income. Utilization of the loss carryfowards is limited to an annual amount of $336,000. For financial reporting purposes, the tax benefit of any utilization of these operating loss carryfowards is applied to reduce goodwill ($114,000 in 1997) and does not reduce income tax expense.

     Philadelphia Insurance has entered into tax sharing agreements with each of its subsidiaries. Under the terms of these agreements, the income tax provision is computed as if each subsidiary were filing a separate federal income tax return including adjustments for the income tax effects of net operating losses and other special tax attributes regardless of whether those attributes are utilized in the Company's consolidated federal income tax return.

9.  REINSURANCE

     In the normal course of business, the Company has entered into various reinsurance contracts with unrelated reinsurers. The Company participates in such agreements for the purpose of limiting loss exposure and diversifying business. Reinsurance contracts do not relieve the Company from its obligation to policyholders.

     The loss and loss adjustment expense reserves ceded under such arrangements were $13,502,000 and $10,919,000 at December 31, 1997 and 1996, respectively.
The Company evaluates the financial condition of its reinsurers to minimize its exposure to losses from reinsurer insolvencies. The percentage of ceded reinsurance reserves that are with companies rated "A" (Excellent) or better by A.M. Best Company is 100% and 97% as of December 31, 1997 and 1996, respectively. Additionally, approximately 2%, 4%, and 11% of the Company's net written premiums for the years ended December 31, 1997, 1996 and 1995, respectively, were assumed from an unrelated reinsurance company.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

     The effect of reinsurance on premiums written and earned is as follows (in thousands):

                                                              WRITTEN      EARNED
                                                              --------    --------
For the Year Ended December 31, 1997:
Direct Business.............................................  $157,060    $147,514
Reinsurance Assumed.........................................     2,031       2,614
Reinsurance Ceded...........................................    47,294      49,573
                                                              --------    --------
          Net Premiums......................................  $111,797    $100,555
                                                              ========    ========
Percentage Assumed of Net...................................                   2.6%
                                                                          ========
For the Year Ended December 31, 1996:
Direct Business.............................................  $132,611    $117,354
Reinsurance Assumed.........................................     4,244       4,466
Reinsurance Ceded...........................................    52,861      49,770
                                                              --------    --------
          Net Premiums......................................  $ 83,994    $ 72,050
                                                              ========    ========
Percentage Assumed of Net...................................                   6.2%
                                                                          ========
For the Year Ended December 31, 1995:
Direct Business.............................................  $ 97,519    $ 92,046
Reinsurance Assumed.........................................     6,661       7,461
Reinsurance Ceded...........................................    42,108      41,319
                                                              --------    --------
          Net Premiums......................................  $ 62,072    $ 58,188
                                                              ========    ========
Percentage Assumed of Net...................................                  12.8%
                                                                          ========

\ 10.  SHAREHOLDERS' EQUITY

     The Company has established non-qualified stock bonus and stock option plans. Under the stock bonus plan, the Company has granted a total of 137,500 shares to certain officers of the Company, of which all such shares have been issued and are vested.

     Under the Company's stock option plan, stock options may be granted for the purchase of common stock at a price not less than the fair market value on the date of grant. Options outstanding as of December 31, 1994 are exercisable over a four to five year vesting period. Options issued in 1997, 1996 and 1995 are exercisable after the expiration of five years following the grant date. Under this plan, the Company has reserved 2,475,000 shares of common stock for issuance pursuant to options granted under the plan.

     In addition to stock options granted pursuant to the Company's stock option plan, the Company's Board of Directors have granted previous awards of 2,613,492 stock options.

     SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at a fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for the Company's compensation instruments is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

     The following is a summary of the Company's option activity, including weighted average option information:

                                             1997                   1996(2)                 1995(2)
                                     ---------------------   ---------------------   ---------------------
                                                 EXERCISE                EXERCISE                EXERCISE
                                                   PRICE                   PRICE                   PRICE
                                                    PER                     PER                     PER
                                      OPTIONS    OPTION(1)    OPTIONS    OPTION(1)    OPTIONS    OPTION(1)
                                     ---------   ---------   ---------   ---------   ---------   ---------
Outstanding at beginning of year...  3,572,292    $ 3.86     3,200,642     $2.84     3,184,742     $2.81
Granted............................      5,000    $16.38       917,900     $8.39        43,400     $6.11
Exercised..........................    (84,250)   $ 4.42      (292,500)    $3.33       (20,000)    $4.47
Canceled...........................    (20,000)   $ 6.00      (253,750)    $8.05        (7,500)    $4.94
                                     ---------               ---------               ---------
Outstanding at end of year.........  3,473,042    $ 3.85     3,572,292     $3.86     3,200,642     $2.84
                                     =========               =========               =========
Exercisable at end of year.........  2,768,792               2,819,218               3,097,392
Weighted-average fair value of
  options granted during the
  year.............................      $6.38                   $2.87                   $2.14

                                                    EXERCISE     REMAINING                        EXERCISE
                                 OUTSTANDING AT       PRICE     CONTRACTUAL    EXERCISABLE AT       PRICE
                                  DECEMBER 31,         PER         LIFE         DECEMBER 31,         PER
RANGE OF EXERCISE PRICES              1997          OPTION(1)     (YEARS)           1997          OPTION(1)
------------------------        -----------------   ---------   -----------   -----------------   ---------
2.61..........................      2,691,742        $ 2.61         5.1           2,689,192         $2.61
4.75 to $7.31.................        108,400        $ 5.52         3.9              79,600         $5.37
8.13 to $9.31.................        667,900        $ 8.48         8.2                  --            --
16.38.........................          5,000        $16.38         9.9                  --            --
                                    ---------                                     ---------
                                    3,473,042        $ 3.85                       2,768,792         $2.69
                                    =========                                     =========

---------------
(1) Weighted Average Exercise Price Per Option.

(2) Restated to reflect a two for one split of the Company's common stock distributed in November 1997, see Note 11.

     The Company has established a non-qualified Employee Stock Purchase Plan (the "Stock Purchase Plan"). The aggregate maximum number of shares that may be issued pursuant to the Stock Purchase Plan is 500,000. Shares may be purchased under the Stock Purchase Plan by eligible employees during designated one-month offering periods established by the Compensation Committee of the Board of Directors at a purchase price of the lesser of 85% of the fair market value of the shares on the first business day of the offering period or the date the shares are purchased. The purchase price of shares may be paid by the employee over six years pursuant to the execution of a promissory note. The promissory note(s) are collateralized by such shares purchased under the Stock Purchase Plan and are interest free. Under the Stock Purchase Plan, the Company issued 78,569 and 52,144 shares in 1997 and 1996, respectively. The weighted average fair value of those purchase rights granted in 1997 and 1996 was $1.94 and $1.51, respectively.

     In addition, the Company has also established a non-qualified Directors Stock Purchase Plan ("Directors Plan") for the benefit of non-employee Directors. The aggregate maximum number of shares that may be issued pursuant to the Directors Plan is 50,000. Non-employee Directors, during monthly offering periods, may designate a portion of his or her fees to be used for the purchase of shares under the terms of the Directors Plan at a purchase price of the lesser of 85% of the fair market value of the shares on the first business day of the offering period or the last business day of the offering period. No shares have been issued pursuant to the Directors Plan as of December 31, 1997.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

     Since the Company has adopted the disclosure-only provisions of SFAS No. 123, no compensation cost has been recognized for the Company's compensation instruments. The following represents pro forma information as if the Company recorded compensation costs using the fair value of the issued compensation instruments (the results may not be indicative of the actual effect on net income in future years) (in thousands, except per average common share data):

                                                          1997      1996(1)    1995(1)
                                                         -------    -------    -------
Net Income As Reported.................................  $16,870    $13,374    $9,830
Assumed Stock Compensation Cost........................      354        281        22
                                                         -------    -------    ------
Pro Forma Net Income...................................  $16,516    $13,093    $9,808
                                                         =======    =======    ======
Diluted Earnings Per Average Common Share as
  Reported.............................................    $1.13      $0.94     $0.72
                                                         =======    =======    ======
Pro Forma Diluted Earnings Per Average Common Share....    $1.11      $0.92     $0.72
                                                         =======    =======    ======

---------------
(1) Per share information restated to reflect a two for one split of the Company's common stock distributed in November 1997, see Note 11.

     The fair value of options at date of grant was estimated using the Black-Scholes valuation model with the following weighted average assumptions:

                                                              1997    1996    1995
                                                              ----    ----    ----
Expected Stock Volatility...................................  25.9%   20.0%   19.3%
Risk Free Interest Rate.....................................   5.8%    5.8%    6.4%
Expected Option Life-Years..................................   6.0     6.0     6.0
Expected Dividends..........................................   0.0%    0.0%    0.0%

11.  COMMON STOCK SPLIT

     On October 16, 1997, the Board of Directors approved a two for one split of the Company's common stock payable to shareholders of record on October 27, 1997 for distribution on November 5, 1997. Weighted average common shares outstanding, common stock equivalents, and earnings per share have been restated to reflect this stock split.

12.  PROFIT SHARING

     The Company has a defined contribution Profit Sharing Plan, which includes a 401K feature, covering substantially all employees. Under the plan, employees may contribute up to an annual maximum of the lesser of 15% of eligible compensation or the applicable Internal Revenue Code limit in a calendar year. The Company makes a matching contribution in an amount equal to 50% of the participant's pretax contribution, subject to a maximum of 6% of the participant's eligible compensation. The Company may also make annual discretionary profit sharing contributions at each plan year end. Participants are fully vested in the Company's contribution upon completion of 7 years of service. The Company's contributions to the plan were $474,300, $322,400, and $267,500 in 1997, 1996 and 1995, respectively.

13.  COMMITMENTS AND CONTINGENCIES

     The Company is subject to routine legal proceedings in connection with its property and casualty insurance business. The Company is not involved in any pending or threatened legal or administrative proceedings which management believes can reasonably be expected to have a material adverse effect on the Company's financial condition or results of operations.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

     The Company currently leases office space to serve as its headquarters location and 38 field offices for its production underwriters. Rental expense for these operating leases was $916,700, $736,700, and $187,800 for the years ended December 31, 1997, 1996 and 1995, respectively.

     At December 31, 1997, the future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 1997 were as follows:

                  YEAR ENDING DECEMBER 31:
                  ------------------------
1998........................................................  $1,256,000
1999........................................................   1,067,000
2000........................................................     837,000
2001........................................................     704,000
2002 and Thereafter.........................................     756,000
                                                              ----------
          Total Minimum Payments Required...................  $4,620,000
                                                              ==========

14.  SUMMARY OF QUARTERLY FINANCIAL INFORMATION -- UNAUDITED

     The following quarterly financial information for each of the three months ended March 31, June 30, September 30 and December 31, 1997 and 1996 is unaudited. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the results of operations for such periods, have been made for a fair presentation of the results shown (in thousands, except share and per share data):

                                         THREE MONTHS ENDED(1)                     THREE MONTHS ENDED(1)
                         ------------------------------------------------------   -----------------------
                         MARCH 31,     JUNE 30,    SEPTEMBER 30,   DECEMBER 31,   MARCH 31,     JUNE 30,
                            1997         1997          1997            1997          1996         1996
                         ----------   ----------   -------------   ------------   ----------   ----------
Net Earned Premiums....     $22,388      $25,163       $26,492         $26,512       $15,817      $17,190
Net Investment
  Income...............     $ 2,211      $ 2,404       $ 2,535          $2,553       $ 1,846      $ 1,885
Net Loss and Loss
  Adjustment
  Expenses.............     $12,481      $13,832       $14,429         $14,267       $ 8,674      $ 9,089
Acquisition Costs and
  Other Underwriting
  Expenses.............     $ 6,946      $ 7,858       $ 8,429         $ 8,111       $ 5,107      $ 5,836
Net Income.............     $ 3,622      $ 3,992       $ 4,468         $ 4,788       $ 2,715      $ 3,057
Basic Earnings Per
  Share................       $0.30        $0.33         $0.37           $0.39         $0.23        $0.26
Diluted Earnings Per
  Share................       $0.25        $0.27         $0.30           $0.32         $0.19        $0.22
Weighted Average Common
  Shares Outstanding...  12,133,216   12,175,688    12,223,940      12,240,286    11,627,702   11,754,382
Weighted Average Share
  Equivalents
  Outstanding..........   2,570,174    2,674,217     2,815,533       2,792,963     2,372,724    2,394,441
                         ----------   ----------    ----------      ----------    ----------   ----------
Weighted Average Shares
  and Share Equivalents
  Outstanding..........  14,703,390   14,849,905    15,039,473      15,033,249    14,000,426   14,148,823
                         ==========   ==========    ==========      ==========    ==========   ==========

                            THREE MONTHS ENDED(1)
                         ----------------------------
                         SEPTEMBER 30,   DECEMBER 31,
                             1996            1996
                         -------------   ------------
Net Earned Premiums....      $20,323         $18,720
Net Investment
  Income...............      $ 2,041         $ 2,138
Net Loss and Loss
  Adjustment
  Expenses.............      $12,120         $10,235
Acquisition Costs and
  Other Underwriting
  Expenses.............      $ 5,920         $ 5,347
Net Income.............      $ 3,462         $ 4,140
Basic Earnings Per
  Share................        $0.29           $0.34
Diluted Earnings Per
  Share................        $0.24           $0.29
Weighted Average Common
  Shares Outstanding...   12,055,068      12,081,944
Weighted Average Share
  Equivalents
  Outstanding..........    2,128,804       2,387,123
                          ----------      ----------
Weighted Average Shares
  and Share Equivalents
  Outstanding..........   14,183,872      14,469,067
                          ==========      ==========

---------------
(1) All periods, except for the three months ended December 31, 1997, were restated to reflect a two for one split of the Company's common stock distributed in November 1997, see Note 11.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                                   SCHEDULE I
      SUMMARY OF INVESTMENTS -- OTHER THAN INVESTMENTS IN RELATED PARTIES
                            AS OF DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                      COLUMN D
                                                                     COLUMN C      AMOUNT AT WHICH
                      COLUMN A                         COLUMN B     ESTIMATED       SHOWN IN THE
                 TYPE OF INVESTMENT                     COST *     MARKET VALUE     BALANCE SHEET
                 ------------------                    --------    ------------    ---------------
Fixed Maturities:
  Bonds:
     United States Government and Government Agencies
       and Authorities...............................  $ 15,391      $ 15,655         $ 15,655
     States, Municipalities and Political
       Subdivisions..................................   105,117       109,696          109,696
     Public Utilities................................     3,367         3,456            3,456
     All Other Corporate Bonds.......................    39,775        40,483           40,483
  Redeemable Preferred Stock.........................     1,402         1,388            1,388
                                                       --------      --------         --------
          Total Fixed Maturities.....................   165,052       170,678          170,678
                                                       --------      --------         --------
Equity Securities:
  Common Stocks:
     Banks, Trust and Insurance Companies............    15,202        12,485           12,485
     Industrial, Miscellaneous and all other.........    14,299        34,503           34,503
                                                       --------      --------         --------
          Total Equity Securities....................    29,501        46,988           46,988
                                                       --------      --------         --------
          Total Investments..........................  $194,553      $217,666         $217,666
                                                       ========      ========         ========

---------------
* Original cost of equity securities; original cost of fixed maturities adjusted for amortization of premiums and accretion of discounts.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                                  SCHEDULE II
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                 (PARENT ONLY)
                                 BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              AS OF DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------    -------
                                     ASSETS
Investments:
  Fixed Maturities Available for Sale at Market.............  $     30    $    30
  Equity Securities at Market...............................        --         --
                                                              --------    -------
          Total Investments.................................        30         30
Cash and Cash Equivalents...................................        (3)       345
Mortgage Loans (a)..........................................     1,125      1,125
Equity in and Advances to Unconsolidated Subsidiaries (a)...   109,540     84,072
Goodwill less Accumulated Amortization of $1,495 and
  $1,313....................................................       589        771
Other Assets................................................        --         10
                                                              --------    -------
          Total Assets......................................  $111,281    $86,353
                                                              ========    =======
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Income Taxes Payable (Recoverable)..........................  $   (162)   $   536
Other Liabilities...........................................       159        175
                                                              --------    -------
          Total Liabilities.................................        (3)       711
                                                              --------    -------
Commitments and Contingencies
Shareholders' Equity (b):
  Preferred Stock, $.01 Par Value, 10,000,000 Shares
     Authorized, None Issued and Outstanding................
  Common Stock, No Par Value, 50,000,000 Shares Authorized;
     12,242,431 and 12,079,612 Shares Issued and
     Outstanding............................................    42,788     41,167
Notes Receivable from Shareholders..........................    (1,422)      (924)
Unrealized Investment Appreciation (Depreciation), Net of
  Deferred Income Taxes.....................................    15,023      7,374
Retained Earnings...........................................    54,895     38,025
                                                              --------    -------
          Total Shareholders' Equity........................   111,284     85,642
                                                              --------    -------
          Total Liabilities and Shareholders' Equity........  $111,281    $86,353
                                                              ========    =======

---------------
(a) These items have been eliminated in the Company's Consolidated Financial Statements.

(b) 1996 share information restated to reflect a two for one split of the Company's common stock distributed in November 1997.

                See Notes to Consolidated Financial Statements.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                 (PARENT ONLY)
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                1997         1996         1995
                                                              ---------    ---------    --------
Revenue:
  Dividends from Subsidiaries (a)...........................   $    --      $    --      $6,000
  Net Investment Income.....................................        10           11          63
  Net Realized Investment Gain, (Loss) (b)..................        --          672         (10)
                                                               -------      -------      ------
          Total Revenue.....................................        10          683       6,053
                                                               -------      -------      ------
Expenses:
  Goodwill Amortization.....................................        68           79          89
  Other.....................................................       472          417         291
                                                               -------      -------      ------
          Total Expenses....................................       540          496         380
                                                               -------      -------      ------
Income, (Loss) Before Income Taxes and Equity in Earnings of
  Unconsolidated Subsidiaries...............................      (530)         187       5,673
Income Tax Expense (Benefit)................................      (162)          74        (125)
                                                               -------      -------      ------
Income, (Loss) Before Equity in Earnings of Unconsolidated
  Subsidiaries..............................................      (368)         113       5,798
Equity in Earnings of Unconsolidated Subsidiaries...........    17,238       13,261       4,032
                                                               -------      -------      ------
  Net Income................................................   $16,870      $13,374      $9,830
                                                               =======      =======      ======

---------------
(a) This item has been eliminated in the Company's Consolidated Financial Statements.

(b) $665 of this amount has been eliminated in the Company's Consolidated Financial Statements for 1996.

                See Notes to Consolidated Financial Statements.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                 (PARENT ONLY)
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                1997         1996         1995
                                                              ---------    ---------    --------
Cash Flows From Operating Activities:
  Net Income................................................  $ 16,870     $ 13,374     $ 9,830
  Adjustments to Reconcile Net Income to Net
  Cash Provided (Used) by Operating Activities:
     Net Realized Investment (Gain), Loss...................        --         (672)         10
     Equity in Earnings of Unconsolidated Subsidiaries......   (17,238)     (13,261)     (4,032)
     Goodwill Amortization..................................        68           79          89
     Change in Other Liabilities............................       (16)          25         150
     Change in Other Assets.................................        10           (9)        (38)
     Change in Income Taxes Payable.........................      (584)         (88)       (343)
                                                              --------     --------     -------
       Net Cash Provided (Used) by Operating Activities.....      (890)        (552)      5,666
                                                              --------     --------     -------
Cash Flows From Investing Activities:
  Proceeds From Sales of Investments in Equity Securities...        --        2,335       2,139
  Cost of Fixed Maturities Available for Sale Acquired......        --           --         (30)
  Cost of Equity Securities Acquired........................        --         (119)       (509)
  Net Transfers to Subsidiaries (a).........................      (581)      (2,678)     (7,118)
                                                              --------     --------     -------
       Net Cash Used by Investing Activities................      (581)        (462)     (5,518)
                                                              --------     --------     -------
Cash Flows From Financing Activities:
  Exercise of Employee Stock Options, Net of Tax Benefit....       723          979          --
  Collection of Notes Receivable............................       375          207          --
  Proceeds from Shares Pursuant to Employee Stock Purchase
     Plan...................................................        25           --          --
                                                              --------     --------     -------
       Net Cash Provided by Financing Activities............     1,123        1,186          --
                                                              --------     --------     -------
Net Increase (Decrease) in Cash and Equivalents.............      (348)         172         148
Cash and Cash Equivalents at Beginning of Year..............       345          173          25
                                                              --------     --------     -------
Cash and Cash Equivalents at End of Year....................  $     (3)         345     $   173
                                                              ========     ========     =======
Cash Dividends Received From Unconsolidated Subsidiaries....  $     --     $     --     $ 6,000
                                                              ========     ========     =======
Non-Cash Transactions:
  Issuance of Shares Pursuant to Employee Stock Purchase
     Plan in exchange for Notes Receivable..................  $    873     $  1,131     $    --

---------------
(a) These items have been eliminated in the Company's Consolidated Financial Statements.

                See Notes to Consolidated Financial Statements.

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                           SCHEDULE IV -- REINSURANCE
                                EARNED PREMIUMS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                             (DOLLARS IN THOUSANDS)

                                                  COLUMN C      COLUMN D                    COLUMN F
                                                  ---------   ------------   COLUMN E   -----------------
                                     COLUMN B     CEDED TO      ASSUMED      --------     PERCENTAGE OF
                                   ------------     OTHER      FROM OTHER      NET       AMOUNT ASSUMED
            COLUMN A               GROSS AMOUNT   COMPANIES    COMPANIES      AMOUNT         TO NET
            --------               ------------   ---------   ------------   --------   -----------------
1997
  Property and Casualty
     Insurance...................    $147,514      $49,573       $2,614      $100,555          2.6%
                                     ========      =======       ======      ========         ====
1996
  Property and Casualty
     Insurance...................    $117,354      $49,770       $4,466      $ 72,050          6.2%
                                     ========      =======       ======      ========         ====
1995
  Property and Casualty
     Insurance...................    $ 92,046      $41,319       $7,461      $ 58,188         12.8%
                                     ========      =======       ======      ========         ====

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

         SCHEDULE VI -- SUPPLEMENTAL INFORMATION CONCERNING PROPERTY --
                         CASUALTY INSURANCE OPERATIONS
        AS OF AND FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                             (DOLLARS IN THOUSANDS)

                                                                                                            CLAIMS AND CLAIMS
                                           RESERVE FOR                                                     ADJUSTMENT EXPENSES
                                             UNPAID                                                        INCURRED RELATED TO
                              DEFERRED       CLAIMS        DISCOUNT                                        -------------------
                               POLICY       AND CLAIM       IF ANY                   NET         NET         (1)        (2)
                             ACQUISITION   ADJUSTMENT    DEDUCTED IN    UNEARNED    EARNED    INVESTMENT   CURRENT     PRIOR
AFFILIATION WITH REGISTRANT     COSTS       EXPENSES       COLUMN C     PREMIUMS   PREMIUMS     INCOME       YEAR       YEAR
---------------------------  -----------   -----------   ------------   --------   --------   ----------   --------   --------
         COLUMN A             COLUMN B      COLUMN C       COLUMN D     COLUMN E   COLUMN F    COLUMN G         COLUMN H
Consolidated Property -
  Casualty Entities
     December 31, 1997.....    $10,970      $122,430          $0        $42,116    $100,555     $9,703     $56,725    $(1,716)
     December 31, 1996.....    $ 9,033      $ 96,642          $0        $33,154    $ 72,050     $7,910     $41,083    $  (965)
     December 31, 1995.....    $ 5,157      $ 77,686          $0        $18,119    $ 58,188     $6,506     $34,152    $  (925)


                             AMORTIZATION
                             OF DEFERRED    PAID CLAIMS
                                POLICY       AND CLAIM
                             ACQUISITION    ADJUSTMENT    NET WRITTEN
AFFILIATION WITH REGISTRANT     COSTS        EXPENSES      PREMIUMS
---------------------------  ------------   -----------   -----------
         COLUMN A              COLUMN I      COLUMN J      COLUMN K
Consolidated Property -
  Casualty Entities
     December 31, 1997.....    $25,034        $31,804      $111,797
     December 31, 1996.....    $17,739        $22,641      $ 83,994
     December 31, 1995.....    $13,662        $18,576      $ 62,072

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED APRIL 24, 1998


PROSPECTUS

                                  $207,000,000

                           PHILADELPHIA CONSOLIDATED
                                 HOLDING CORP.               [BELL LOGO]
                                              [PHILADELPHIA INSURANCE COMPANIES]
                DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK,
          STOCK PURCHASE CONTRACTS, STOCK PURCHASE UNITS AND WARRANTS

                                PCHC FINANCING I
                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
             GUARANTEED BY PHILADELPHIA CONSOLIDATED HOLDING CORP.

     Philadelphia Consolidated Holding Corp. ("Philadelphia Consolidated" or the "Company"), directly or through such agents, dealers or underwriters as may be designated from time to time, may offer, issue and sell, together or separately, its (i) debt securities (the "Debt Securities"), which may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), (ii) shares of its preferred stock, $0.01 par value per share (the "Preferred Stock"), (iii) shares of its common stock, no par value (the "Common Stock"), (iv) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of Common Stock, (v) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units") and (vi) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights ("Warrants").

     PCHC Financing I (the "Trust"), a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing preferred undivided beneficial interests in the assets of the Trust ("Preferred Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of moneys held by the Trust, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Philadelphia Consolidated to the extent described herein (each, a "Trust Guarantee"). See "Description of Preferred Securities" and "Description of Trust Guarantee." The obligations of Philadelphia Consolidated under the Trust Guarantee will constitute subordinated unsecured obligations of Philadelphia Consolidated and will rank on a parity with all of Philadelphia Consolidated's other subordinated unsecured obligations. See "Description of Trust Guarantee -- Status of the Trust Guarantee." Debt Securities may be issued and sold by Philadelphia Consolidated in one or more series to the Trust or a trustee of the Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of the Trust. The Debt Securities purchased by the Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of the Trust. The Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, Warrants and Preferred Securities are herein collectively referred to as the "Securities," with an aggregate public offering price of up to $207,000,000 (or its equivalent in foreign currencies or foreign currency units based on the applicable exchange rate at the time of offering) in amounts, at prices and on terms to be determined at the time of sale.
                                                        (continued on next page)

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     The Securities may be sold directly by Philadelphia Consolidated, through agents designated from time to time or to or through underwriters or dealers. Philadelphia Consolidated reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. If any agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution."

     This Prospectus may not be used to consummate any sale of Securities unless accompanied by a Prospectus Supplement.

                 The date of this Prospectus is April   , 1998

(cover continued from previous page)

     The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), together with the terms of offering of such Securities. Any such Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby.

     The declaration of trust for the Trust also provides that, to the full extent permitted by law, Philadelphia Consolidated shall indemnify any Philadelphia Consolidated Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Philadelphia Consolidated Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The declaration of trust also provides that, to the full extent permitted by law, Philadelphia Consolidated shall indemnify any Philadelphia Consolidated Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was a Philadelphia Consolidated Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Philadelphia Consolidated Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The declaration of trust further provides that expenses (including attorneys' fees) incurred by a Philadelphia Consolidated Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Philadelphia Consolidated in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Philadelphia Consolidated Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Philadelphia Consolidated as authorized in any such declaration.

     The declaration of trust for the Trust also provides that Philadelphia Consolidated shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust or trusts under the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

     The Common Stock of Philadelphia Consolidated is listed on the Nasdaq National Market (the "NNM") of the Nasdaq Stock Market, Inc. under the symbol "PHLY". Any Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT INVOLVED IN THE OFFERING DESCRIBED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all the amendments and exhibits thereto, the "Registration Statement") filed by Philadelphia Consolidated and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declaration (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Philadelphia Consolidated and its consolidated Subsidiaries, the Trust and the Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     Philadelphia Consolidated is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Office of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http.//www.sec.gov.

     No separate financial statements of the Trust have been included or incorporated by reference herein. Philadelphia Consolidated does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by Philadelphia Consolidated, a reporting company under the Exchange Act, (ii) the Trust has and will have no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Subordinated Debt Securities issued by Philadelphia Consolidated, and (iii) the obligations of Philadelphia Consolidated described herein and in any accompanying Prospectus Supplement, under the Declaration (as defined herein) (including the obligation to pay expenses of the Trust), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Trust and the Trust Guarantee taken together, constitute a full and unconditional guarantee by Philadelphia Consolidated of payments due on the Preferred Securities. See "Description of Preferred Securities of the Trust" and "Description of Trust Guarantee."

     The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive exemption therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Philadelphia Consolidated with the Commission pursuant to the Exchange Act are incorporated herein by reference: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K"); (ii) description of the Common Stock which is contained in the Registration Statement on Form 8-A/A of Philadelphia Consolidated dated September 13, 1993, registering the common stock of Philadelphia Consolidated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and (iii) the Current Report on Form 8-K dated April 16, 1998.

     All documents filed by Philadelphia Consolidated pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Philadelphia Consolidated will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Craig P. Keller, Vice President, Secretary and Chief Financial Officer, Philadelphia Consolidated Holding Corp., One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004, (610) 617-7900.

                           PHILADELPHIA CONSOLIDATED

     As used in this Section, unless the context otherwise requires, (i) "Philadelphia Consolidated" or the "Company" refers to Philadelphia Consolidated and its subsidiaries; (ii) the "Insurance Subsidiaries" refers to Philadelphia Indemnity Insurance Company ("PIIC") and Philadelphia Insurance Company ("PIC"), collectively; and (iii) "MIA" refers to Maguire Insurance Agency, Inc., an underwriting manager. Philadelphia Consolidated was incorporated in Pennsylvania in 1984, to serve as a holding company for its three wholly owned subsidiaries (PIIC, PIC and MIA).

     The Company designs property and casualty insurance products incorporating value-added coverages and services for select target industries or niches. A "mixed" marketing strategy is utilized whereby the Company's production underwriting organization markets the Company's insurance products to the insured, directly or through the Company's preferred agents, and also accepts business from independent insurance brokers. The Company's production underwriting organization operates from proprietary field offices located across the United States and includes telemarketing staffs at its regional offices and the Philadelphia home office.

     The Company offers the following product lines:

     Commercial Automobile and Excess Liability. The Company has provided Commercial Automobile Products to the leasing and rent-a-car industries for over 35 years. Products offered to the rent-a-car industry include coverage for the business owner's property, dual interest liability, and physical damage on the rental vehicle.

     Additionally, through arrangements with a number of the largest rent-a-car companies, the Company offers its excess liability product at the rental car counter to rent-a-car customers protecting them against liability for bodily injury and property damage, which is in excess of the statutory coverage provided with the rental vehicle and provides primary coverage over the renter's personal automobile insurance coverage.

     The Company also offers a full range of liability and physical damage coverages to automobile leasing companies and their customers. For the driver (the lessee), coverages include both primary liability and physical damage coverage on the vehicle. For the owner (the lessor), coverages include contingent and excess liability over the primary liability layer which (i) protects lessors in the event of a loss when the primary coverage is absent or inadequate and (ii) provides contingent physical damage coverage. Additional products offered to leasing companies include interim primary liability and physical damage coverage, which protects the lessor of the vehicle before and after it is delivered to the lessee; residual value coverage which guarantees the value of the leased vehicle at the termination of the lease; and guaranteed asset protection coverage which protects the lessor and lessee for the difference between the leased vehicle's actual cash value and the lease or loan net value in instances where the vehicle is stolen or damaged beyond repair.

     Commercial Package. The Company has been providing Commercial Multi Peril Package Policies ("Package Programs") to specific targeted niche markets for over 10 years. Among the organizations to which the Company offers its specialty niche Package Programs are non-profit social service agencies, health and fitness organizations, assisted living facilities, nursing homes, private and specialty training schools and condominium/homeowner association facilities. The Package Programs policies are tailored to include special value-added features addressing the unique aspects of each of the above niche markets differentiating the Company's product offerings from those of its competitors.

     Specialty Lines. The Company has been providing specialty professional liability products for approximately 10 years, initially offering Directors & Officers Liability coverage to Nonprofit 501(c)(3) tax exempt organizations. The Company's recent efforts have been focused on broadening the target market for its specialty lines product offerings through the expansion of its field production underwriting staff and the introduction of new products. The Company has significantly expanded its errors and omissions product offered to the independent insurance agent along with its miscellaneous professional liability program which is currently offered to an array of professionals including: mortgage bankers, claims adjusters, lawyers, title abstractors, and financial advisors. During 1996, the Company introduced a proprietary package of coverages in its Executive Safeguard policy offered to public and private companies. The coverages offered in the

Executive Safeguard policy include: directors and officers liability, employment practices liability, fiduciary liability, and kidnap ransom insurance.

     The Company's principal executive offices are located at One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania, 19004 (telephone number: (610) 617-7900).

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (the "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and the Trustee (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 2, 1998. The Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and common securities representing common undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Debt Securities and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. All of the Common Securities will be directly or indirectly owned by Philadelphia Consolidated. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Philadelphia Consolidated will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least three percent of the total capital of the Trust.

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust has a term of up to seven years but may terminate earlier, as provided in the Declaration. The Trust's business and affairs will be conducted by the trustees (the "Trustee") appointed by Philadelphia Consolidated as the direct or indirect holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of the Trust. The duties and obligations of the Trustee shall be governed by the Declaration. A majority of the Trustees (the "Regular Trustees") of the Trust will be persons who are employees or officers of or who are affiliated with Philadelphia Consolidated. One Trustee of the Trust will be a financial institution (the "Institutional Trustee") that is not affiliated with Philadelphia Consolidated and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the applicable Prospectus Supplement. In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Trustee of the Trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). Philadelphia Consolidated will pay all fees and expenses related to the Trust and the offering of the Trust Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, (i) the Institutional Trustee for the Trust shall be The First National Bank of Chicago, and its address is One First National Plaza, Suite 0286, Chicago, Illinois and
(ii) the Delaware Trustee for the Trust shall be First Chicago Delaware Inc., and its address in the State of Delaware is 300 King Street, Wilmington, Delaware. The principal place of business of the Trust shall be c/o
            , telephone             .

                                USE OF PROCEEDS

     Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the offering of the Securities will be used for general corporate purposes, which may include acquisitions (including, without limitation, acquisitions of programs or books of business), capital expenditures, capital contributions to its subsidiaries and the repurchase by Philadelphia Consolidated of its Common Stock. When a particular series of Securities is offered, the Prospectus Supplement relating thereto will set forth Philadelphia Consolidated's intended use for the net proceeds received from the sale of such Securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the unaudited consolidated ratio of earnings to fixed charges of the Company for the periods indicated.

                                                          YEAR ENDED DECEMBER 31,
                                                -------------------------------------------
                                                1997     1996      1995      1994     1993
                                                -----    -----    ------    ------    -----
Ratio of Earnings to Fixed Charges(1).........  73.6x    69.2x    196.0x    189.0x    12.3x

---------------
(1) The ratio of earnings to fixed charges is computed by dividing income before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense on all indebtedness and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rental expense).

    The ratio of earnings to fixed charges and preferred stock dividends is not separately presented; the calculation is equivalent to the ratio of earnings to fixed charges since there was no preferred stock outstanding for any of the periods presented above and, accordingly, there were no preferred stock dividends for any of those periods.

                       DESCRIPTION OF THE DEBT SECURITIES

     The Debt Securities may be offered from time to time by Philadelphia Consolidated as Senior Debt Securities and/or as Subordinated Debt Securities. The Senior Debt Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Senior Indenture"), between Philadelphia Consolidated and The First National Bank of Chicago, as trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture, as it may be supplemented from time to time (the "Subordinated Indenture"), between Philadelphia Consolidated and The First National Bank of Chicago, as trustee (the "Subordinated Trustee"). The term "Trustee," as used herein, refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") have been filed as exhibits to the Registration Statement. The terms of the Indentures are also governed by certain provisions of the Trust Indenture Act. The following summary of certain material provisions of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to the Indentures. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indentures. For a summary of certain definitions used in this section, see "Certain Definitions" below.

GENERAL

     The Indentures will provide for the issuance of Debt Securities in series up to the aggregate amount from time to time authorized by Philadelphia Consolidated for each series. A Prospectus Supplement will set forth the following terms (to the extent such terms are applicable to such Debt Securities) of and information relating to the Debt Securities in respect of which this Prospectus is delivered: (1) the designation of such Debt Securities;
(2) classification as Senior or Subordinated Debt Securities; (3) the aggregate principal amount of such Debt Securities; (4) the percentage of their principal amount at which such Debt Securities will be issued; (5) the date or dates on which such Debt Securities will mature; (6) the rate or rates, if any, per annum, at which such Debt Securities will bear interest, or the method of determination of such rate or rates; (7) the times and places at which such interest, if any, will be payable; (8) provisions for sinking, purchase or other analogous fund, if any; (9) the date or dates, if any, after which such Debt Securities may be redeemed at the option of Philadelphia Consolidated or of the holder and the redemption price or prices; (10) the date or the dates, if any, after which such Debt Securities may be converted or exchanged at the option of the holder into or for shares of Common Stock or Preferred Stock of Philadelphia Consolidated and the terms for any such conversion or exchange; and (11) any other specific terms of the Debt Securities. Principal, premium, if any, and interest, if any, will be payable and the Debt Securities offered hereby will be transferable, at the corporate trust office of the Trustee's agent in the borough of Manhattan, City of New York, provided that payment of interest, if any, may be made at the option of Philadelphia Consolidated by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Section 301 of each Indenture)

     If a Prospectus Supplement specifies that a series of Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement will also specify the denomination in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Special United States federal income tax considerations applicable to any Debt Securities so denominated will also be described in the applicable Prospectus Supplement.

     The Debt Securities may be issued in registered or bearer form and, unless otherwise specified in a Prospectus Supplement, in denominations of $1,000 and integral multiples thereof. Debt Securities may be issued in book-entry form, without certificates. Any such issue will be described in the Prospectus Supplement relating to such Debt Securities. No service charge will be made for any transfer or exchange of the Debt Securities, but Philadelphia Consolidated or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

     Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount from their stated principal amount. United States Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Debt Securities.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     The Indentures will provide that Philadelphia Consolidated shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (1) the corporation formed by such consolidation or into which Philadelphia Consolidated is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Philadelphia Consolidated substantially as an entirety (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, Philadelphia Consolidated's obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Debt Securities and the performance and observance of every covenant of the Indentures on the part of Philadelphia Consolidated to be performed or observed;
(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (3) Philadelphia Consolidated or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the provisions of the Indentures described in this "Merger, Consolidation and Sale of Assets" section and that all conditions precedent therein provided for relating to such transaction have been complied with. The provisions of the Indentures described in this paragraph shall apply only to a merger or consolidation in which Philadelphia Consolidated is not the surviving corporation and to conveyances, leases and transfers by Philadelphia Consolidated as transferor or lessor. (Section 801 of each Indenture)

     The Indentures will further provide that upon any consolidation by Philadelphia Consolidated with or merger by Philadelphia Consolidated into any other corporation or any conveyance, transfer or lease of the properties and assets of Philadelphia Consolidated substantially as an entirety to any Person in accordance with the preceding paragraph, the successor Person formed by such consolidation or into which Philadelphia Consolidated is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Philadelphia Consolidated under the Indentures with the same effect as if such successor Person had been named as Philadelphia Consolidated therein, and in the event of any such conveyance or transfer, Philadelphia Consolidated (which term shall for this purpose mean Philadelphia Consolidated Holding Corp. or any successor Person which shall theretofore become such in the manner described in the preceding paragraph), except in the case of a lease, shall be discharged of all obligations and covenants under the Indentures and the Debt Securities and the coupons and may be dissolved and liquidated. (Section 802 of each Indenture)

EVENTS OF DEFAULT

     The following will be "Events of Default" under the Indentures with respect to Debt Securities of any series:

          (1) default in the payment of any interest on any Debt Securities of that series or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Debt Securities of that series at its Maturity; or

          (3) default in the deposit of any sinking fund payment when and as due pursuant to the terms of the Debt Securities of that series and Article Twelve of the Indentures; or

          (4) default in the performance, or breach, of any covenant or warranty of Philadelphia Consolidated in the Indentures (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere under this "Events of Default" section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to Philadelphia Consolidated by the Trustee or to Philadelphia Consolidated and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Debt Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; or

          (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging Philadelphia Consolidated bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Philadelphia Consolidated under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Philadelphia Consolidated or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (6) the institution by Philadelphia Consolidated of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Philadelphia Consolidated or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

          (7) (A) there shall have occurred one or more defaults by Philadelphia Consolidated in the payment of the principal of (or premium, if any, on) Debt aggregating $50 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived, or (B) Debt of Philadelphia Consolidated aggregating $50 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (8) any other Event of Default provided with respect to Debt Securities of that series.

     If an Event of Default described in clause (1), (2), (3), (4), (7) or (8) above with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to Philadelphia Consolidated (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (5) or (6) above occurs and is continuing, then the principal amount of all the Debt Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, subject, however, to all rights, powers and limitations provided for by the Federal Bankruptcy Code or any other applicable Federal or State Law.

     At any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in Article Five of the Indentures, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series (or of all series, as the case may be), by written notice to Philadelphia Consolidated and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) Philadelphia Consolidated has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 of the Indentures for the Debt Securities of such series and except, if applicable, as provided in certain provisions of Section 312 of the Indentures):

             (A) all overdue interest on all Outstanding Debt Securities of that series (or of all series, as the case may be) and any related coupons;

             (B) all unpaid principal of (and premium, if any, on) any Outstanding Debt Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Debt Securities;

             (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates prescribed therefor in such Debt Securities; and

             (D) all sums paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to Debt Securities of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Debt Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513 of the Indentures.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Debt Securities because of an Event of Default specified in clause (7) of the first paragraph of this section shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Debt that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Debt, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by Philadelphia Consolidated and countersigned by the holders of such Debt or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Debt Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period. (Section 502 of each Indenture)

     Subject to Section 502 of each Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (1), (2), (3), (4), (7), or (8) of the first paragraph of this section (or, in the case of a default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than a majority in principal amount of all Outstanding Debt Securities may waive any such past default), and its consequences, except a default (i) in respect of the payment of the principal of (or premium, if any, on) or interest on any Debt Security or any related coupon, or (ii) in respect of a covenant or provision which under the Indentures cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of each Indenture)

     Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indentures; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. (Section 513 of each Indenture)

     No Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series; (ii) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series in the case of any Event of Default under clause (1), (2), (3), (4), (7) or (8) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than 25% in principal amount of all Outstanding Debt Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under each of the Indentures; (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Debt Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4), (7) or
(8) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, by the Holders of a majority or more in principal amount of all Outstanding Debt Securities. (Section 507 of each Indenture)

     During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under either Indenture in good faith. Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee under the Indentures is not under any obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, with respect to the Debt Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indentures.

     Within 90 days after the occurrence of any Default with respect to Debt Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Debt Securities of such series, or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series and any related coupons; and provided further that, in the case of any Default of the character specified in clause (7) of the first paragraph of this section with respect to Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

     Philadelphia Consolidated is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate of Philadelphia Consolidated's compliance with all of the conditions and covenants under the Indentures.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURES

     The Indentures will provide that Philadelphia Consolidated may, at its option and at any time, terminate the obligations of Philadelphia Consolidated with respect to the Outstanding Debt Securities of any series ("defeasance"). Such defeasance means that Philadelphia Consolidated shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities and any related coupons, except for the following which shall survive until otherwise terminated or discharged under the Indentures: (A) the rights of Holders of such Outstanding Debt Securities and any related coupons (i) to receive, solely from the trust fund described in the Indentures, payments in respect of the principal of (and premium, if any, on) and interest on such Debt Securities and any related coupons when such payments are due, and (ii) to receive shares of common stock or other Securities from Philadelphia Consolidated upon conversion of any convertible Debt Securities issued thereunder, (B) Philadelphia Consolidated's obligations to issue temporary Debt Securities, register the transfer or exchange of any Debt Securities, replace mutilated, destroyed, lost or stolen Debt Securities, maintain an office or agency for payments in respect of the Debt Securities and, if Philadelphia Consolidated acts as its own Paying Agent, hold in trust, money to be paid to such Persons entitled to payment, and with respect to Additional Amounts, if any, on such Debt Securities as contemplated in the Indentures, (C) the rights, powers, trusts, duties and immunities of the Trustee under the Indentures and (D) the defeasance provisions of the Indentures. With respect to Subordinated Debt Securities, money and securities held in trust pursuant to the defeasance and covenant defeasance provisions described herein, shall not be subject to the subordination provisions of the Subordinated Indenture. In addition, Philadelphia Consolidated may, at its option and at any time, elect to terminate the obligations of Philadelphia Consolidated with respect to certain covenants that are set forth in the Indentures, some of which are described in the "Certain Covenants" section above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debt Securities ("covenant defeasance"). (Section 1403 of each Indenture)

     In order to exercise either defeasance or covenant defeasance:

          (1) Philadelphia Consolidated shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities and any related coupons, (A) money in an amount (in such Currency in which such Debt Securities and any related coupons are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Debt Securities (determined on the basis of the Currency in which such Debt Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Debt Securities and any related coupons, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge (i) the principal of (and premium, if any, on) and interest on the Outstanding Debt Securities and any related coupons on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Debt Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of the Indentures and of such Debt Securities and any related coupons; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Debt Securities and any related coupons. Before such a deposit, Philadelphia Consolidated may give to the Trustee, in accordance with certain redemption provisions in the Indentures, a notice of its election to redeem all or any portion of such Outstanding Debt Securities at a future date in accordance with the terms of the Debt Securities of such series and the redemption provisions of the Indentures, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing; and

          (2) no Default or Event of Default with respect to the Debt Securities and any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as the Event of Default described in clauses
     (5) and (6) of the Events of Default section above are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); (3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indentures or any other material agreement or instrument to which Philadelphia Consolidated is a party or by which it is bound; (4) in the case of a defeasance, Philadelphia Consolidated shall have delivered to the Trustee an Opinion of Counsel stating that (x) Philadelphia Consolidated has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (5) in the case of a covenant defeasance, Philadelphia

     Consolidated shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (6) notwithstanding any other provisions of the defeasance and covenant defeasance provisions of the Indentures, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 301 of the Indentures; and (7) Philadelphia Consolidated shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indentures to either defeasance or covenant defeasance, as the case may be, have been complied with. (Section 1404 of each Indenture)

SATISFACTION AND DISCHARGE

     The Indentures shall upon Company Request cease to be of further effect with respect to any series of Debt Securities (except as to any surviving rights of registration of transfer or exchange of Debt Securities of such series herein expressly provided for and the obligation of Philadelphia Consolidated to pay any Additional Amounts as contemplated by Section 1005 of each Indenture) and the Trustee, at the expense of Philadelphia Consolidated, shall execute proper instruments acknowledging satisfaction and discharge of such Indenture as to such series when (1) either (A) all Debt Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305 of the Indentures, (ii) Debt Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 of the Indentures, (iii) coupons appertaining to Debt Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106 of the Indentures, and (iv) Debt Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by Philadelphia Consolidated and thereafter repaid to Philadelphia Consolidated, as provided in Section 1003 of the Indentures) have been delivered to the Trustee for cancellation; or (B) all Debt Securities of such series and, in the case of
(i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of Philadelphia Consolidated, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Philadelphia Consolidated, and Philadelphia Consolidated, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the Currency in which the Debt Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (2) Philadelphia Consolidated has paid or caused to be paid all other sums payable hereunder by Philadelphia Consolidated; and (3) Philadelphia Consolidated has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent described herein relating to the satisfaction and discharge of the Indentures as to such series have been complied with. (Section 401 of each Indenture)

AMENDMENTS AND WAIVERS

     The Indentures will provide that at any time and from time to time, Philadelphia Consolidated and the Trustee may, without the consent of any holder of Debt Securities, enter into one or more indentures supplemental thereto for certain specified purposes, including, among other things, (i) to cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the Indentures (provided that such action shall not adversely affect the interests of the Holders in any material respect), (ii) to effect or maintain the qualification of the Indentures under the Trust Indenture Act, or

(iii) to evidence the succession of another person to Philadelphia Consolidated and the assumption by any such successor of the obligations of Philadelphia Consolidated in accordance with the Indentures and the Debt Securities. (Section 901 of each Indenture). Other amendments and modifications of the Indentures or the Debt Securities may be made by Philadelphia Consolidated and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all of the then Outstanding Debt Securities of any Series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of Philadelphia Consolidated to pay Additional Amounts contemplated by Section 1005 of each Indenture (except as contemplated and permitted by certain provisions of the Indentures), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indentures of the amount thereof provable in bankruptcy pursuant to
Section 504 of the Indentures, or adversely affect any right of repayment at the option of any Holder of any Debt Security, or change any Place of Payment where, or the Currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or manage any Debt Securities as may be provided pursuant to Section 301 of the Indentures, or (2) reduce the percent in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indentures or certain defaults thereunder and their consequences provided for in the Indentures, or reduce the requirements for quorum or voting.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. The Indentures are subject to the provisions of the Trust Indenture Act that are required to be a part thereof and shall, to the extent applicable, be governed by such provisions.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indentures.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Capital Stock" means any and all shares, interests, participations, rights or equivalents (however designated) of corporate stock of Philadelphia Consolidated or any Principal Subsidiary.

     "Company Order" or "Company Request" means a written request or order signed in the name of Philadelphia Consolidated by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Fair Market Value" means the fair market value of the item in question as determined by the Board of Directors acting in good faith and in exercise of its fiduciary duties.

     "Holder" means a Person in whose name a Debt Security is registered in the Security Register.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debt Securities.

     "Issue Date" means the date of first issuance of the Debt Securities under either Indenture.

     "Maturity," when used with respect to any Debt Securities, means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

     "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of Philadelphia Consolidated, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for Philadelphia Consolidated, including an employee of Philadelphia Consolidated, and who shall be acceptable to the Trustee.

     "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indentures.

     "Outstanding," when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the Indentures, except:

          (i) Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Debt Securities, or portions thereof, for whose payment, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Philadelphia Consolidated) in trust or set aside and segregated in trust by Philadelphia Consolidated (if Philadelphia Consolidated shall act as its own Paying Agent) for the Holders of such Debt Securities;

          (iii) Debt Securities, except to the extent provided in the "Defeasance or Covenant Defeasance of the Indentures" section, with respect to which Philadelphia Consolidated has effected defeasance and/or covenant defeasance as provided in the Indenture; and

          (iv) Mutilated, destroyed, lost or stolen Debt Securities which have become or are about to become due and payable which have been paid pursuant to Section 306 of the Indentures or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to the Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands the Debt Securities are valid obligations of Philadelphia Consolidated; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, and for the purpose of making the calculations required by TIA Section 313, Debt Securities owned by Philadelphia Consolidated or any other obligor upon the Debt Securities or any Affiliate of Philadelphia Consolidated or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not Philadelphia Consolidated or any other obligor upon the Debt Securities or any Affiliate of Philadelphia Consolidated or such other obligor.

     "Paying Agent" means any Person (including Philadelphia Consolidated acting as Paying Agent) authorized by Philadelphia Consolidated to pay the principal of (and premium, if any, on) or interest on any Debt Securities on behalf of Philadelphia Consolidated.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Rolling Period" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305 of the Indenture.

     "Stated Maturity," when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

     "Subsidiary" means any corporation of which at the time of determination Philadelphia Consolidated, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the Voting Stock.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which the Indentures were executed, except that any supplemental indenture executed pursuant to the Indentures shall conform to the requirements of the Trust Indenture Act as in effect on the date of execution thereof.

     "Trustee" means The First National Bank of Chicago until a successor Trustee shall have become such pursuant to the applicable provisions of the Indentures, and thereafter "Trustee" shall mean such successor Trustee.

     "Vice President," when used with respect to Philadelphia Consolidated or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                      GENERAL DESCRIPTION OF CAPITAL STOCK

     The following description of Philadelphia Consolidated's capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete descriptions thereof set forth in Philadelphia Consolidated's Articles of Incorporation, as amended (the "Articles"), and By-laws, as amended (the "By-laws"), which documents are exhibits to this Registration Statement.

     Philadelphia Consolidated is authorized to issue up to 50,000,000 shares of Common Stock, no par value, and up to 10,000,000 shares of Preferred Stock, $.01 par value per share. As of March 9, 1998, there were 12,282,370 shares of Common Stock and no shares of Preferred Stock outstanding.

DESCRIPTION OF PREFERRED STOCK

     General. The following summary contains a description of certain general terms of Philadelphia Consolidated's Preferred Stock. The particular terms of any series of Preferred Stock that may be offered will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. The summary of terms of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Articles and any amendment(s) thereto relating to a particular series of offered Preferred Stock which is or will be in the form filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Stock.

     The Board of Directors of Philadelphia Consolidated has the power, without further action by the shareholders, to issue in one or more classes on series, shares of Preferred Stock with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights or other special or relative rights as shall be fixed from time to time by the Board of Directors. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

     Rank. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock will rank on parity as to dividends and liquidation rights in all respects with each other series of Preferred Stock.

     Dividend Rights. Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of Philadelphia Consolidated, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rates may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of Philadelphia Consolidated on such record dates as will be fixed by the Board of Directors of Philadelphia Consolidated or a duly authorized committee thereof. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto.

     Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Philadelphia Consolidated, the holders of each series of Preferred Stock will be entitled to receive out of assets of Philadelphia Consolidated available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock plus an amount equal to accrued and unpaid dividends for the then current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the Prospectus Supplement with respect to such series of Preferred Stock.

     Redemption. The terms, if any, on which shares of a series of Preferred Stock may be subject to optional or mandatory redemption, in whole or in part, will be set forth in the Prospectus Supplement relating to such series.

     Conversion and Exchange. The terms, if any, on which shares of a series of Preferred Stock are convertible into another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock or Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of Philadelphia Consolidated, in which case the number of shares of another series of Preferred Stock or Common Stock to be received by the holders of such series of Preferred Stock would be calculated as of a time and in the manner stated in such Prospectus Supplement.

     Transfer Agent and Registrar. The transfer agent, registrar and dividend disbursement agent for each series of Preferred Stock will be designated in the applicable Prospectus Supplement. The registrar for shares of each series of Preferred Stock will send notices to shareholders of any meetings at which holders of the Preferred Stock have the right to elect directors of Philadelphia Consolidated or to vote on any other matter.

     Voting Rights. The holders of Preferred Stock of a series offered hereby will not be entitled to vote except as indicated in the Prospectus Supplement relating to such series of Preferred Stock or as required by applicable law.

DESCRIPTION OF COMMON STOCK

     General. The holders of Common Stock are entitled to receive dividends, when and as declared by the Board of Directors, out of funds legally available therefor, and to receive pro rata the assets of Philadelphia Consolidated legally available for distribution upon liquidation, after payment to any holders of Preferred Stock having a liquidation preference over the Common Stock. In addition, holders of Common Stock are entitled to one vote per share on all matters voted on by shareholders generally, including the election of directors. Shareholders do not have cumulative voting rights. There are no preemptive, conversion or redemption rights applicable to the shares of the Common Stock. The currently outstanding shares of Common Stock are fully paid and non-assessable. The shares of Common Stock sold hereunder will be fully paid and nonassessable when the shares are issued by Philadelphia Consolidated against receipt of the purchase price therefor. The Common Stock is listed on the NNM under the symbol "PHLY."

     The issuance of or the ability of the Board of Directors to issue Preferred Stock could adversely affect the voting power and other rights of the holders of Common Stock or have the effect of decreasing the market price of the Common Stock or of discouraging or hampering any attempt by a person or group to obtain control of Philadelphia Consolidated including any attempt involving a bid for the Common Stock at a premium over the then market price.

PENNSYLVANIA LAW AND CERTAIN CORPORATE PROVISIONS

     The provisions of Pennsylvania Law and of the Articles and By-Laws which are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.

     Pennsylvania Business Combination Statute. The Pennsylvania Business Corporation Law of 1988 (the "PA BCL") contains several sections designed to provide certain Pennsylvania-domiciled corporations and their shareholders with protection against hostile takeovers and abusive takeover techniques. However, these provisions do not apply to a corporation that has, in accordance with certain procedures set forth in the PA BCL, opted out of such sections. Philadelphia Consolidated has opted out of all such sections except Subchapter F of Chapter 25 of the PA BCL (the "Business Combination Statute"). Philadelphia Consolidated could subsequently elect not to be subject to the Business Combination Statute by appropriate amendment of its Articles. However, such an amendment must be approved by the vote of disinterested shareholders holding a majority of Philadelphia Consolidated's shares entitled to vote in the election of directors. In addition, such amendment would not become effective until 18 months from such vote and would not apply to a business combination with persons who were interested shareholders prior to the vote.

     The Business Combination Statute is designed to regulate certain "business combinations" between corporations, such as Philadelphia Consolidated, which have a class of voting shares registered under the Exchange Act, and their "interested shareholders." In general, the Business Combination Statute prohibits the consummation of certain enumerated "business combinations" during a five-year moratorium period commencing on the date the interested shareholder first acquires beneficial ownership of 20% or more of the voting shares of the target corporation. After the moratorium period, the corporation can undertake a business combination with the interested shareholder only upon receipt of certain shareholder approvals.

     The Business Combination Statute defines the term "interested shareholder" as any person that, directly or indirectly, is the beneficial owner of 20% or more of the shares entitled to be voted in an election of directors. Beneficial ownership is broadly defined to include a person who, individually or through or with affiliates or associates, directly or indirectly owns shares or has the right to acquire or vote shares by virtue of written or oral agreements, arrangements or understandings.

     The statute contains a detailed list of transactions that constitute "business combinations," including, among others, (i) a merger or consolidation of the corporation with the interested shareholder or the corporate affiliates or associates of the interested shareholder; (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition to the interested shareholder of assets of the corporation or a subsidiary of the corporation having an aggregate market value of at least 10% of the aggregate market value (as defined) of the consolidated assets or outstanding stock of the corporation or representing ten percent or more of the consolidated earning power or net income of the corporation; (iii) the issuance or transfer by the corporation or a subsidiary to the interested shareholder of stock having an aggregate market value equal to five percent or more of the aggregate market value of all outstanding stock of the corporation; (iv) adoption of a plan or proposal of liquidation or dissolution of the corporation proposed by or pursuant to any oral or written agreement, arrangement or understanding with the interested shareholder; (v) a reclassification, recapitalization, merger or consolidation of the corporation with any subsidiary or other transaction which is proposed by or pursuant to any oral or written agreement, arrangement or understanding with the interested shareholder and which has the effect of increasing the proportionate ownership of shares by the interested shareholder; and (vi) receipt by the interested shareholder of any disproportionate benefit from any loans, advances, guarantees, pledges or other financial assistance, tax credits or other tax advantages from the corporation.

     The Business Combination Statute sets forth certain exceptions to the restrictions contained therein. First, a proposed business combination can be effected during the five-year moratorium period if the combination is approved by a corporation's board of directors prior to the date on which the person became an interested shareholder, or if the board approves the transaction in which the person became an interested shareholder prior to the consummation of such transaction. Second, a combination may be consummated during the five-year moratorium period if at least 80% of the corporation's voting stock is owned by the interested shareholder, the holders of a majority of the shares not held by the interested shareholder or its affiliates approve the combination, and there is compliance with certain fair price provisions that specify the minimum consideration to be received by the corporation's shareholders in the combination (the "Fair Price Provisions") or, alternatively, if the combination is unanimously approved by all of the holders of the outstanding common shares of the corporation. Finally, after the expiration of the five-year moratorium period, a combination can occur upon approval of either (i) the holders of a majority or the voting shares not held by the interested shareholder or its affiliates, or (ii) the holders of a corporation's shares present or represented at a duly called meeting. However, in the case of clause (ii), the business combination may only be consummated if the consideration received by each disinterested shareholder complies with the Fair Price Provisions.

     Preferred Stock. The Board of Directors is authorized (without shareholder approval) to issue one or more classes or series of Preferred Stock, with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges. limitations, restrictions, options, conversion rights or other special or relative rights as may be fixed from time to time by the Board of Directors. These rights and privileges could adversely affect the voting power of holders of Common Stock, and the authority of the Board of Directors to issue Preferred Stock without further shareholder approval could have the effect of delaying, deterring, or preventing a change in control of Philadelphia Consolidated.

     Special Meetings of Shareholders. Except as expressly required by law, special meetings of shareholders may be called at any time only by: (i) the Chief Executive Officer or Chief Operating Officer of Philadelphia Consolidated; or (ii) a majority of the entire Board of Directors.

     No Shareholder Action by Written Consent. The Articles provide that at any time Philadelphia Consolidated has more than 75 shareholders, as it currently has, no shareholder action shall be effective unless taken at a shareholder meeting. This prevents the holders of a majority of the outstanding voting stock of Philadelphia Consolidated from using procedures for shareholder action by written consent to take shareholder action without giving all the shareholders of Philadelphia Consolidated entitled to vote on a proposed action the opportunity to participate in determining the proposed action.

     Advance Notice Requirements for Shareholder Proposals and Director Nominees. The By-laws establish an advance notice procedure with regard to business proposed to be submitted by shareholders at any annual or special meeting of shareholders of Philadelphia Consolidated, including the nomination of candidates for election as directors. The procedure provides that a notice of proposed shareholder business or a shareholder nomination for director must be timely given in writing to Philadelphia Consolidated prior to the meeting. Generally, to be timely, notice relating to an annual meeting must be received at the principal executive offices of Philadelphia Consolidated not less than 50 days nor more than 75 days before such meeting. Notice to Philadelphia Consolidated from a shareholder who proposes to nominate a person at a meeting for election as a director must contain: (a) the name and address of the shareholder intending to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the address and principal occupation for the past five years of the nominee; and (d) the written consent of the nominee to serve as a director of Philadelphia Consolidated if so elected.

     The chairperson of a meeting of shareholders may determine that a person is not nominated in accordance with the nomination procedure, in which case such person's nomination will be disregarded. If the chairperson of a meeting of shareholders determines that other business was not properly brought before such meeting in accordance with the By-law procedures, such business may or may not be conducted at the meeting, in the chairperson's sole discretion. Nothing in the nomination procedure or the business procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before the annual or any other meeting in accordance with the above-mentioned procedures.

     Amendment of the By-laws. The By-laws provide that By-law provisions may be adopted, altered, amended or repealed only by the affirmative vote of a majority of the members of the Board of Directors or holders of at least 75% of the outstanding shares of capital stock of Philadelphia Consolidated.

                            DESCRIPTION OF WARRANTS

GENERAL

     Philadelphia Consolidated may issue Warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof, and such Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between Philadelphia Consolidated and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of Philadelphia Consolidated in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Preferred Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities (other than Preferred Securities and Common Securities) will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain

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

United States Federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                DESCRIPTION OF PREFERRED SECURITIES OF THE TRUST

GENERAL

     The Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration authorizes the Regular Trustees of the Trust to issue on behalf of the Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of the Trust for specific terms of the Preferred Securities, including, to the extent applicable, (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by the Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by the Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding); (iv) any right of the Trust to defer quarterly distributions on the Preferred Securities as a result of an interest deferral right exercised by Philadelphia Consolidated on the Subordinated Debt Securities held by the Trust; (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative; (vi) the amount or amounts which shall be paid out of the assets of the Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust;
(vii) the obligation or option, if any, of the Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement; (viii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration;
(ix) the terms and conditions, if any, upon which Subordinated Debt Securities held by the Trust may be distributed to holders of Preferred Securities; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by Philadelphia Consolidated to the extent set forth below under "Description of Trust Guarantee." The Trust Guarantee issued to the Trust, when taken together with Philadelphia Consolidated's back-up undertakings, consisting of its obligations under the Declaration (including the obligation to pay expenses of the Trust), the applicable Indenture and any applicable supplemental indentures thereto and the Subordinated Debt Securities issued to the Trust will provide a full and unconditional guarantee by Philadelphia Consolidated of amounts due on the Preferred Securities issued by the Trust. The payment terms of the Preferred Securities will be the same as the Subordinated Debt Securities issued to the Trust by Philadelphia Consolidated.

     The Declaration authorizes the Regular Trustees to issue on behalf of the Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall otherwise be set forth therein. The terms of the Common Securities issued by the Trust will be substantially identical to the terms of the Preferred Securities issued by the Trust, and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Common Securities will also carry the right to vote and to appoint, remove or replace any of the Trustees of the Trust. All of the Common Securities of the Trust will be directly or indirectly owned by Philadelphia Consolidated.

     The financial statements of the Trust that issues Preferred Securities will be reflected in Philadelphia Consolidated's consolidated financial statements with the Preferred Securities shown as Philadelphia Consolidated-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to Philadelphia Consolidated's audited financial statements there will be included statements that the Trust is wholly-owned by Philadelphia Consolidated and that the sole asset of the Trust is the Subordinated Debt Securities (indicating the principal amount, interest rate and maturity date thereof).

                         DESCRIPTION OF TRUST GUARANTEE

     Set forth below is a summary of information concerning the Trust Guarantee that will be executed and delivered by Philadelphia Consolidated for the benefit of the holders, from time to time, of Preferred Securities. The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable Prospectus Supplement, The First National Bank of Chicago will act as independent indenture trustee for Trust Indenture Act purposes under the Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of the Trust Guarantee will be those set forth in the Trust Guarantee and those made part of the Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. The Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the Trust.

GENERAL

     Unless otherwise specified in the applicable Prospectus Supplement, pursuant to the Trust Guarantee, Philadelphia Consolidated will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Guarantee Payments"), to the extent not paid by the Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent the Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with such distribution of Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining for distribution to holders of such Preferred Securities in liquidation of the Trust. Philadelphia Consolidated's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Philadelphia Consolidated to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Trust Guarantee will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If Philadelphia Consolidated does not make interest or principal payments on the Subordinated Debt Securities purchased by the Trust, the Trust will not pay distributions on the Preferred Securities issued by the Trust and will not have funds available therefore.

     Philadelphia Consolidated has also agreed to guarantee the obligations of the Trust with respect to the Common Securities (the "Common Guarantee") issued by the Trust to the same extent as the Trust Guarantee, except that, if an Event of Default under the Subordinated Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF PHILADELPHIA CONSOLIDATED

     Unless otherwise specified in the applicable Prospectus Supplement, in the Trust Guarantee, Philadelphia Consolidated will covenant that, so long as any Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event of default under the Trust Guarantee or under the Declaration of the Trust, then (a) Philadelphia Consolidated will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of capital stock of Philadelphia Consolidated in connection with the satisfaction by Philadelphia Consolidated of its obligations under any employee or agent benefit plans or the satisfaction by Philadelphia Consolidated of its obligations pursuant to any contract or security outstanding on the date of such event requiring Philadelphia Consolidated to purchase capital stock of Philadelphia Consolidated, (ii) as a result of a reclassification of Philadelphia Consolidated's capital stock (other than into cash or other property) or the exchange or conversion of one class or series of Philadelphia Consolidated's capital stock for another class or series of Philadelphia Consolidated's capital stock, (iii) the purchase of fractional interests in shares of Philadelphia Consolidated's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of Philadelphia Consolidated (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan); (b) Philadelphia Consolidated shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Philadelphia Consolidated which rank junior to the Subordinated Debt Securities issued to the Trust and (c) Philadelphia Consolidated shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee).

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), the Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities of the Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in accompanying Prospectus Supplement. All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Philadelphia Consolidated and shall inure to the benefit of the holders of the Preferred Securities of the Trust then outstanding.

EVENTS OF DEFAULT

     An event of default under the Trust Guarantee will occur upon the failure of Philadelphia Consolidated to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which the Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under the Trust Guarantee.

     If the Preferred Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Preferred Securities to which the Trust Guarantee relates may institute a legal proceeding directly against Philadelphia Consolidated to enforce the Preferred Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if Philadelphia Consolidated has failed to make a Guarantee Payment under the Trust Guarantee, a record holder of Preferred Securities to which the Trust Guarantee relates may directly institute a proceeding against Philadelphia Consolidated for enforcement of the Trust Guarantee for such payment to the record holder of the Preferred Securities to which the Trust Guarantee relates of the principal of or interest on the applicable Debt Securities on or after the respective due dates specified in the Debt Securities, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities to which the Trust Guarantee relates. Philadelphia Consolidated has waived any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against Philadelphia Consolidated. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.

     Philadelphia Consolidated will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by Philadelphia Consolidated of certain of its obligations under, the outstanding Trust Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The Preferred Securities Guarantee Trustee, prior to the occurrence of a default to the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Preferred Securities to which the Trust Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION

     The Trust Guarantee will terminate as to the Preferred Securities issued by the Trust upon full payment of the Redemption Price of all Preferred Securities of the Trust, upon distribution of the Debt Securities held by the Trust to the holders of all of the Preferred Securities of the Trust or upon full payment of the amounts payable in accordance with the Declaration of the Trust upon liquidation of the Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the Trust must restore payment of any sums paid under such Preferred Securities or the Trust Guarantee.

STATUS OF THE TRUST GUARANTEE

     The Trust Guarantee will constitute a subordinated unsecured obligation of Philadelphia Consolidated and will rank on a parity with all of Philadelphia Consolidated's other subordinated unsecured obligations.

     The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against Philadelphia Consolidated to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Trust Guarantee will be governed by and construed in accordance with the law of the State of New York.

                         DESCRIPTION OF STOCK PURCHASE
                       CONTRACTS AND STOCK PURCHASE UNITS

     Philadelphia Consolidated may issue Stock Purchase Contracts, including contracts obligating holders to purchase from Philadelphia Consolidated, and Philadelphia Consolidated to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The consideration per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require Philadelphia Consolidated to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              PLAN OF DISTRIBUTION

     Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by Philadelphia Consolidated or, in the case of Trust Preferred Securities, by the Trust to purchasers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by Philadelphia Consolidated from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Philadelphia Consolidated or the Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, Philadelphia Consolidated and, in the case of an offering of Trust Preferred Securities, the Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.

     Philadelphia Consolidated or the Trust, as applicable, may grant to the underwriters options to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If Philadelphia Consolidated or the Trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

     If a dealer is utilized in the sale of Securities in respect of which this Prospectus is delivered, Philadelphia Consolidated or the Trust, as applicable, will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such item is defined in Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by Philadelphia Consolidated or the Trust, as applicable, and the sale thereof may be made by Philadelphia Consolidated or the Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Philadelphia Consolidated or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with Philadelphia Consolidated or the Trust and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, Philadelphia Consolidated or the Trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from Philadelphia Consolidated or the Trust at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivered contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchase of Securities pursuant to delayed delivery contracts accepted by Philadelphia Consolidated or the Trust, as applicable.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with Philadelphia Consolidated or the Trust, as applicable, to indemnification by Philadelphia Consolidated or the Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the NNM, will have no established trading market. Philadelphia Consolidated may elect to list any series of Securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, Philadelphia Consolidated shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, Philadelphia Consolidated and its Subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

     The validity of the Securities of offered hereby by Philadelphia Consolidated and certain matters of Delaware law relating to the validity of the Preferred Securities offered hereby by the Trust will be passed on for the Trust and Philadelphia Consolidated by Wolf, Block, Schorr and Solis-Cohen LLP.

                                    EXPERTS

     The consolidated financial statements of Philadelphia Consolidated and its subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

          ============================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR ANY UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER, SHALL UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OF SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

               PROSPECTUS SUPPLEMENT
                                              PAGE
                                              -----
Prospectus Supplement Summary...............    S-6
  Explanatory Diagrams......................   S-22
Risk Factors................................   S-26
The Trust...................................   S-35
Price Range of Common Stock and Dividends...   S-36
Use of Proceeds.............................   S-36
Condensed Consolidated Capitalization.......   S-37
Accounting Treatment........................   S-38
Selected Consolidated Financial Data........   S-39
Business....................................   S-40
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................   S-52
Management..................................   S-57
Description of the FELINE PRIDES............   S-59
Description of the Purchase Contracts.......   S-62
Certain Provisions of the Purchase Contract
  Agreement and the Pledge Agreement........   S-72
Description of the Trust Preferred
  Securities................................   S-75
Description of the Guarantee................   S-86
Description of the Debentures...............   S-89
Effect of Obligations Under the Debentures
  and the Guarantee.........................   S-95
Certain Federal Income Tax Consequences.....   S-96
ERISA Considerations........................  S-103
Underwriting................................  S-104
Legal Opinions..............................  S-106
Index of Principal Terms for Prospectus
  Supplement................................  S-107
Index to Financial Statements and
  Schedules.................................    F-1
                    PROSPECTUS
Available Information.......................      2
Incorporation of Certain Documents by
  Reference.................................      3
Philadelphia Consolidated...................      4
The Trust...................................      5
Use of Proceeds.............................      6
Consolidated Ratio of Earnings to Fixed
  Charges...................................      6
Description of the Debt Securities..........      7
General Description of Capital Stock........     16
Description of Warrants.....................     20
Description of Preferred Securities of the
  Trust.....................................     21
Description of Trust Guarantee..............     22
Description of Stock Purchase Contracts and
  Stock Purchase Units......................     25
Plan of Distribution........................     25
Legal Opinions..............................     27
Experts.....................................     27

          ============================================================
          ============================================================
                          9,000,000 FELINE PRIDES(SM)

                                  % TRUST ORIGINATED
                            PREFERRED SECURITIES(SM)
                                 ("TOPrS"(SM))
                           PHILADELPHIA CONSOLIDATED
                                 HOLDING CORP.

                                  [BELL LOGO]

                                      LOGO
                                      PCHC
                                  FINANCING I
                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------

                              MERRILL LYNCH & CO.
                                APRIL    , 1998
                 (SM)Service Mark of Merrill Lynch & Co., Inc.

          ============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission
Registration Fee............................................  $ 61,065
*Nasdaq National Market Listing Fee.........................    70,000
*Trustees' and Agents' Expenses.............................    92,000
Rating Agency Fee...........................................    38,000
*Accounting Fees and Expenses...............................    30,000
*Legal Fees and Expenses....................................   125,000
*Printing and Mailing Costs.................................   175,000
*Miscellaneous..............................................     8,935
                                                              --------
Total Expenses..............................................  $600,000
                                                              ========


---------------
* Estimated for purposes of completing the information required pursuant to this
  Item 14.

     Philadelphia Consolidated will pay all fees and expenses associated with filing the Registration Statement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subchapter D (Sections 1741 through 1750) of Chapter 17 the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively "Representatives"), and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his or her being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct. Section 1744 further provides that such determination will be made by the board of directors by a majority vote of a quorum consisting of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel; or by the shareholders.

     Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that such Representative is not entitled to be indemnified by the corporation.

     Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such Representative's official capacity and as to action in another capacity while holding that office.

     Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability incurred by such Representative in his or her capacity as a Representative, whether or not the corporation would have the power to indemnify such Representative against that liability under Subchapter D of Chapter 17 of the BCL.

     Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the BCL to all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, and to service as a representative of a corporation or an employee benefit plan.

     Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representative of such person.

     Section 9 of Article IV of Philadelphia Consolidated's By-Laws provides indemnification to directors for all actions taken by them and for all failures to take action to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of Philadelphia Consolidated), whether civil, criminal, administrative, investigative or through arbitration. Section 9 of Article IV of Philadelphia Consolidated's By-Laws also permits Philadelphia Consolidated, by action of its board of directors, to indemnify officers, employees and other persons to the same extent as directors. The provisions of Section 9 of Article IV of the By-Laws relating to the limitation of directors' liability, to indemnification and to the advancement of expenses constitute a contract between Philadelphia Consolidated and each of its directors which may be modified as to any director only with that director's consent or as otherwise specifically provided in
Section 9. Any repeal or amendment of Section 9 of Article IV of the By-Laws which is adverse to any director will apply to such director only on a prospective basis, and will not reduce any limitation on the personal liability of a director of Philadelphia Consolidated, or limit the rights of an indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. No repeal or amendment of the By-Laws will affect any or all of Section 9 of
Article IV so as either to reduce the limitation of directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by the unanimous vote of the directors of Philadelphia Consolidated then serving or the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of directors.

     Section 9 of Article IV further permits Philadelphia Consolidated to maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any such expenses, liability or loss, whether or not Philadelphia Consolidated would have the power to indemnify such person against such expense, liability or loss under Pennsylvania or other law. Philadelphia Consolidated has purchased directors' and officers' liability insurance.

     Article   of the Declaration of Trust limits the liability to the Trust and certain other persons and provides for the indemnification by the Trust or Philadelphia Consolidated of Trustees, the Officers, other employees and certain other persons.

ITEM 17.  UNDERTAKINGS.

     (a) The Undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each such Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


  EXHIBIT
    NO.                             DESCRIPTION
  -------                           -----------
   1.1      Form of Underwriting Agreement (Standard Provisions).***
   3.1      Articles of Incorporation of Philadelphia Consolidated, as
            amended (incorporated by reference to Exhibit 3.1 filed with
            Philadelphia Consolidated's Form S-1 Registration Statement
            under the Securities Act of 1933 (Registration No.
            33-65958)).
   3.2      By-Laws of Philadelphia Consolidated, as amended
            (incorporated by reference to Exhibit 3.2 filed with
            Philadelphia Consolidated's Form S-1 Registration Statement
            under the Securities Act of 1933 (Registration No.
            33-65958)).
   4.1      Form of Senior Indenture to be entered into by Philadelphia
            Consolidated and The First National Bank of Chicago, as
            Trustee.****
   4.2      Form of Supplemental Indenture to be entered into by
            Philadelphia Consolidated and The First National Bank of
            Chicago, as Trustee.****
   4.3      Certificate of Trust of PCHC Financing I.****
   4.4      Declaration of Trust of PCHC Financing I.****
   4.5      Form of Amended and Restated Declaration of Trust of PCHC
            Financing I.****
   4.6      Form of Guarantee Agreement by Philadelphia Consolidated
            Holding Corp. with respect to PCHC Financing I.****
   4.7      Form of Warrant Agreement.*
   4.8      Form of Trust Preferred Security (included in Exhibit
            4.5).****
   4.9      Form of Warrant.*
   4.10     Form of Debenture (included in Exhibit 4.2).****
   4.11     Form of Purchase Contract Agreement between Philadelphia
            Consolidated and The First National Bank of Chicago, as
            Purchase Contract Agent (including as Exhibit A the form of the Security Certificate).****
   4.12     Form of Pledge Agreement among Philadelphia Consolidated,
            The Chase Manhattan Bank, as Collateral Agent, and The First
            National Bank of Chicago, as Purchase Contract Agent.****
   4.13     Form of Remarketing Agreement.****
   5.1      Opinion of Wolf, Block Schorr and Solis-Cohen LLP regarding the legality of the Securities being registered by
            Philadelphia Consolidated and the Trust hereby.***
   8.1      Tax Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.***
  12.1      Statement re: Computation of Consolidated Ratio of Earnings
            to Fixed Charges.****
  23.1      Consent of Coopers & Lybrand L.L.P. related to the financial statements of Philadelphia Consolidated Holding Corp.****
  23.2      Consent of Wolf, Block Schorr and Solis-Cohen LLP (included in Exhibit 5.1).***
  24.1      Powers of attorney (included on signature pages of this
            Registration Statement).
  25.1      Form T-1 Statement of Eligibility under the Trust Indenture
            Act of 1939 of The First National Bank of Chicago, as
            Trustee for the Senior Debt Securities.****
  25.2      Form T-1 Statement of Eligibility under the Trust Indenture
            Act of 1939 of The First National Bank of Chicago, as
            Trustee under the Declaration of Trust and Preferred
            Securities Guarantee of Philadelphia Consolidated Holding
            Corp.****


---------------
   * To be filed by amendment.

  ** To be filed under subsequent Form 8-K.

 *** Filed electronically herewith.

**** Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Philadelphia Consolidated Holding Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to its Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Bala Cynwyd, Pennsylvania on April 24, 1998.


                                     PHILADELPHIA CONSOLIDATED HOLDING CORP.


                                     By: /s/ CRAIG P. KELLER

                                        ----------------------------------------

                                        Craig P. Keller


                                        Vice President, Secretary


                                        and Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities indicated on April 24, 1998.



                      SIGNATURE                                         TITLE
                      ---------                                         -----

JAMES J. MAGUIRE*                                        Chairman of the Board of Directors,
-----------------------------------------------------      President, Chief Executive Officer
James J. Maguire                                           and Director (Principal Executive
                                                           Officer)

/s/ CRAIG P. KELLER                                      Vice President, Secretary and Chief
-----------------------------------------------------      Financial Officer (Principal
Craig P. Keller                                            Financial and Accounting Officer)

SEAN P. SWEENEY*                                         Senior Vice President and Director
-----------------------------------------------------
Sean P. Sweeney

JAMES J. MAGUIRE, JR.*                                   Vice President and Director
-----------------------------------------------------
James J. Maguire, Jr.

WILLIAM J. HENRICH, JR.*                                 Director
-----------------------------------------------------
William J. Henrich, Jr.

ROGER R. LARSON*                                         Director
-----------------------------------------------------
Roger R. Larson

PAUL R. HERTEL, JR.*                                     Director
-----------------------------------------------------
Paul R. Hertel, Jr.

THOMAS J. MCHUGH*                                        Director
-----------------------------------------------------
Thomas J. McHugh

MICHAEL J. MORRIS*                                       Director
-----------------------------------------------------
Michael J. Morris

J. EUSTACE WOLFINGTON*                                   Director
-----------------------------------------------------
J. Eustace Wolfington

*By: /s/ CRAIG P. KELLER
     ------------------------------------------------
     Craig P. Keller
     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, PCHC Financing I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware on April 24, 1998.


                                          PCHC FINANCING I

                                          By: /s/ CRAIG P. KELLER
                                            ------------------------------------
                                            Craig P. Keller, Trustee


     Pursuant to the requirements of the Securities Act, this amended Registration Statement has been signed by the following persons in the capacities indicated on April 24, 1998.


                      SIGNATURE                                         TITLE
                      ---------                                         -----

/s/ CRAIG P. KELLER                                                    Trustee
-----------------------------------------------------
Craig P. Keller

JAMES J. MAGUIRE, JR.*                                                 Trustee
-----------------------------------------------------
James J. Maguire, Jr.

JACK T. CARBALLO*                                                      Trustee
-----------------------------------------------------
Jack T. Carballo

     *By: /s/ CRAIG P. KELLER

        ---------------------------------------------------------
        Craig P. Keller
        Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                            METHOD OF
EXHIBIT NO.                          DESCRIPTION                              FILING
-----------                          -----------                           ------------
      1.1    Form of Underwriting Agreement (Standard Provisions).             ***
      3.1    Articles of Incorporation of Philadelphia Consolidated, as
             amended (incorporated by reference to Exhibit 3.1 filed with
             Philadelphia Consolidated's Form S-1 Registration Statement
             under the Securities Act of 1933 (Registration No.
             33-65958)).
      3.2    By-Laws of Philadelphia Consolidated, as amended
             (incorporated by reference to Exhibit 3.2 filed with
             Philadelphia Consolidated's Form S-1 Registration Statement
             under the Securities Act of 1933 (Registration No.
             33-65958)).
      4.1    Form of Senior Indenture to be entered into by Philadelphia       ****
             Consolidated and The First National Bank of Chicago, as
             Trustee.
      4.2    Form of Supplemental Indenture to be entered into by              ****
             Philadelphia Consolidated and The First National Bank of
             Chicago, as Trustee.
      4.3    Certificate of Trust of PCHC Financing I.                         ****
      4.4    Declaration of Trust of PCHC Financing I.                         ****
      4.5    Form of Amended and Restated Declaration of Trust of PCHC         ****
             Financing I.
      4.6    Form of Guarantee Agreement by Philadelphia Consolidated          ****
             Holding Corp. with respect to PCHC Financing I.
      4.7    Form of Warrant Agreement.                                         *
      4.8    Form of Trust Preferred Security (included in Exhibit 4.5).       ****
      4.9    Form of Warrant.                                                   *
      4.10   Form of Debenture (included in Exhibit 4.2).                      ****
      4.11   Form of Purchase Contract Agreement between Philadelphia          ****
             Consolidated and The First National Bank of Chicago, as
             Purchase Contract Agent (including as Exhibit A the form of the Security Certificate).
      4.12   Form of Pledge Agreement among Philadelphia Consolidated,         ****
             The Chase Manhattan Bank, as Collateral Agent, and The First
             National Bank of Chicago, as Purchase Contract Agent.
      4.13   Form of Remarketing Agreement.                                    ****
      5.1    Opinion of Wolf, Block Schorr and Solis-Cohen LLP regarding       ***
             the legality of the Securities being registered by
             Philadelphia Consolidated and the Trust hereby.
      8.1    Tax Opinion of Wolf, Block Schorr and Solis-Cohen LLP.            ***
     12.1    Statement re: Computation of Consolidated Ratio of Earnings       ****
             to Fixed Charges.
     23.1    Consent of Coopers & Lybrand L.L.P. related to the financial      ****
             statements of Philadelphia Consolidated Holding Corp.
     23.2    Consent of Wolf, Block Schorr and Solis-Cohen LLP (included       ***
             in Exhibit 5.1).
     24.1    Powers of attorney (included on signature pages of this
             Registration Statement).
     25.1    Form T-1 Statement of Eligibility under the Trust Indenture       ****
             Act of 1939 of The First National Bank of Chicago, as
             Trustee for the Senior Debt Securities.
     25.2    Form T-1 Statement of Eligibility under the Trust Indenture       ****
             Act of 1939 of The First National Bank of Chicago, as
             Trustee under the Declaration of Trust and Preferred
             Securities Guarantee of Philadelphia Consolidated Holding
             Corp.


---------------
   * To be filed by amendment.

  ** To be filed under subsequent Form 8-K.

 *** Filed electronically herewith.

**** Previously filed.